                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-85954

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 13, 2002)

[GRAPHIC OMITTED]

                           $648,438,000 (APPROXIMATE)

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR
                              JPMORGAN CHASE BANK
                                   CIBC INC.
                       LASALLE BANK NATIONAL ASSOCIATION
                             MORTGAGE LOAN SELLERS

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-C3

                                ---------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2002-C3 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 87 mortgage loans secured by first liens on 111 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2002-C3 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                ---------------

                                INITIAL       PASS-           ASSUMED
              INITIAL CLASS      PASS-       THROUGH           FINAL                              RATED FINAL
               CERTIFICATE      THROUGH        RATE         DISTRIBUTION          RATINGS        DISTRIBUTION
               BALANCE (1)       RATE      DESCRIPTION        DATE (2)       (MOODY'S/S&P) (3)       DATE
             --------------- ------------ ------------- ------------------- ------------------- --------------
Class A-1 ..  $182,200,000       4.2000%      Fixed        May 12, 2012           Aaa/AAA       July 12, 2035
Class A-2 ..  $395,432,000       4.9940%      Fixed     December 12, 2012         Aaa/AAA       July 12, 2035
Class B ....  $ 27,950,000       5.1460%      Fixed     December 12, 2012          Aa2/AA       July 12, 2035
Class C ....  $  9,316,000       5.2150%      Fixed     December 12, 2012         Aa3/AA--      July 12, 2035
Class D ....  $ 24,224,000       5.3140%      Fixed     December 12, 2012           A2/A        July 12, 2035
Class E ....  $  9,316,000       5.3830%      Fixed     December 12, 2012          A3/A--       July 12, 2035

---------
(Footnotes to table on page S-6)

-------------------------------
                                    THE SECURITIES AND EXCHANGE COMMISSION AND
STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.


                                 THE UNDERWRITERS, J.P. MORGAN SECURITIES
INC., ABN AMRO INCORPORATED, CIBC WORLD MARKETS CORP., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND WACHOVIA SECURITIES, INC. WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER AND AS CO-LEAD MANAGER WITH ABN AMRO INCORPORATED AND CIBC WORLD MARKETS CORP. FOR THIS OFFERING.

YOU SHOULD CAREFULLY CONSIDER THE RISK
FACTORS BEGINNING ON PAGE S-24 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE
PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed CORP.
by any governmental agency or
instrumentality or any other person or
entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.


     The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, societe anonyme and The Euroclear System in Europe against payment in New York, New York on or about December 23, 2002. We expect to receive from this offering approximately 100.5% of the initial certificate balance of the offered certificates, plus accrued interest from December 1, 2002, before deducting expenses payable by us.

JPMORGAN      ABN AMRO INCORPORATED                         CIBC WORLD MARKETS

     MERRILL LYNCH & CO.                           WACHOVIA SECURITIES

December 18, 2002

                            [J.P. MORGAN CHASE LOGO]

             J.P. MORGAN CHASE COMMERICAL MORTGAGE SECURITIES CORP. Commercial Mortgage Pass-Through Certificates, Series 2002-C3


[GRAPHIC OMITTED: Map of the United States indicating the information below with respect to the following states:]


WASHINGTON
1 property
$13,805,149
1.9% of total

NEVADA
1 property
$8,150,000
1.1% of total

CALIFORNIA
8 properties
$40,036,650
5.4% of total

COLORADO
2 properties
$11,955,245
1.6% of total

KANSAS
1 property
$821,969
0.1% of total

OKLAHOMA
1 property
$3,339,249
0.4% of total

TEXAS
15 properties
$41,226,180
5.5% of total

ARKANSAS
3 properties
$33,578,490
4.5% of total

LOUISIANA
2 properties
$6,733,841
0.9% of total

MISSISSIPPI
2 properties
$13,520,000
1.8% of total

TENNESSEE
1 property
$5,250,000
0.7% of total

MISSOURI
2 properties
$29,057,573
3.9% of total

IOWA
1 property
$2,275,093
0.3% of total

WISCONSIN
1 property
$12,988,753
1.7% of total

ILLINOIS
5 properties
$35,587,403
4.8% of total

INDIANA
1 property
$13,200,000
1.8% of total

MICHIGAN
2 properties
$17,570,809
2.4% of total


KENTUCKY
2 properties
$6,106,532
0.8% of total

OHIO
8 properties
$59,014,407
7.9% of total

PENNSYLVANIA
1 property
$2,294,103
0.3 % of total

NEW YORK
15 properties
$100,098,352
13.4% of total

NEW HAMPSHIRE
1 property
$20,405,000
2.7% of total

MASSACHUSETTS
1 property
$3,800,000
0.5% of total

CONNECTICUT
1 property
$1,747,570
0.2% of total

NEW JERSEY
7 properties
$64,748,318
8.7% of total

MARYLAND
3 properties
$28,346,118
3.8% of total

VIRGINIA
2 properties
$48,809,208
6.5% of total

NORTH CAROLINA
1 property
$2,978,903
0.4% of total

SOUTH CAROLINA
1 property
$30,097,301
4.0% of total

GEORGIA
10 properties
$28,425,645
4.7% of total

FLORIDA
9 properties
$59,363,489
8.0% of total



[ ] < 1.0% of Cut-off Date Balance

[ ] 1.0% - 5.0% of Cut-off Date Balance

[ ] 5.1% - 10.0% of Cut-off Date Balance

[ ] > 10.0% of Cut-off Date Balance

[PHOTOGRAPHS OMITTED -- of the following Mortgaged Properties]



Long Island Industrial Portfolio III                            Long Island, NY

Anderson Mall                                                      Anderson, SC

First National Plaza Portfolio                                       Dayton, OH

[PHOTOGRAPHS OMITTED -- of the following Mortgaged Properties]

Crossways Shopping Center                                        Chesapeake, VA

Old Towne Plaza                                                     Ballwin, MO

Village Shoppes of Salem                                              Salem, NH

276 Fifth Avenue                                                   New York, NY

Pender Business Park                                                Fairfax, VA

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.


     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.


     This prospectus supplement begins with several introductory sections describing the Series 2002-C3 certificates and the trust in abbreviated form:


     Summary of Certificates, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the Series 2002-C3 certificates;


     Summary of Terms, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2002-C3 certificates and a description of the underlying mortgage loans; and


     Risk Factors, commencing on page S-24 of this prospectus supplement, which describe risks that apply to the Series 2002-C3 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.


     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.


     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-149 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 109 of the prospectus.


     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS




                                                     PAGE
                                                     ----
SUMMARY OF CERTIFICATES ..........................   S-6
SUMMARY OF TERMS .................................   S-7
RISK FACTORS .....................................   S-24
   Geographic Concentration Entails Risks.........   S-24
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks ..............   S-24
   Risks Relating to Loan Concentrations .........   S-25
   Risks Relating to Enforceability of
      Cross-Collateralization ....................   S-26
   Ability to Incur Other Borrowings
      Entails Risk ...............................   S-26
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date .............................   S-28
   Commercial and Multifamily Lending Is
      Dependent Upon Net Operating
      Income .....................................   S-28
   Tenant Concentration Entails Risk .............   S-29
   Certain Additional Risks Relating to
      Tenants ....................................   S-30
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ...........   S-31
   Tenant Bankruptcy Entails Risks ...............   S-31
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed ..............   S-31
   Retail Properties Have Special Risks ..........   S-31
   Office Properties Have Special Risks ..........   S-32
   Multifamily Properties Have Special
      Risks ......................................   S-32
   Industrial Properties Have Special Risks ......   S-33
   Manufactured Housing Communities
      Have Special Risks .........................   S-34
   Hotel Properties Have Special Risks ...........   S-34
   Lack of Skillful Property Management
      Entails Risks ..............................   S-35
   Some Mortgaged Properties May Not
      Be Readily Convertible to Alternative
      Uses .......................................   S-36
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss ..........   S-36
   Limitations of Appraisals .....................   S-37
   Your Lack of Control Over the Trust
      Fund Can Create Risks ......................   S-37
   Potential Conflicts of Interest ...............   S-37
   Directing Certificateholder May Direct
      Special Servicer Actions ...................   S-38
   Bankruptcy Proceedings Entail Certain
      Risks ......................................   S-38



                                                     PAGE
                                                     ----
   Risks Relating to Prepayments and
      Repurchases ................................   S-39
   Mortgage Loan Sellers May Not Be Able
      to Make a Required Repurchase or
      Substitution of a Defective Mortgage
      Loan .......................................   S-40
   Risks Relating to Enforceability of Yield
      Maintenance Charges or Defeasance
      Provisions .................................   S-41
   Risks Relating to Borrower Default ............   S-41
   Risks Relating to Interest on Advances
      and Special Servicing Compensation .........   S-42
   Risks of Limited Liquidity and Market
      Value ......................................   S-42
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ...........   S-42
   Subordination of Subordinate Offered
      Certificates ...............................   S-42
   Environmental Risks Relating to the
      Mortgaged Properties .......................   S-43
   Tax Considerations Relating to
      Foreclosure ................................   S-44
   Risks Associated with One Action Rules ........   S-44
   Property Insurance May Not Be
      Sufficient .................................   S-44
   Zoning Compliance and Use Restrictions
      May Adversely Affect Property Value ........   S-45
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ................................   S-45
   No Reunderwriting of the Mortgage
      Loans ......................................   S-46
   Litigation Could Adversely Affect the
      Mortgage Loans .............................   S-46
   Risks Related to Book-Entry
      Registration ...............................   S-46
   Risks of Inspections Relating to
      Mortgaged Properties .......................   S-46
   Other Risks ...................................   S-46
DESCRIPTION OF THE MORTGAGE POOL .................   S-47
   General .......................................   S-47
   Top Ten Mortgage Loans ........................   S-49
      ARC Portfolio B Loan .......................   S-49
      Long Island Industrial Portfolio III .......   S-50
      First National Plaza .......................   S-53
      Anderson Mall ..............................   S-54
      Crossways Shopping Center ..................   S-56
      Old Towne Plaza ............................   S-57
      276 Fifth Avenue ...........................   S-59

                                                PAGE
                                                ----
      Pender Business Park .................... S-61
      Village Shoppes of Salem ................ S-62
      The 78 Corporate Center Loan ............ S-63
   ARD Loans .................................. S-65
   Certain Terms and Conditions of the
      Mortgage Loans .......................... S-65
   AB Mortgage Loans .......................... S-70
   Additional Mortgage Loan Information........ S-72
   The Mortgage Loan Sellers .................. S-80
   JPMorgan Chase ............................. S-80
   CIBC ....................................... S-81
   LaSalle .................................... S-81
   Underwriting Guidelines and Processes....... S-81
   Representations and Warranties;
      Repurchases and Substitutions ........... S-83
   Repurchase or Substitution of
      Cross-Collateralized Mortgage Loans...... S-86
   Lock Box Accounts .......................... S-87
DESCRIPTION OF THE CERTIFICATES ............... S-89
   General .................................... S-89
   Paying Agent, Certificate Registrar and
      Authenticating Agent .................... S-91
   Book-Entry Registration and Definitive
      Certificates ............................ S-91
   Distributions .............................. S-93
   Allocation of Yield Maintenance
      Charges ................................. S-104
   Assumed Final Distribution Date; Rated
      Final Distribution Date ................. S-105
   Subordination; Allocation of Collateral
      Support Deficit ......................... S-105
   Advances ................................... S-108
   Appraisal Reductions ....................... S-109
   Reports to Certificateholders; Certain
      Available Information ................... S-111
   Voting Rights .............................. S-115
   Termination; Retirement of Certificates..... S-115




                                                PAGE
                                                -----
   The Trustee ................................ S-116
SERVICING OF THE MORTGAGE LOANS ............... S-117
   General .................................... S-117
   Directing Certificateholder ................ S-119
   Limitation on Liability of Directing
      Certificateholder ....................... S-121
   The Master Servicer ........................ S-121
   The Special Servicer ....................... S-121
   Replacement of the Special Servicer ........ S-122
   Servicing and Other Compensation and
      Payment of Expenses ..................... S-122
   Maintenance of Insurance ................... S-124
   Modifications, Waiver and
      Amendments .............................. S-126
   Realization Upon Defaulted Mortgage
      Loans ................................... S-127
   Inspections; Collection of Operating
      Information ............................. S-130
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the
      Depositor ............................... S-130
   Events of Default .......................... S-131
   Rights Upon Event of Default ............... S-133
   Amendment .................................. S-133
YIELD AND MATURITY CONSIDERATIONS ............. S-135
   Yield Considerations ....................... S-135
   Weighted Average Life ...................... S-137
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ............................... S-142
METHOD OF DISTRIBUTION ........................ S-144
LEGAL MATTERS ................................. S-145
RATINGS ....................................... S-145
LEGAL INVESTMENT .............................. S-145
ERISA CONSIDERATIONS .......................... S-146
INDEX OF PRINCIPAL DEFINITIONS ................ S-149


ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES


ANNEX B--STRUCTURAL AND COLLATERAL TERM SHEET


ANNEX C--FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES



                   INITIAL CLASS
                    CERTIFICATE                        PASS-
                     BALANCE OR       APPROXIMATE     THROUGH
                      NOTIONAL           CREDIT         RATE
     CLASS           AMOUNT(1)         SUPPORT(4)   DESCRIPTION
-------------- --------------------- ------------- -------------
Offered
Certificates
       A-1     $182,200,000          22.500%           Fixed
       A-2     $395,432,000          22.500%           Fixed
        B      $ 27,950,000          18.750%           Fixed
        C      $  9,316,000          17.500%           Fixed
        D      $ 24,224,000          14.250%           Fixed
        E      $  9,316,000          13.000%           Fixed
Non-Offered
Certificates
       X-1     $745,331,351(6)           N/A        Variable(6)
       X-2     $704,376,000(6)           N/A        Variable(6)
        F      $ 22,360,000          10.000%        Variable(7)
        G      $ 11,180,000           8.500%        Variable(7)
        H      $ 14,907,000           6.500%          Fixed(8)
        J      $ 13,043,000           4.750%          Fixed(8)
        K      $  2,795,000           4.375%          Fixed(8)
        L      $  3,727,000           3.875%          Fixed(8)
        M      $  7,453,000           2.875%          Fixed(8)
        N      $  4,658,000           2.250%          Fixed(8)
       NR      $ 16,770,351              N/A          Fixed(8)



                     ASSUMED          INITIAL PASS-     WEIGHTED    EXPECTED    PRINCIPAL OR
                      FINAL              THROUGH        AVERAGE      RATINGS      NOTIONAL
                   DISTRIBUTION           RATE            LIFE      (MOODY'S/    PRINCIPAL
     CLASS           DATE(2)            (APPROX.)      (YRS.)(5)     S&P)(3)     WINDOW(5)
-------------- ------------------- ------------------ ----------- ------------ -------------
Offered
Certificates
       A-1        May 12, 2012        4.2000%             5.70       Aaa/AAA    01/03-05/12
       A-2     December 12, 2012      4.9940%             9.80       Aaa/AAA    05/12-12/12
        B      December 12, 2012      5.1460%             9.97       Aa2/AA     12/12-12/12
        C      December 12, 2012      5.2150%             9.97       Aa3/AA-    12/12-12/12
        D      December 12, 2012      5.3140%             9.97        A2/A      12/12-12/12
        E      December 12, 2012      5.3830%             9.97        A3/A-     12/12-12/12
Non-Offered
Certificates
       X-1            N/A             0.1223%(6)          N/A        Aaa/AAA        N/A
       X-2            N/A             1.3645%(6)          N/A        Aaa/AAA        N/A
        F             N/A             5.7706%             N/A       Baa2/BBB        N/A
        G             N/A             6.1636%             N/A       Baa3/BBB-       N/A
        H             N/A             5.0560%             N/A        Ba1/BB+        N/A
        J             N/A             5.0560%             N/A        Ba2/BB         N/A
        K             N/A             5.0560%             N/A        Ba3/BB-        N/A
        L             N/A             5.0560%             N/A         B1/B+         N/A
        M             N/A             5.0560%             N/A         B2/B          N/A
        N             N/A             5.0560%             N/A         B3/B-         N/A
       NR             N/A             5.0560%             N/A         NR/NR         N/A

---------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is July 12, 2035. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(3) Ratings shown are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(4) The credit support percentages set forth for the Class A-1 and Class A-2 certificates are represented in the aggregate.

(5) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.

(6) The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates--Distributions" in this prospectus supplement.

(7) The pass-through rate applicable to the Class F and Class G certificates on each distribution date will in each case be equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus 0.5110%, and 0.1180%, respectively, per annum.

(8) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for the Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average net mortgage interest rate.

     The Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9280. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, a New York banking
                                 corporation, CIBC Inc., a Delaware corporation, and LaSalle Bank National Association, a national banking association. JPMorgan Chase
                                 Bank is an affiliate of the depositor and J.P.
                                 Morgan Securities Inc., one of the
                                 underwriters. CIBC Inc. is an affiliate of CIBC
                                 World Markets Corp., one of the underwriters.
                                 LaSalle Bank National Association is also acting as the paying agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters. See "Description of the Mortgage
                                 Pool--The Mortgage Loan Sellers" in this prospectus supplement.


                         SELLERS OF THE MORTGAGE LOANS


                                              AGGREGATE
                                  NUMBER      PRINCIPAL       % OF
                                    OF        BALANCE OF     INITIAL
                                 MORTGAGE      MORTGAGE       POOL
             SELLER                LOANS        LOANS        BALANCE
------------------------------- ---------- --------------- ----------
  JPMorgan Chase Bank ......... 33         $301,781,700        40.5%
  CIBC Inc. ................... 26          255,720,442        34.3
  LaSalle Bank National
  Association ................. 28          187,829,209        25.2
                                --         ------------       -----
  Total ....................... 87         $745,331,351       100.0%
                                ==         ============       =====


Master Servicer...............   GMAC Commercial Mortgage Corporation, a
                                 California corporation. The master servicer's
                                 principal address is 200 Witmer Road, Horsham,
                                 Pennsylvania 19044. See "Servicing of the
                                 Mortgage Loans--The Master Servicer" in this
                                 prospectus supplement.
Special Servicer..............   Clarion Partners, LLC, a New York limited
                                 liability company. The special servicer's principal address is 335 Madison Avenue, 7th
                                 Floor, New York, New York 10017. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See "Servicing of the Mortgage Loans--The Special Servicer" in this prospectus supplement.

Trustee.......................   Wells Fargo Bank Minnesota, N.A., a national
                                 banking association, with its principal offices located in Minneapolis, Minnesota. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia,
                                 Maryland 21045-1951. See "Description of the
                                 Certificates--The Trustee" in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Paying Agent..................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices located in Chicago, Illinois. LaSalle Bank
                                 National Association will also act as the certificate registrar and authenticating agent.
                                 The paying agent's address is 135 S. LaSalle
                                 Street, Suite 1625, Chicago, Illinois 60603,
                                 Attention: Asset-Backed Securities Trust
                                 Services Group, JPMorgan 2002-C3, and its telephone number is (312) 904-9387. LaSalle
                                 Bank National Association is also a mortgage loan seller and an affiliate of one of the underwriters. See "Description of the
                                 Certificates--Paying Agent, Certificate
                                 Registrar and Authenticating Agent" in this prospectus supplement.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of such mortgage loan in December 2002 or, with respect to those mortgage loans that were originated in November
                                 2002 and have their first due date in January
                                 2003, December 1, 2002 or, with respect to those mortgage loans that were originated in December 2002 and have their first due date in February 2003, the date of origination of those mortgage loans.

Closing Date..................   On or about December 23, 2002.

Distribution Date.............   The 12th day of each month or, if the 12th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in January
                                 2003.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for that mortgage loan in the month preceding the month in which the related distribution date occurs and ending on and including the due date for that mortgage loan in the month in which that distribution date occurs.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.


                              OFFERED SECURITIES

General.......................   We are offering the following six classes of
                                 commercial mortgage pass-through certificates as part of Series 2002-C3:

                                               o Class A-1

                                               o Class A-2

                                               o Class B

                                               o Class C

                                               o Class D

                                               o Class E

                                 Series 2002-C3 will consist of a total of 19 classes, the following 13 of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class F, Class G, Class H, Class J, Class K,
                                 Class L, Class M, Class N, Class NR, Class
                                 X-1, Class X-2, Class R and Class LR.

                                 The Series 2002-C3 certificates will
                                 collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 87 mortgage loans secured by first liens on 111 commercial, multifamily and manufactured housing community properties.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                                 10%:


                                 Class A-1 .........  $182,200,000
                                 Class A-2 .........  $395,432,000
                                 Class B ...........  $ 27,950,000
                                 Class C ...........  $  9,316,000
                                 Class D ...........  $ 24,224,000
                                 Class E ...........  $  9,316,000

PASS-THROUGH RATES
A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate which is set forth below for each class:

                                   Class A-1 .......... 4.2000%
                                   Class A-2 .......... 4.9940%
                                   Class B ............ 5.1460%
                                   Class C ............ 5.2150%
                                   Class D ............ 5.3140%
                                   Class E ............ 5.3830%

B. Interest Rate Calculation
  Convention..................   Interest on your certificates will be
                                 calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360" basis.
                                 For purposes of calculating the pass-through rates on the Class X-1 and Class X-2 certificates and certain other classes of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. 100% of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year, or an "actual/360" basis. The interest rate for each mortgage loan will be recalculated so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the
                                 Certificates--Distributions--Pass-Through
                                 Rates" in this prospectus supplement. See
                                 "Description of the Certificates--
                                 Distributions--Pass-Through Rates" and
                                 "Description of the Certificates--
                                 Distributions--Interest Distribution Amount" in this prospectus supplement.


DISTRIBUTIONS

A. Amount and Order of
  Distributions...............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                 First/Class A-1, Class A-2, Class X-1 and
                                 Class X-2 certificates: To interest on Class
                                 A-1, Class A-2, Class X-1 and Class X-2
                                 certificates, pro rata, in accordance with their interest entitlements.

                                 Second/Class A-1 and Class A-2 certificates:
                                 To the extent of funds allocated to principal, to principal on Class A-1 and Class A-2 certificates, in sequential order, until each of those classes has been reduced to zero. If the certificate balance of each and every class of certificates other than Class A-1 and Class A-2 certificates has been reduced to zero, funds available for distributions of principal will be distributed to Class A-1 and Class A-2 certificates, pro rata, rather than sequentially.

                                 Third/Class A-1 and Class A-2 certificates: To reimburse Class A-1 and Class A-2 certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                                 Fourth/Class B certificates: To Class B
                                 certificates as follows: (a) first, to
                                 interest on Class B certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1 and Class A-2 certificates), to principal on Class B certificates until reduced to zero; and (c) third, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                 Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Seventh/Class E certificates: To the Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Eighth/Non-offered certificates (other than the Class X-1 and Class X-2 certificates): In the amounts and order of priority described in "Description of the Certificates-- Distributions--Priority" in this prospectus supplement.


B. Interest and Principal
  Entitlements................   A description of each class's interest
                                 entitlement can be found in "Description of the Certificates-- Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates-- Distributions--Principal Distribution Amount" in this prospectus supplement.


C. Yield Maintenance Charges and
  Prepayment Premiums.........   Yield maintenance charges and prepayment
                                 premiums with respect to the mortgage loans will be allocated to the certificates as described in "Description of the

                                 Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums" in this prospectus supplement.

                                 For an explanation of the calculation of yield maintenance charges and prepayment premiums, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other Series 2002-C3 certificates that are not being offered by this prospectus supplement); provided, that mortgage loan losses will not be allocated to the Class R or Class LR certificates. Additionally, no principal payments or loan losses will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 and Class
                                 X-2 certificates and, therefore, the amount of interest they accrue.



                                      ----------------------------------------
                                             Class A-1, Class A-2,
                                             Class X-1* and Class X-2*
                                      ----------------------------------------

                                              --------------------------
                                                       Classs B
                                              --------------------------

                                              --------------------------
                                                       Classs C
                                              --------------------------

                                              --------------------------
                                                       Classs D
                                              --------------------------

                                              --------------------------
                                                       Classs E
                                              --------------------------

                                              --------------------------
                                                       Non-offered
                                                      certificates**
                                              --------------------------


                                 ------------
                                 *     Not offered by this prospectus
                                       supplement. The Class X-1 and Class X-2
                                       certificates are interest-only
                                       certificates.

                                 **    Other than the Class X-1 and Class X-2
                                       certificates.

                                 No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                 Any allocation of a loss to a class of
                                 certificates will reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this prospectus supplement.
E. Shortfalls in
 Available Funds...............  The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation which the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer or the trustee (to the extent not covered by default charges paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See "Description of the Certificates--Distributions--Priority" in this prospectus supplement.

ADVANCES
A. P&I Advances...............   The master servicer is required to advance a
                                 delinquent periodic mortgage loan payment if it determines that the advance will be recoverable. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate, yield maintenance charges or prepayment premiums. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See "Description of the Certificates-- Advances" in this prospectus supplement. The master servicer also is not required to advance amounts determined to be non-recoverable. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance.
                                 See "Description of the Certificates--
                                 Advances" in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B. Property Protection
 Advances......................  The master servicer may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the related mortgaged property, to maintain the lien on the related mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. Neither the master servicer nor the trustee is required to advance amounts deemed non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement.

C. Interest on Advances.......   The master servicer and the trustee, as
                                 applicable, will be entitled to interest on the above described advances at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement, compounded annually. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan accrued before the related due date has passed and any grace period applicable to such mortgage loan has expired. See "Description of the
                                 Certificates--Advances" and "--Subordination;
                                 Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of
                                 Delinquencies" and "Description of the Pooling
                                 Agreements--Certificate Account" in the
                                 prospectus.


THE MORTGAGE LOANS
The Mortgage Pool.............   The trust's primary assets will be 87 fixed
                                 rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 111 properties.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). All information presented in this prospectus supplement (including loan to value ratios and debt service coverage ratios) with respect to a mortgage loan with a companion loan is calculated without regard to the related companion loan. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan

                                 Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.

                  CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS



Aggregate outstanding principal balance(1) ...........................               $745,331,351
Number of mortgage loans .............................................                         87
Number of mortgaged properties .......................................                        111
Number of crossed loan pools .........................................                          1
Crossed loan pools as a percentage of the aggregate
 outstanding principal balance .......................................                     1.5  %
Range of mortgage loan principal balances ............................    $998,601 to $41,267,247
Average mortgage loan principal balance ..............................                $ 8,567,027
Range of mortgage rates ..............................................         5.1900% to 7.8500%
Weighted average mortgage rate .......................................                    6.3293%
Range of original terms to maturity(2) ...............................    60 months to 240 months
Weighted average original term to maturity(2) ........................                 119 months
Range of remaining terms to maturity(2) ..............................    55 months to 240 months
Weighted average remaining term to maturity(2) .......................                 118 months
Range of original amortization terms(3) ..............................   240 months to 360 months
Weighted average original amortization term(3) .......................                 344 months
Range of remaining amortization terms(3) .............................   234 months to 360 months
Weighted average remaining amortization term(3) ......................                 342 months
Range of loan-to-value ratios(4) .....................................             37.3% to 80.0%
Weighted average loan-to-value ratio(4) ..............................                   72.4   %
Range of loan-to-value ratios as of the maturity date(2)(4) ..........              1.2% to 72.1%
Weighted average loan-to-value ratio as of the maturity
 date(2)(4) ..........................................................                   59.9   %
Range of debt service coverage ratios(5) .............................             1.21x to 3.10x
Weighted average debt service coverage ratio(5) ......................                    1.45  x
Percentage of aggregate outstanding principal balance
 consisting of:
Balloon mortgage loans(6) ............................................                   61.2   %
Anticipated repayment date mortgage loans ............................                   35.5   %
Fully amortizing mortgage loans ......................................                    1.8   %
Partial Interest-only mortgage loans .................................                    1.1   %
Full Term Interest-only mortgage loans ...............................                    0.3   %

------------
(1)   Subject to a permitted variance of plus or minus 10%.

(2) In the case of 22 mortgage loans, to or as of the anticipated repayment date.

(3)   Excludes the full term interest-only mortgage loan.

(4) For purposes of determining the loan-to-value ratios as of the cut-off date and as of the maturity date for 3 mortgage loans (identified as Loan Nos. 13, 19 and 32 on Annex A to this prospectus supplement), representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the principal balance of each of those mortgage loans was reduced by amounts reserved until the achievement of certain capital improvements by the related mortgaged properties.

(5) For purposes of calculating the debt service coverage ratio for the ARC Portfolio B mortgage loan, the annual debt service is calculated based upon the 7.3500% mortgage rate plus a 0.04% servicing fee rate relating to a servicing fee required to be paid by the related borrower.

(6) Excludes the mortgage loans with anticipated repayment dates, and the mortgage loans which have partial or full term interest-only periods.

                                 The mortgage loans accrue interest based on the following conventions:


                            INTEREST ACCRUAL BASIS

                                                                          AGGREGATE
                                                              NUMBER      PRINCIPAL        % OF
                                                                OF        BALANCE OF     INITIAL
                                                             MORTGAGE      MORTGAGE        POOL
                                   INTEREST ACCRUAL BASIS      LOANS        LOANS        BALANCE
                                 -------------------------- ---------- --------------- -----------
                                   Actual/360 .............     87      $745,331,351       100.0%
                                                                --      ------------       -----
                                   Total ..................     87      $745,331,351       100.0%
                                                                ==      ============       =====

                                 See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                              AMORTIZATION TYPES


                                                                             AGGREGATE
                                                                 NUMBER      PRINCIPAL       % OF
                                                                   OF        BALANCE OF     INITIAL
                                                                MORTGAGE      MORTGAGE       POOL
                                      TYPE OF AMORTIZATION        LOANS        LOANS        BALANCE
                                 ----------------------------- ---------- --------------- ----------
                                   Balloon mortgage
                                   loans(1) ..................     59      $456,274,208       61.2%
                                   ARD mortgage loans ........     22       264,638,152       35.5%
                                   Fully amortizing
                                   mortgage loans ............      4        13,418,991        1.8%
                                   Partial Interest-only
                                   loans(2) ..................      1         8,400,000        1.1%
                                   Full-Term Interest-only
                                   loans .....................      1         2,600,000        0.3%
                                                                   --      ------------      -----
                                   Total .....................     87      $745,331,351      100.0%
                                                                   ==      ============      =====

                                 ------------
                                 (1)   Excludes the mortgage loans with
                                       anticipated repayment dates, and the
                                       mortgage loans which have partial or
                                       full term interest-only periods.

                                 (2) This mortgage loan provides for monthly payments of interest only for the first 12 months at the beginning of the term of the mortgage loans.


                                 Twenty-two (22) mortgage loans, representing approximately 35.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time such deferred interest will be paid to certain classes of the non-offered certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge or a prepayment premium) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms of these mortgage loans are significantly longer than the period up to the related mortgage loans' anticipated repayment dates.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:


                       OVERVIEW OF PREPAYMENT PROTECTION

                                                                                AGGREGATE
                                                                    NUMBER      PRINCIPAL       % OF
                                                                      OF        BALANCE OF     INITIAL
                                                                   MORTGAGE      MORTGAGE       POOL
                                       PREPAYMENT PROTECTION         LOANS        LOANS        BALANCE
                                 -------------------------------- ---------- --------------- ----------
                                   Lockout with defeasance            85     $734,487,059        98.5%
                                   Lockout period followed
                                   by prepayment
                                   premium ......................      1        8,400,000         1.1
                                   Lockout period followed
                                   by yield maintenance .........      1        2,444,292         0.3
                                                                      --     ------------       -----
                                   Total ........................     87     $745,331,351       100.0%
                                                                      ==     ============       =====


                                 Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other government securities for the related mortgaged property as collateral for the related mortgage loan.

                                 The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during an "open period" immediately prior to the stated maturity date or anticipated repayment date as follows:


                            PREPAYMENT OPEN PERIODS

                                                                        AGGREGATE
                                                            NUMBER      PRINCIPAL      % OF
                                                              OF       BALANCE OF     INITIAL
                                                           MORTGAGE     MORTGAGE       POOL
                                  OPEN PERIOD (PAYMENTS)     LOANS        LOANS       BALANCE
                                 ------------------------ ---------- -------------- ----------
                                   1 ....................      1      $ 41,267,247       5.5%
                                   2 ....................      3        51,312,504       6.9%
                                   3 ....................     30       159,284,500      21.4%
                                   4 ....................     46       456,314,575      61.2%
                                   6 ....................      1        14,900,000       2.0%
                                   7 ....................      1         4,400,000       0.6%
                                   13 ...................      1         5,885,468       0.8%
                                   25 ...................      4        11,967,057       1.6%
                                                              --      ------------     -----
                                   Total/Weighted
                                   Average ..............     87      $745,331,351     100.0%
                                                              ==      ============     =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information,"
                                 "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage
                                 Loans--Defeasance; Collateral Substitution" and "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.


                   CURRENT USES OF THE MORTGAGED PROPERTIES

                                                                          AGGREGATE
                                                             NUMBER       PRINCIPAL       % OF
                                                               OF         BALANCE OF     INITIAL
                                                            MORTGAGED      MORTGAGE       POOL
                                        CURRENT USE        PROPERTIES       LOANS        BALANCE
                                 ------------------------ ------------ --------------- ----------
                                   Retail ...............       37      $278,721,240       37.4%
                                   Office ...............       18       194,373,792       26.1
                                   Multifamily ..........       20       119,841,129       16.1
                                   Industrial ...........       15        81,470,687       10.9
                                   Manufactured Housing
                                   Community ............       18        51,921,350        7.0
                                   Hotel ................        1        14,900,000        2.0
                                   Self-Storage .........        2         4,103,154        0.6
                                                                --      ------------      -----
                                   Total ................      111      $745,331,351      100.0%
                                                               ===      ============      =====

                                 The mortgaged properties are located in 31 states. The following table lists the states which have concentrations of mortgaged properties above 5%:


                            GEOGRAPHIC DISTRIBUTION

                                                                       AGGREGATE
                                                          NUMBER       PRINCIPAL       % OF
                                                            OF         BALANCE OF     INITIAL
                                                         MORTGAGED      MORTGAGE       POOL
                                         STATE          PROPERTIES       LOANS        BALANCE
                                ---------------------- ------------ --------------- ----------
                                  New York ...........       15      $100,098,352       13.4%
                                  New Jersey .........        7        64,748,318        8.7
                                  Florida ............        9        59,363,489        8.0
                                  Ohio ...............        8        59,014,407        7.9
                                  Virginia ...........        2        48,809,208        6.5
                                  Texas ..............       15        41,226,180        5.5
                                  California .........        8        40,036,650        5.4
                                  Other ..............       47       332,034,747       44.5
                                                             --      ------------      -----
                                  Total ..............      111      $745,331,351      100.0%
                                                            ===      ============      =====



AB Mortgage Loan..............   The mortgage loan indentified on Annex A to
                                 this prospectus supplement as the Long Island
                                 Industrial Portfolio III mortgage loan and sold by JPMorgan Chase Bank to the depositor, representing approximately 5.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date is evidenced by one of two notes secured by a single mortgage and a single assignment of a lease, with the second companion loan evidenced by the other note not being part of the trust fund. Such mortgage loan, an AB loan, and its related companion loan are subject to an intercreditor agreement. The Long Island
                                 Industrial Portfolio III mortgage loan
                                 intercreditor agreement generally allocates collections in respect of such loans prior to a monetary event of default or material non-monetary event of default to the mortgage loan in the trust fund and the companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the related intercreditor agreement generally allocates collections in respect of such loans first to the mortgage loan in the trust fund and second to the related companion loan. The master servicer and special servicer will service and administer the Long Island
                                 Industrial Portfolio III mortgage loan and its related companion loan pursuant to the pooling and servicing agreement and the related intercreditor agreement for so long as it is part of the trust fund. Amounts attributable to the companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of the companion loan. See
                                 "Description of the Mortgage Pool--AB Mortgage
                                 Loans" in this prospectus supplement.

                                 The holder of the Long Island Industrial
                                 Portfolio III companion loan will have the right to purchase the Long Island Industrial Portfolio III mortgage loan under certain limited circumstances as described under "Description of the Mortgage Pool--AB Mortgage Loan" in this prospectus supplement.


                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.


Registration, Clearance and
 Settlement...................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear System will be made in accordance with the usual rules and operating procedures of those systems.

                                 We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                                 See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus supplement and in the prospectus.


Information Available to
 Certificateholders...........   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                                 Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.
                                 See "Description of the Certificates--Reports to Certificateholders; Certain Available

                                 Information" in this prospectus supplement.
Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates will be available to you through the following services:

                                  o  Bloomberg, L.P.
                                  o Trepp, LLC, Standard & Poor's Conquest and Intex.
                                  o  the paying agent's website at
                                     www.etrustee.net.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement.
                                 Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust fund could also be terminated in connection with an exchange of all the then outstanding certificates, including the Class X-1 and Class X-2 certificates (provided, however, that the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the trust, but the holder of such classes of outstanding certificates would have to voluntarily participate in such exchange.

                                 See "Description of the
                                 Certificates--Termination; Retirement of
                                 Certificates" in this prospectus supplement and "Description of the
                                 Certificates--Termination" in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as two separate REMICs--a lower-tier REMIC and an upper-tier REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                 Pertinent federal income tax consequences of an investment in the offered certificates include:

                                 o  Each class of offered certificates will
                                    represent "regular interests" in the
                                    upper-tier REMIC.

                                 o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                 o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                                 o  It is anticipated that the offered
                                    certificates will be issued at a premium.

                                 See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations .........   Subject to important considerations described
                                 under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment..............   The offered certificates will not constitute
                                 mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement
                                 Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership, and sale of the offered certificates.

                                 See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings ......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the following ratings from Moody's Investors
                                 Service, Inc. and Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc.:

                                                           MOODY'S      S&P
                                                          ---------   ------
                                   Class A-1 ..........      Aaa        AAA
                                   Class A-2 ..........      Aaa        AAA
                                   Class B ............      Aa2        AA
                                   Class C ............      Aa3        AA-
                                   Class D ............       A2         A
                                   Class E ............       A3         A-

                                 A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest, yield maintenance charges or prepayment premiums, or the tax treatment of the certificates. See "Yield and Maturity Considerations" and "Risk Factors" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in New York, New Jersey, Florida, Ohio, Virginia, Texas and California represent approximately 13.4%, 8.7%, 8.0%, 7.9%, 6.5%, 5.5% and 5.4% respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. With respect to the mortgaged properties located in California, all of those mortgaged properties are in southern California. For purposes of determining whether a mortgaged property is in southern California, mortgaged properties located in or south of San Luis Obispo County, Kern County and San Bernadino County are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility of an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums particularly for large properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, the recent terrorist attacks have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Description of the Mortgage Pool--Top Ten Mortgage Loans" in this prospectus supplement.

     o The 2 largest mortgage loans represent, in the aggregate, approximately 10.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o The 10 largest mortgage loans represent, in the aggregate, approximately 37.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the mortgage loans, other than the 10 largest mortgage loans, represents no more than 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same type of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:


                 PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%




                                                                        AGGREGATE
                                                                    PRINCIPAL BALANCE
                                            NUMBER OF MORTGAGED        OF MORTGAGE       % OF INITIAL
              PROPERTY TYPE                      PROPERTIES               LOANS          POOL BALANCE
----------------------------------------   ---------------------   ------------------   -------------
Retail .................................            37                $278,721,240           37.4%
Office .................................            18                $194,373,792           26.1%
Multifamily ............................            20                $119,841,129           16.1%
Industrial .............................            15                $ 81,470,687           10.9%
Manufactured Housing Community .........            18                $ 51,921,350            7.0%

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o Seven (7) groups of mortgage loans have borrowers related to each other, but none of these groups of mortgage loans represents more than 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o One (1) group of mortgage loans, comprised of 2 mortgage loans that are cross-collateralized and cross-defaulted, represents, in the aggregate, approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "--Risks Relating to Enforceability of Cross-Collateralization" below.

     o Three (3) mortgage loans, representing approximately 15.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 3 of the mortgage loans, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A to this prospectus supplement, 1 group comprised of 2 mortgage loans, representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is cross-collateralized and cross-defaulted. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

     o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured; and

     o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

     o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.


ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.


     Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the mortgage loan sellers have informed us that they are aware of certain mortgage loans with permitted existing secured debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt.

     See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     Although the companion loans are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loans. As a result, the trust fund is subject to additional risks, including:

     o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other subordinate obligations and that the value of the mortgaged property may fall as a result; and

     o the risk that it may be more difficult for the borrower to refinance the mortgage loans or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the mortgage loan.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at their anticipated repayment dates involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small principal payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in applicable government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     Eighty-three (83) of the mortgage loans, representing approximately 98.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes one (1) mortgage loan, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pays interest-only until maturity. One (1) mortgage loan, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, pays interest only for an initial period of 12 months. Fifty-nine (59) of these mortgage loans, representing approximately 61.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require balloon payments at their stated maturity, and 22 of these mortgage loans, representing approximately 35.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will have substantial balances outstanding at their anticipated repayment dates. Seventy-one (71) of the mortgage loans, representing approximately 82.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, mature in the year 2012.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    an increase in operating expenses;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 15 mortgaged properties securing mortgage loans, representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are leased to a single tenant. For example, 4 of the single-tenant mortgage loans, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties occupied by Walgreens. In addition, 2 of the single-tenant mortgage loans, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties occupied by Eckerds. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants or the project developer has retained an option to purchase, a right of first refusal or right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.

Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 37 of the mortgage loans representing approximately 37.4% of the aggregate principal balance (or, if applicable, the allocated loan amount) of the pool of mortgage loans as of the cut-off date.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionally larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most actual tenants of the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. Twenty-one (21) of the mortgage loans, representing approximately 24.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant" and 1 mortgage loan, representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a retail property that is considered by the applicable mortgage loan seller to be a "regional mall". Four (4) of the mortgage loans, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to have a "shadow anchor." Eleven (11) of the mortgage loans, representing approximately 6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 16 of the mortgage loans representing approximately 26.1% of the aggregate principal balance (or, if applicable, allocated loan amount) of the pool of mortgage loans as of the cut-off date.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o    the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 20 of the mortgage loans representing approximately 16.1% of the aggregate principal balance (or, if applicable, allocated loan amount) of the pool of mortgage loans as of the cut-off date. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:


     o the physical attributes of the apartment building such as its age, appearance and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

     o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 7 of the mortgage loans representing approximately 10.9% of the aggregate principal balance (or, if applicable, allocated loan amount) of the pool of mortgage loans as of the cut-off date. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 4 of the mortgage loans representing approximately 7.0% of the aggregate principal balance (or, if applicable, allocated loan amount) of the pool of mortgage loans as of the cut-off date.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing community properties;

     o    apartment buildings; and

     o    site-built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o    location of the manufactured housing community property;

     o the ability of management to provide adequate maintenance and insurance;


     o    the types of services or amenities it provides;

     o    the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.


HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 1 mortgage loan, representing approximately 2.0% of the aggregate principal balance (or, if applicable, allocated loan amount) of the pool of mortgage loans as of the cut-off date.

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o changes in travel and tourism patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, consumer preferences, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tend to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, the September 11, 2001 terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. In particular, tourism and discretionary travel may be particularly sensitive to such changes and hotels that depend primarily on such customers may be especially affected. See "--Risks to the Mortgaged Properties Relating to Terrorist Attacks" in this prospectus supplement.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     The liquor licenses, if any, for most tenants of the mortgaged properties are held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the servicer on behalf of the trustee, or a purchaser in a foreclosure sale, would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

     The mortgage loan that is secured by a hotel property is affiliated with a franchise through a franchise agreement. The performance of a hotel property affiliated with a franchise depends in part on:

     o    The continued existence and financial strength of the franchisor;

     o    the public perception of the franchise mark; and

     o    the duration of the franchise licensing agreements.

     Any provision in a franchise agreement providing for termination because of a bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, the lender may be unable to remove a franchisor that it desires to replace following a foreclosure.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictions contained in the condominium declaration for the related mortgaged property. Any mortgaged property that has been designated as a historic site may not be permitted to be converted to alternative uses. In addition, any vacant theater space would not be easily converted to other uses due to the unique construction requirements of theaters. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions May Adversely Affect Property Value" below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Communities Have Special Risks" above.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures all or a portion of 3 of the mortgage loans, representing approximately 5.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan (or in certain limited cases, an updated appraisal was obtained after origination). In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising the same property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     In addition, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2002-C3 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer or its affiliate that holds Series 2002-C3 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2002-C3 non-offered certificates.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     LaSalle Bank National Association is one of the mortgage loan sellers and is also acting as paying agent and is an affiliate of one of the underwriters.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the directing certificateholder, take or consent to actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General" and "--The Special Servicer" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.


RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges, prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge unless the loan is approximately 3 months or less from the stated maturity date or anticipated repayment date, as the case may be. However, 2 mortgage loans representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date permit voluntary prepayment without payment of a yield maintenance charge at any time after a date ranging from 5 months to 12 months prior to the stated maturity date and 5 mortgage loans representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date permit voluntary prepayment without a yield maintenance charge at any time after a date ranging from 12 months to 24 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges, prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges and prepayment premiums;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Except with respect to certain of the mortgage loans sold to the depositor by LaSalle Bank National Association, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" below.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, or prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    their rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a lower payment priority are more likely to be exposed to this concentration risk than are classes with a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1 or Class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were either (i) subject to environmental site assessments prior to the time of origination of the mortgage loans (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o which will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     The Long Island Industrial Portfolio III mortgage loan has certain environmental concerns described in "Description of the Mortgage Pool--Top Ten Mortgage Loans--Long Island Industrial Portfolio III" in this prospectus supplement.

     The Anderson Mall mortgage loan has certain environmental concerns described in "Description of the Mortgage Pool--Top Ten Mortgage
Loans--Anderson Mall" in the prospectus supplement.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property.

     Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the related REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit such REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delays and expenses in foreclosing on mortgaged properties located in states affected by "one action" rules. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which in some cases is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 8.0%, 5.5% and 5.4% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in Florida, Texas and California, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     In light of the terrorist attacks in New York City and the Washington, D.C. area on September 11, 2001, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have eliminated coverage for acts of terrorism from their reinsurance policies after December 31, 2001. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such insurance coverage in their policies. In order to assist insurers in the event of terrorist attacks in the future and to help assure the availability of insurance coverage for acts of terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, in order to assist insurers in the event of another terrorist attack. Under this act, the federal government shares the risk of loss from future terrorist attacks with the commercial property and casualty insurance industry. Assistance to insurers is in the form of grants for 90% of terrorism related losses that exceed the applicable insurer deductible, with the assistance capped for each of the three years for which this program is authorized. Under this act, the amount of government assistance is limited and the act expires on December 31, 2005. We cannot assure you that the passage of this act will lower the cost of obtaining terrorism insurance or that subsequent terrorism insurance legislation would be passed after expiration of this act. The mortgage loan documents for some mortgage loans expressly do not require coverage for terrorism related losses. In addition, the terrorism insurance requirement for some of the mortgage loans, such as the mortgage loan secured by the mortgaged properties identified on Annex A to this prospectus supplement as the ARC Portfolio B mortgage loan, which represents approximately 5.5% of the aggregate principal balance of the mortgage loans as of the cut-off date, may have been waived or deemed unavailable pursuant to the specific terms of the related mortgage loan documents.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, limitations on the borrowers' right to operate certain types of facilities within a prescribed radius, and increase the related borrower's maintenance and restoration costs. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with

Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any litigation will not have a material adverse effect on your investment.

RISKS RELATED TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO MORTGAGED PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties (other than mortgaged properties that were newly constructed) prior to the origination of the mortgage loans (or in certain limited cases, after origination) to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by initial pool balance. All numerical and statistical information presented herein (including cut-off date balances, loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loan with a companion loan is calculated without regard to the related companion loan. The trust will consist primarily of 87 mortgage loans secured by 111 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance of approximately $745,331,351 (the "Initial Pool Balance") as of the cut-off date. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date, after application of all payments due on or before that date, whether or not received. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

       (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties; or

       (2) with respect to 3 mortgage loans (as identified on Annex A to this prospectus supplement), representing approximately 5.1% of the Initial Pool Balance, on a leasehold estate in one or more commercial properties.

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about December 23, 2002 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank ("JPMorgan Chase"), CIBC Inc. ("CIBC") and LaSalle Bank National Association ("LaSalle") and (each, a "Mortgage Loan Seller" and, collectively, the "Mortgage Loan Sellers") pursuant to three mortgage loan purchase agreements, each dated as of the cut-off date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For the purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a "Mortgage Asset Seller." In addition, the Depositor will be required to deposit with the Trustee on the Closing Date an amount (the "Interest Deposit Amount") which will be sufficient to cover the interest shortfalls that would otherwise occur on the Certificates on the first Distribution Date as a result of certain mortgage loans not having their first due date until February 2003. This deposit will be distributed on the first Distribution Date.

     The mortgage loans were originated in the period between April 2002 and December 2002.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     Under this program, a property must satisfy certain requirements. The borrower must observe certain leasing practices and the tenants must regularly meet certain income tests for the related Mortgaged Property to qualify for inclusion. The borrower may be adversely affected if it or the related Mortgaged Property fails to qualify for inclusion in the applicable government program, if subsidies thereunder are reduced or if the programs are otherwise terminated.

     The terms of certain mortgage loans, including the Long Island Industrial Portfolio III Loan, permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Additionally, although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing member equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. In addition, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. As of the cut-off date, the Mortgage Loan Sellers have informed us that they are aware of the following additional indebtedness with respect to the mortgage loans:

     o In the case of 1 mortgage loan (identified as Loan No. 77 on Annex A to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance, the related borrower has unsecured indebtedness for borrowed money. The lender under the indebtedness is an affiliate or a constituent owner of the borrower.

     o In the case of 1 mortgage loan (identified as Loan No. 17 on Annex A to this prospectus supplement), representing approximately 1.7% of the Initial Pool Balance, the owner of the related borrower has unsecured indebtedness for borrowed money. The lender under the indebtedness is not an affiliate or a constituent owner of the borrower.

     o In the case of 3 mortgage loans (identified as Loan Nos. 12, 66 and 74 on Annex A to this prospectus supplement), representing approximately 2.7% of the Initial Pool Balance, the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan to value and debt service coverage ratio tests.

     o In the case of 1 mortgage loan (identified as Loan No. 48 on Annex A to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance, the related borrower is permitted to incur unsecured indebtedness other than in the ordinary course of business and without lender consent.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

TOP TEN MORTGAGE LOANS

     The following tables and summaries describe the 10 largest mortgage loans by Cut-off Date Balance.



                                                         % OF INITIAL
                                          CUT-OFF DATE       POOL                   LTV
              PROPERTY NAME                  BALANCE       BALANCE     UW DSCR     RATIO            PROPERTY TYPE
---------------------------------------- -------------- ------------- --------- ---------- -------------------------------
ARC Portfolio B ........................ $ 41,267,247         5.5%       1.32x      73.4%  Manufactured Housing Community
Long Island Industrial Portfolio III       37,641,724         5.1        1.44x      64.7%  Industrial
First National Plaza Portfolio .........   35,000,000         4.7        1.28x      71.6%  CBD Office
Anderson Mall ..........................   30,097,301         4.0        1.67x      74.9%  Regional Mall
Crossways Shopping Center ..............   27,350,305         3.7        1.25x      74.5%  Anchored Retail
Old Towne Plaza ........................   25,300,000         3.4        1.40x      79.8%  Anchored Retail
276 Fifth Avenue .......................   22,000,000         3.0        1.42x      59.9%  CBD Office
Pender Business Park ...................   21,458,903         2.9        1.60x      72.0%  Suburban Office
Village Shoppes of Salem ...............   20,405,000         2.7        1.50x      77.0%  Anchored Retail
78 Corporate Center ....................   19,342,155         2.6        1.48x      79.6%  Suburban Office
                                         ------------       -----
Top 10 Total/Weighted Average .......... $279,862,635        37.5%       1.42x      72.4%
                                         ============       =====
All Loans Total/Weighted Average         $745,331,351       100.0%       1.45x      72.4%

ARC PORTFOLIO B



              LOAN INFORMATION                                 PROPERTY INFORMATION
-------------------------------------------- ---------------------------------------------------------
Cut-off Date Balance        $41,267,247      Property Type          Manufactured Housing Community
% of Initial Pool Balance   5.5%             Location               Various
Origination Date            May 2, 2002      Number of Pads         2,607 Pads
Maturity Date               May 1, 2012      Year Built/Renovated   Various
Mortgage Rate               7.3500%          Appraised Value        $56,230,000
Annual Debt Service         $3,425,664       Occupancy              94.1%
UW DSCR                     1.32x            Occupancy Date         August 31, 2002
Cut-off Date LTV            73.4%            UW NOI                 $4,669,607
Balloon LTV                 65.0%            UW NCF                 $4,539,457

     The Loan. The ARC Portfolio B mortgage loan (the "ARC Portfolio B Loan") was originated by GMAC Commercial Mortgage Corporation ("GMACCM") on May 2, 2002, and subsequently sold and assigned to LaSalle. The ARC Portfolio B Loan is secured by 15 cross-collateralized and cross-defaulted mortgages and deeds of trust encumbering 15 manufactured housing communities in various locations in Colorado, Florida, Iowa, Kansas, Missouri, Oklahoma and Texas (collectively, the "ARC Portfolio B Properties"). The ARC Portfolio B Loan was made to ARC Communities 8, LLC (the "ARC Portfolio B Borrower"), which is a special purpose limited liability company affiliated with ARC IV REIT, Inc. ("ARC") which operates under the trade name "Affordable Residential Communities". According to ARC, ARC owns and manages approximately 207 manufactured housing communities with approximately 39,510 homesites in approximately 22 states. The appraised value of the ARC Portfolio B Properties was determined by an appraisal company affiliated with GMACCM. GMACCM owns a preferred equity interest in an affiliate of ARC that indirectly owns the ARC Portfolio B Borrower.

     The ARC Portfolio B Loan (i) has a remaining term of 113 months, (ii) matures on May 1, 2012 and (iii) may not be prepaid in full or in part prior to its maturity date. The ARC Portfolio B Loan is subject to Defeasance, in whole or in part, after the second anniversary of the Closing Date.

     In the event of a default under the ARC Portfolio B Loan, the holder of the ARC Portfolio B Loan must afford GMACCM an opportunity to cure the default before taking any enforcement action. If the ARC Portfolio B Loan is accelerated, GMACCM has the right to purchase the ARC

Portfolio B Loan for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, exit fees, yield maintenance charges, protective advances and any interest charged on such protective advances and costs and expenses actually incurred by the mortgagee).


     The Properties. The following table presents certain information relating to the ARC Portfolio B Properties:



    PROPERTY NAME            LOCATION         TOTAL PADS      OCCUPANCY(1)      APPRAISED VALUE
--------------------   -------------------   ------------   ----------------   ----------------
Mountainside           Golden, CO                  229             87.3%          $11,100,000
Oak Park Village       Gainesville, FL             347             96.3%            6,390,000
Countryside            Greeley, CO                 173             97.7%            5,190,000
Country Club Manor     Imperial, MO                248             98.4%            5,120,000
Westlake               Oklahoma City, OK           338             83.1%            4,550,000
Mesquite Meadows       Dallas, TX                  216             94.9%            4,410,000
Aledo                  Aledo, TX                   139             99.3%            3,140,000
Sunrise Terrace        Newton, IA                  200             97.5%            3,100,000
College Park           Orlando, FL                 133             97.7%            3,000,000
Mesquite Ridge         Dallas, TX                  146             92.5%            2,970,000
Mesquite Greens        Dallas, TX                  123             96.7%            2,410,000
Shady Creek            Dallas, TX                   96             99.0%            1,750,000
Brittany Place         Topeka, KS                   86             96.5%            1,120,000
El Dorado              Sherman, TX                  79             89.9%            1,100,000
Wheel Estates          Orlando, FL                  54            100.0%              880,000
                                                   ---                            -----------
Total                                            2,607             94.1%(2)       $56,230,000
                                                 =====                            ===========

----------
(1)   Occupancy percentage as of August 31, 2002
(2)   Weighted Average based on number of pads.



     Property Management. The ARC Portfolio B Properties are managed by ARC Management Services, Inc. (the "ARC Portfolio B Manager"), an affiliate of the ARC Portfolio B Borrower.

     Lockbox and Reserves. All rents payable by tenants of the ARC Portfolio B Properties are required to be deposited by the ARC Portfolio B Borrower or the ARC Portfolio B Manager into a lockbox account within 6 business days of receipt. The ARC Portfolio B Loan documents require monthly reserves for taxes and insurance. The ARC Portfolio B Loan documents further require the ARC Portfolio B Borrower to maintain a reserve account for ordinary capital expenditures. In the event that the balance of such account falls below a certain minimum threshold, the ARC Portfolio B Borrower is required to make monthly deposits until such time as the balance of such account equals such threshold.


LONG ISLAND INDUSTRIAL PORTFOLIO III



                 LOAN INFORMATION                              PROPERTY INFORMATION
-------------------------------------------------- ---------------------------------------------
Cut-off Date Balance        $37,641,724            Property Type          Industrial
% of Initial Pool Balance   5.1%                   Location               Long Island, NY
Origination Date            September 30, 2002     Square Footage         700,659
Maturity Date               October 10, 2012       Year Built/Renovated   Various
Mortgage Rate               6.0440%                Appraised Value        $58,200,000
Annual Debt Service         $2,725,900             Occupancy              93.3%
UW DSCR                     1.44x                  Occupancy Date         September 30, 2002
Cut-off Date LTV            64.7%                  UW NOI                 $4,361,306
Balloon LTV                 55.0%                  UW NCF                 $3,919,258

     The Long Island Industrial Portfolio III mortgage loan (the "Long Island Industrial Portfolio III Loan") has a companion loan (the "Long Island Industrial Portfolio III Companion Loan") with a principal balance of $969,718. See "--AB Mortgage Loans" below.

     The Loan. The Long Island Industrial Portfolio III Loan was originated by JPMorgan Chase and is secured by 9 industrial properties located in Long Island, New York (collectively, "Long Island Industrial Portfolio III Properties"). The Long Island Industrial Portfolio III Loan was made to Long Island Industrial Group Three LLC, a special purpose, limited liability company (the "Long Island Industrial Portfolio III Borrower").

     The Long Island Industrial Portfolio III Loan (i) has a remaining term of 118 months, (ii) matures on October 10, 2012 and (iii) may not be prepaid prior to September 10, 2012. The Long Island Industrial Portfolio III Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The Long Island Industrial Portfolio III Loan is subject to Defeasance, in whole or in part, after the second anniversary of the Closing Date.

     The Properties. The following table presents certain information regarding the Long Island Industrial Portfolio III Properties:



                                                         SQUARE
      PROPERTY NAME                 LOCATION            FOOTAGE      OCCUPANCY(1)      APPRAISED VALUE
-------------------------   ------------------------   ---------   ----------------   ----------------
6851 Jericho Turnpike       Syosset, NY                135,023            74.3%          $18,600,000
95 Horseblock Road          Yaphank, NY                185,655            95.7%           14,900,000
325 Duffy Avenue            Hicksville, NY              96,025           100.0%            5,900,000
275 Marcus Boulevard        Hauppauge, NY               53,265            91.4%            4,900,000
450 Commack Road            Deer Park, NY               60,005           100.0%            4,000,000
171 Milbar Boulevard        Farmingdale, NY             62,165           100.0%            3,500,000
151-171 East 2nd Street     Huntington Station, NY      44,155           100.0%            2,600,000
171-175 East 2nd Street     Huntington Station, NY      42,466           100.0%            2,500,000
939 Motor Parkway           Hauppauge, NY               21,900           100.0%            1,300,000
                                                       -------                           -----------
Total                                                  700,659            93.3%(2)       $58,200,000
                                                       =======                           ===========

----------
(1)   Occupancy percentage from September 30, 2002
(2)   Weighted average based on square footage


     The following table presents certain information relating to the aggregate lease rollover schedule at the Long Island Industrial Portfolio III Properties:


                             SQUARE FEET      % OF TOTAL     CUMULATIVE SQUARE     CUMULATIVE %
      CALENDAR YEAR            EXPIRING      SQUARE FEET       FEET EXPIRING       OF TOTAL SF
-------------------------   -------------   -------------   -------------------   -------------
Current Vacancy .........       47,339            6.8%             47,339               6.8%
2002 ....................        3,800            0.5              51,139               7.3%
2003 ....................       49,345            7.0             100,484              14.3%
2004 ....................      155,530           22.2             256,014              36.5%
2005 ....................      188,579           26.9             444,593              63.5%
2006 ....................      124,022           17.7             568,615              81.2%
2007 ....................       31,089            4.4             599,704              85.6%
2008 ....................       19,030            2.7             618,734              88.3%
2009 ....................       21,900            3.1             640,634              91.4%
2010 ....................       60,025            8.6             700,659             100.0%
2011 ....................            0            0.0             700,659             100.0%
2012 ....................            0            0.0             700,659             100.0%
Thereafter ..............            0            0.0             700,659             100.0%
                               -------          -----
Total ...................      700,659          100.0%
                               =======          =====

     Property Management. The Long Island Industrial Portfolio III Properties are managed by Long Island Industrial Management, L.L.C., an affiliate of the Long Island Industrial Portfolio III Borrower.

     Lockbox and Reserves. All rents payable by the tenants of the Long Island Industrial Portfolio III Properties are required to be paid directly into a lockbox account. Upon (i) an event of default, (ii) the debt service coverage ratio falling below 1.10x for 3 consecutive calendar quarters or (iii) the debt service coverage ratio falling below 1.0x for 2 consecutive calendar quarters, funds in the lockbox account are required to be allocated monthly to fund a tax account and monthly debt service. In lieu of monthly deposits for tenant improvements, leasing commissions, and capital improvements, the Long Island Industrial Portfolio III Borrower has posted a letter of credit in the amount of $399,400 which is equal to 1 year of estimated, normalized tenant improvements, leasing commissions and capital improvement expenses. The Long Island Industrial Portfolio III Borrower is required to make monthly cash reserve deposits for real estate taxes in the amount of $119,574.

     Environmental. The Long Island Industrial Portfolio III Loan environmental site assessments revealed that contamination in the form of polychlorinated biphenyls (PCB) impacted soil exists at the 171 Milbar property in the area of a dry well at the rear of the building. The Suffolk County Department of Health Services has been notified of such contamination, but has not yet responded. A reserve was established at loan closing in the amount of $452,500, which is 125% of the estimated cost of addressing the contamination.

     The principals of the Long Island Industrial Portfolio III Borrower have agreed to indemnify the mortgagee for any losses resulting from the identified environmental conditions on the Long Island Industrial Portfolio III Properties.

     Further, all of the Long Island Industrial Portfolio III Properties are covered by a Pollution Legal Liability Select Policy ("PLL Policy") which policy has $4 million of coverage available to the Long Island Industrial Portfolio III Properties. All unknown conditions at the Long Island Industrial Portfolio III Properties are covered by the PLL Policy.

     Partial Releases; Assumptions. Additionally, the Long Island Industrial Portfolio III Borrower has a one time right to obtain a release of the lien on a Long Island Industrial Portfolio III Property by substituting another property of like kind and quality upon satisfaction of certain conditions, including but not limited to (i) the mortgagee has received appraisals of the proposed substitute property and the substituted property acceptable to the mortgagee in all respects, dated no more than sixty (60) days prior to the substitution date, showing an appraised value of the proposed substitute property of at least 115% of the appraised value of the substituted property,
(ii) the appraised value of the substituted property is no more than 15% of the appraised value of all properties securing the Long Island Industrial Portfolio III Loan, (iii) after giving effect to the substitution, the occupancy level for all properties is at least 90%, (iv) properties with an allocated loan amount of no more than $10,000,000, including the allocated loan amount of the substituted property, have previously been or are simultaneously being defeased, substituted or assumed pursuant to the loan documents, (v) satisfaction of certain net operating income tests, (vi) the mortgagee has received from Moody's and S&P a confirmation that such action would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates and (vii) no event of default under the Long Island Industrial Portfolio III Loan has occurred and is continuing.

     Under the terms of the Long Island Industrial Portfolio III Loan, the Long Island Industrial Portfolio III Borrowers have the right to sell or transfer one or more of the Long Island Industrial Portfolio III Properties to a third party (subject to a $10,000,000 total allocated loan amount limitation for all previous or simultaneous collateral substitutions, defeasances or partial assumptions) that assumes, under a severed note, the related portion of the indebtedness under the Long Island Industrial Portfolio III Loan, provided that certain debt service coverage and loan-to-value tests are satisfied. In the event of such a sale or transfer, the transferred portion of the Long Island Industrial Portfolio III Properties, while securing a portion of the outstanding indebtedness, will no longer be cross-collateralized with the remaining properties and the severed note will not be cross-defaulted with the Long Island Industrial Portfolio III Loan.


FIRST NATIONAL PLAZA PORTFOLIO

                 LOAN INFORMATION                                 PROPERTY INFORMATION
---------------------------------------------------   --------------------------------------------
Cut-off Date Balance          $35,000,000             Property Type            CBD office
% of Initial Pool Balance     4.7%                    Location                 Dayton, OH
Origination Date              November 15, 2002       Square Footage           670,260
ARD Date                      December 1, 2012        Year Built/Renovated     1956, 1972/1999
Maturity Date                 December 1, 2032        Appraised Value          $48,900,000
Mortgage Rate                 6.5000%                 Occupancy                86.4%
Annual Debt Service           $2,654,686              Occupancy Date           October 1, 2002
UW DSCR                       1.28x                   UW NOI                   $4,060,639
Cut-off Date LTV              71.6%                   UW NCF                   $3,389,691
Balloon LTV                   61.6%

     The Loan. The First National Plaza Portfolio mortgage loan (the "First National Plaza Portfolio Loan") was originated by CIBC and is secured by the fee simple estate in 111 West First Street, 333 & 349 West First Street and the leasehold interest in 130 West Second Street in Dayton, Ohio (the "First National Plaza Portfolio Property"). The First National Plaza Portfolio Loan was made on a joint and several basis to TAG 130 Dayton LLC, TAG 111 Dayton LLC, and TAG 333 Dayton LLC, each a special purpose, limited liability company (collectively referred to as the "First National Plaza Portfolio Borrower"), all under the control of Allen Silverman.

     The First National Plaza Portfolio Loan has a remaining term of 120 months and matures on December 1, 2032. The First National Plaza Portfolio Loan is an ARD Loan with an Anticipated Repayment Date of December 1, 2012. The First National Plaza Portfolio Loan may not be prepaid prior to September 1, 2012. The First National Plaza Portfolio Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The First National Plaza Portfolio Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Properties. The First National Plaza Portfolio Property consists of three office properties totaling approximately 670,260 square feet located in Dayton, Ohio. 333 and 349 West First Street and 111 West First Street are considered Class "B" office properties, and 130 West Second Street is generally considered Class "B+"/ "A--" office property. There are approximately 130 tenants and the largest occupies approximately 7.4% of the net rentable area. Of the remaining tenants none occupy more than approximately 5.0% of the net rentable area. Furthermore, the rent roll at the First National Plaza Portfolio Property represents a wide range of industries including state and local government, insurance, telecommunications, medical and legal professionals and banking. As of October 1, 2002 the First National Plaza Portfolio Property was approximately 86.4% occupied.

     Lease Rollover Schedule



                              SQUARE FEET      % OF TOTAL          CUMULATIVE              CUMULATIVE %
       CALENDAR YEAR            EXPIRING      SQUARE FEET     SQUARE FEET EXPIRING     OF TOTAL SQUARE FEET
--------------------------   -------------   -------------   ----------------------   ---------------------
Current Vacancy ..........       91,396           13.6%               91,396                   13.6%
2002 .....................       18,478            2.8               109,874                   16.4%
2003 .....................      161,457           24.1               271,331                   40.5%
2004 .....................      122,405           18.3               393,736                   58.7%
2005 .....................       76,800           11.5               470,536                   70.2%
2006 .....................       59,795            8.9               530,331                   79.1%
2007 .....................       54,574            8.1               584,905                   87.3%
2008 .....................        9,682            1.4               594,587                   88.7%
2009 .....................       23,683            3.5               618,270                   92.2%
2010 .....................       19,021            2.8               637,291                   95.1%
2011 .....................            0            0.0               637,291                   95.1%
2012 .....................       12,177            1.8               649,468                   96.9%
Thereafter ...............       20,483            3.1               669,951                  100.0%
Storage ..................          309
                                -------
Total ....................      670,260          100.0%
                                =======          =====

     Property Management. TAG Management is an affiliated entity of the First National Plaza Portfolio Borrower. The principal of the First National Plaza Portfolio Borrower manages properties, which include seven office buildings and three retail properties. Mr. Glenn Sayler, the First National Plaza Portfolio Property manager, has been affiliated with the First National Plaza Portfolio Property since 1978, when he began working for the prior 130 W. Second Street property manager. Mr. Sayler has been directly responsible for the property management of the First National Plaza Portfolio Property since the mid 1990's.


     Lockbox and Reserves. Upon an event of default, at the Anticipated Repayment Date, or if the debt service coverage ratio falls below 1.15x for two consecutive quarters, all amounts payable by the tenants of First National Plaza Portfolio Property are required to be paid directly into a lockbox account. Funds in the lockbox account are allocated monthly to a tax and insurance account, a recurring replacement reserve account, and a recurring tenant improvement/leasing commission reserve account. A monthly replacement reserve of $12,852 is required to be collected throughout the term of the loan. At closing, the mortgagee collected $450,000 for the tenant improvement and leasing commission reserve account. After the closing, the mortgagee is required to collect $50,000 on a monthly basis for the tenant improvement and leasing commission reserve account. The account will be capped at $4,000,000 and is required to be replenished if drawn down.

ANDERSON MALL




                 LOAN INFORMATION                              PROPERTY INFORMATION
-------------------------------------------------- --------------------------------------------
Cut-off Date Balance        $30,097,301            Property Type          Regional Mall
% of Initial Pool Balance   4.0%                   Location               Anderson, SC
Origination Date            September 16, 2002     Square Footage         393,236
Maturity Date               October 10, 2012       Year Built/Renovated   1972/2002
Mortgage Rate               6.2000%                Appraised Value        $40,200,000
Annual Debt Service         $2,215,913             Occupancy              88.2%
UW DSCR                     1.67x                  Occupancy Date         November 25, 2002
Cut-off Date LTV            74.9%                  UW NOI                 $3,873,219
Balloon LTV                 64.0%                  UW NCF                 $3,700,244

     The Loan. The Anderson Mall mortgage loan (the "Anderson Mall Loan") was originated by JPMorgan Chase and is secured by a first mortgage encumbering a regional mall located in Anderson, South Carolina (the "Anderson Mall Property"). The Anderson Mall Loan was made to SPG Anderson Mall, LLC, a special purpose limited liability company (the "Anderson Mall Borrower") owned by Simon Property Group L.P. (NYSE: SPG). As of December 2002, the Simon Property Group owns or has an interest in 257 properties, comprised of regional malls, community shopping centers and specialty mixed-use properties. These properties contain approximately 186 million square feet of gross leasable area in 36 states, Europe and Canada.

     The Anderson Mall Loan (i) has a remaining term of 118 months, (ii) matures on October 10, 2012 and (iii) may not be prepaid prior to July 10, 2012. The Anderson Mall Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The Anderson Mall Loan is subject to Defeasance, in whole, on any due date after the second anniversary of the Closing Date.

     The Property. The Anderson Mall Property is a regional mall containing approximately 624,049 square feet located on approximately 74 acres with 3,439 parking spaces. Anchors include Sears, J.C. Penney, and two Belk stores. A $2 million renovation has recently been completed which included new floors, ceiling, lighting and restrooms. As of November 25, 2002, overall occupancy for the mall was approximately 92.5% and occupancy for the subject collateral as of November 25, 2002 was approximately 88.2%. Sales for stores under 10,000 square feet were approximately $279 per square foot in 2001. Major in-line tenants include American Eagle, Gap/Gap Kids, Footlocker, Lane Bryant, Structure and Victoria's Secret.

     The following table presents certain information relating to the aggregate lease rollover schedule at the Anderson Mall Property:




                              SQUARE FEET      % OF TOTAL     CUMULATIVE SQUARE     CUMULATIVE %
       CALENDAR YEAR            EXPIRING      SQUARE FEET       FEET EXPIRING       OF TOTAL SF
--------------------------   -------------   -------------   -------------------   -------------
Current Vacancy ..........       46,439           11.8%             46,439              11.8%
2002 .....................        5,677            1.4              52,116              13.3%
2003 .....................       19,334            4.9              71,450              18.2%
2004 .....................       24,749            6.3              96,199              24.5%
2005 .....................       27,773            7.1             123,972              31.5%
2006 .....................       10,603            2.7             134,575              34.2%
2007 .....................      134,514           34.2             269,089              68.4%
2008 .....................       99,366           25.3             368,455              93.7%
2009 .....................        5,289            1.3             373,744              95.0%
2010 .....................        6,340            1.6             380,084              96.7%
2011 .....................        6,083            1.5             386,167              98.2%
2012 .....................        6,265            1.6             392,432              99.8%
Thereafter ...............          804            0.2             393,236             100.0%
                                -------          -----
Total ....................      393,236          100.0%
                                =======          =====

     Property Management. The Anderson Mall Property is managed by Simon Management Associates, L.L.C. Simon Management Associates is an affiliate of Simon Property Group.

     Lockbox and Reserves. All rents payable by tenants of the Anderson Mall Property are required to be paid directly into a lockbox account. Funds in the lockbox account are required to be allocated monthly to fund tax and replacement reserves. The Anderson Mall Borrower is required to make monthly cash reserve deposits for real estate taxes in the amount of $56,000 and for replacement reserves in the amount of $3,940. In addition, a debt service reserve in the amount of $92,330 is required to be held in escrow as additional collateral for the term of the Anderson Mall Loan.

     Environmental. The Phase I environmental report for the Anderson Mall Property indicated that the Anderson Mall Property contained a leaking underground storage tank (the "LUST"). The latest sampling results from monitoring wells associated with the LUST did not detect any contamination. As a result, the Anderson Mall Borrower anticipates receipt of a closure letter from the South Carolina Department of Health and Environmental Control (the "SCDHEC"). Furthermore, the SCDHEC has acknowledged that the Anderson Mall Borrowers is entitled to reimbursement from the State Underground Petroleum Environmental Response Bank fund for actions associated with the LUST.

     The Anderson Mall Borrower is required to deliver evidence showing compliance with applicable environmental laws or have an environmental consultant perform a Phase II environmental investigation and implement the recommendations of the consultant with respect to (a) certain hydraulic lifts located at the Anderson Mall Property and (b) an oil/water separator located at the Firestone store located at the Anderson Mall Property.


     Simon Property Group, L.P. which is rated "Baa2"/"BBB+" by Moody's and S&P, respectively, has indemnified the mortgagee for any losses associated with the environmental conditions described above.


CROSSWAYS SHOPPING CENTER



                 LOAN INFORMATION                                 PROPERTY INFORMATION
---------------------------------------------------   --------------------------------------------
Cut-off Date Balance          $27,350,305             Property Type            Anchored Retail
% of Initial Pool Balance     3.7%                    Location                 Chesapeake, VA
Origination Date              August 20, 2002         Square Footage           378,645
Maturity Date                 September 1, 2012       Year Built/Renovated     1988/1997
Mortgage Rate                 6.5500%                 Appraised Value          $36,700,000
Annual Debt Service           $2,471,781              Occupancy                94.0%
UW DSCR                       1.25x                   Occupancy Date           August 1, 2002
Cut-off Date LTV              74.5%                   UW NOI                   $3,321,053
Balloon LTV                   50.2%                   UW NCF                   $3,091,816

     The Loan. The Crossways Shopping Center mortgage loan (the "Crossways Shopping Center Loan") was originated by JP Morgan Chase and is secured by a first mortgage encumbering an anchored retail property that contains 6 one-story buildings with net rentable area of approximately 378,645 square feet (the "Crossways Shopping Center Property"). The Crossways Shopping Center Loan was made to JLP-Chesapeake, LLC, a special purpose limited liability company which is 100% owned by Jubilee-Chesapeake Equity, LLC, which in turn is 90% owned by Jubilee Limited Partnership and 10% owned by seven individuals. Jubilee Limited Partnership is 55% owned by Schottenstein Professional Asset Management Corporation as the general partner and 3 Schottenstein family trusts as the limited partners. Jay L. Schottenstein, grandson of Schottenstein Stores founder E.L. Schottenstein, is the trustee and has sole voting and investment power for the trusts. These entities own a total of approximately 17.5 million square feet of commercial real estate properties.

     The Crossways Shopping Center Loan (i) has a remaining term of 117 months,
(ii) matures on September 1, 2012, and (iii) may not be prepaid in full or in part prior to June 1, 2012. The Crossways Shopping Center Loan may be prepaid, in whole, without payment of a prepayment premium on any due date thereafter. The Crossways Shopping Center Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Properties. The Crossways Shopping Center Property contains 6 one-story buildings with a net rentable area of approximately 378,645 square feet. The center is anchored by Value City Furniture, DSW Shoe Warehouse, Ross Dress For Less, TJ Maxx, Marshalls, and Office Depot. The remaining tenants are a combination of national and local retail and restaurant businesses.

     The following table presents certain information relating to the aggregate lease rollover schedule at the Crossways Shopping Center Property:

                                                                                   CUMULATIVE %
                             SQUARE FEET      % OF TOTAL     CUMULATIVE SQUARE       OF TOTAL
      CALENDAR YEAR            EXPIRING      SQUARE FEET       FEET EXPIRING       SQUARE FEET
-------------------------   -------------   -------------   -------------------   -------------
Current Vacancy .........       22,875            6.0%             22,875               6.0%
Month to Month ..........        7,720            2.0              30,595               8.1
2002 ....................        2,785            0.7              33,380               8.8
2003 ....................       12,000            3.2              45,380              12.0
2004 ....................       33,649            8.9              79,029              20.9
2005 ....................       16,172            4.3              95,201              25.1
2006 ....................       46,619           12.3             141,820              37.5
2007 ....................       51,234           13.5             193,054              51.0
2008 ....................        8,482            2.2             201,536              53.2
2009 ....................            0            0.0             201,536              53.2
2010 ....................        3,628            1.0             205,164              54.2
2011 ....................       41,375           10.9             246,539              65.1
2012 ....................       30,003            7.9             276,542              73.0
Thereafter ..............      102,103           27.0             378,645             100.0%
                               -------          -----
Total ...................      378,645          100.0%
                               =======          =====

     Property Management. The Crossways Shopping Center is managed by Schottenstein Management Company. The principal of the borrower, Jubilee -- Chesapeake Equity, LLC, currently owns and operates 11 multi-tenant retail shopping centers, 8 free-standing buildings leased to Value City Furniture Store, 7 free-standing buildings leased to Value City Department Store, and Value City Furniture distribution center, all totaling approximately 7.2 million square feet.

     Lockbox and Reserves. The Crossways Shopping Center Loan documents do not require a lockbox account. The Crossways Shopping Center Borrower has made deposit of $118,998 in upfront reserves for taxes. A tax reserve of $39,666 is required to be maintained by the Crossways Shopping Center Borrower throughout the term of the Crossways Shopping Center Loan.

OLD TOWNE PLAZA




                 LOAN INFORMATION                                PROPERTY INFORMATION
--------------------------------------------------   --------------------------------------------
Cut-off Date Balance          $25,300,000            Property Type            Anchored Retail
% of Initial Pool Balance     3.4%                   Location                 Ballwin, MO
Origination Date              December 9, 2002       Square Footage           152,877
Maturity Date                 January 1, 2013        Year Built/Renovated     2001
Mortgage Rate                 5.5400%                Appraised Value          $31,700,000
Annual Debt Service           $1,731,434             Occupancy                96.5%
UW DSCR                       1.40x                  Occupancy Date           October 20, 2002
Cut-off Date LTV              79.8%                  UW NOI                   $2,511,391
Balloon LTV                   66.8%                  UW NCF                   $2,416,080

     The Loan. The Old Towne Plaza mortgage loan (the "Old Towne Plaza Loan") was originated by JP Morgan Chase and is secured by a first mortgage encumbering the fee interest in an anchored community center located in Ballwin, Missouri (the "Old Towne Plaza Property"). The Old Towne Plaza Loan was made to Olde Towne Improvements, LLC (the "Old Towne Plaza Borrower"), a special purpose limited liability company. First Man Olde Town LLC, a 25% member in the Old Towne Plaza Borrower, is owned by Adam Ifshin, Stephen Ifshin and other DLC executives. The remaining members are individual investors.

     The Old Towne Plaza Loan (i) has a remaining term of 120 months, (ii) matures on January 1, 2013, and (iii) may not be prepaid in full or in part prior to October 1, 2012. The Old Towne Plaza Loan may be prepaid, in whole, without payment of a prepayment premium on any due date thereafter. The Old Towne Plaza Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Property. The Old Towne Plaza Property is a one-story community center built in 2001 containing approximately 152,877 square feet. The property consists of two in-line buildings (a main building with approximately 265,117 square feet (which includes the Lowe's Home Centers) and the north building with approximately 14,395 square feet), two free standing pad sites leased to Starbuck's and O'Charley's and approximately 1,209 parking spaces. The portion of the main building occupied by Lowe's Home Centers (the "Lowe's Space") is owned by Lowe's Home Centers. Pursuant to a ground lease, Lowe's Home Centers leases from the Old Towne Plaza Borrower the land that the Lowe's Space sits on. Such land is part of the collateral for the Old Towne Plaza Loan. The Lowe's Space is not part of the collateral for the Old Towne Plaza Loan.

     The following table presents certain information relating to the aggregate lease rollover schedule at the Old Towne Plaza Property:




                             SQUARE FEET      % OF TOTAL     CUMULATIVE SQUARE     CUMULATIVE %
      CALENDAR YEAR            EXPIRING      SQUARE FEET       FEET EXPIRING       OF TOTAL SF
-------------------------   -------------   -------------   -------------------   -------------
Current Vacancy .........        5,400            3.5%              5,400               3.5%
2002 ....................            0            0.0               5,400               3.5%
2003 ....................            0            0.0               5,400               3.5%
2004 ....................            0            0.0               5,400               3.5%
2005 ....................            0            0.0               5,400               3.5%
2006 ....................            0            0.0               5,400               3.5%
2007 ....................       15,645           10.2              21,045              13.8%
2008 ....................            0            0.0              21,045              13.8%
2009 ....................            0            0.0              21,045              13.8%
2010 ....................            0            0.0              21,045              13.8%
2011 ....................            0            0.0              21,045              13.8%
2012 ....................       60,270           39.4              81,315              53.2%
Thereafter ..............       71,562           46.8             152,877             100.0%
                                ------          -----
Total ...................      152,877          100.0%
                               =======          =====

     Property Management. The Old Towne Plaza Property is managed by DLC Management Corporation. DLC Management Corporation currently owns and/or operates thirty-three shopping centers and two office properties in eighteen states. The portfolio totals over 6.5 million square feet.

     Lockbox and Reserves. All rents payable by the tenants of the Old Towne Plaza Property are required to be deposited by the Old Towne Plaza Borrower or the Old Towne Plaza manager into a lockbox account. Reserves will be collected for taxes, insurance, and capital repairs. Tenant improvement and leasing commission reserves will be underwritten but not collected.

     Issues Relating to City of Ballwin's TIF Bonds. In June 2002, the City of Ballwin, Missouri issued $20,100,000 in Tax Increment Refunding and Improvement Revenue Bonds (the "TIF Bonds") in connection with the development of the Old Towne Plaza Property. The proceeds of the TIF Bonds were used by the City as follows: (i) $13,665,000 was used to reimburse the original developer of the Old Towne Plaza Property for acquisition costs and site work and (ii) the balance of the proceeds was used to construct roads and other traffic improvements to and around the Old Towne Plaza Property, to establish a reserve fund to pay debt service on the TIF Bonds and to pay the costs of issuance of the TIF Bonds.

     The TIF Bonds are special, limited obligations of the City of Ballwin. The primary revenue sources used to repay the TIF Bonds include (i) the increase in property taxes resulting from the development of the Old Towne Plaza Property and (ii) a portion of the sales tax generated from retail sales at the Old Towne Plaza Property. The TIF Bonds mature on October 1, 2022.

     The original developer and the City of Ballwin entered into a redevelopment agreement (the "Redevelopment Agreement"). The Redevelopment Agreement requires the Old Towne Plaza Borrower to maintain insurance covering the improvements located at the Old Towne Plaza

Property, and the City of Ballwin and bond trustee are required to be named as additional insured and additional loss payee. The Redevelopment Agreement provides that upon a casualty, the Old Towne Plaza Borrower has the option to direct the bond trustee to use the insurance proceeds to restore the Old Towne Plaza Property or to payoff the TIF Bonds. If the Old Towne Plaza Borrower elects to use insurance proceeds to restore, the Old Towne Plaza Borrower must
(i) provide to the City of Ballwin construction plans which evidence to the City of Ballwin's reasonable satisfaction that the Old Towne Plaza Property will be of at least equal value and substantially the same character as prior to the casualty, and (ii) provide to the City of Ballwin evidence of the Old Towne Plaza Borrower's ability to rebuild and reconstruct the Old Towne Plaza Property, taking into account insurance proceeds available for that purpose.

     The loan documents for the Old Towne Plaza Loan require, the Old Towne Plaza Borrower upon a casualty, to instruct the City of Ballwin and bond trustee to use insurance proceeds to reconstruct the Old Towne Plaza Property. The Old Towne Plaza Borrower purchased an insurance policy from Lexington Insurance Company for the benefit of the mortgagee. The insurance policy provides that in the event the Old Towne Plaza Borrower is required under the Redevelopment Agreement to use insurance proceeds to pay off the TIF Bonds and is unable to elect to restore the Old Towne Plaza Property, the insurer will be required to pay to the mortgagee the amount of any insurance proceeds used to pay off the TIF Bonds.

     In addition, the Old Towne Plaza Borrower will be required under the Redevelopment Agreement to give consideration, when selecting new tenants, to tenants which will produce a higher volume of sales taxes for the city, all other economic terms and conditions being equal. If any proposed tenant operates another retail establishment within three miles of the Old Towne Plaza Property, the Old Towne Plaza Borrower will be required to include in such tenant's lease a provision to effect that such tenant will not cease to operate at its other location for a period of one year after beginning operations at the Old Towne Center Property, unless waived by the City of Ballwin. Also, no proposed tenant may be relocated from an existing location within the City of Ballwin to the Old Towne Plaza Property without the City of Ballwin's written consent.


276 FIFTH AVENUE




                LOAN INFORMATION                              PROPERTY INFORMATION
------------------------------------------------- --------------------------------------------
Cut-off Date Balance        $22,000,000           Property Type          CBD Office
% of Initial Pool Balance   3.0%                  Location               New York, NY
Origination Date            November 27, 2002     Square Footage         166,017
ARD Date                    December 1, 2012      Year Built/Renovated   1890/1989
Maturity Date               December 1, 2032      Appraised Value        $36,700,000
Mortgage Rate               6.0000%               Occupancy              91.8%
Annual Debt Service         $1,582,813            Occupancy Date         November 19, 2002
UW DSCR                     1.42x                 UW NOI                 $2,497,800
Cut-off Date LTV            59.9%                 UW NCF                 $2,244,224
Balloon LTV                 50.8%

     The Loan. The 276 Fifth Avenue mortgage loan (the "276 Fifth Avenue Loan") was originated by CIBC and is secured by a first mortgage encumbering a class "B" office building located in New York, New York (the "276 Fifth Avenue Property"). The 276 Fifth Avenue Loan was made to 3 West 35th Street Company, L.L.C. (the "276 Fifth Avenue Borrower"), a special purpose limited liability company controlled by Mr. Shlomo Bakhash and Mr. Morris Bakhash (15.0%), Mr. Jan Soleimani (18.75%), Mr. Mark Naim (28.75%), Mr. Siyoun Mahfar (18.75%), and Mr. Eli Sakhai (18.75%).

     The 276 Fifth Avenue Loan has a remaining term of 120 months and matures on December 1, 2032. The 276 Fifth Avenue Loan is an ARD Loan with an Anticipated Repayment Date of December 1, 2012. The 276 Fifth Avenue Loan may not be prepaid prior to September 1, 2012. The 276 Fifth Avenue Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The 276 Fifth Avenue Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Property. The 276 Fifth Avenue Property is an eleven-story, class "B" office building containing approximately 166,017 square feet of net rentable space. The property is located at 276 Fifth Avenue (at the corner of 30th street) within the Borough of Manhattan. The 276 Fifth Avenue Property was originally constructed in 1890, and was significantly renovated in 1989. As of November 19, 2002, the 276 Fifth Avenue Property was approximately 91.8% occupied by 57 tenants. The 276 Fifth Avenue Property's largest tenant, Bokara Rug (ground floor, plus basement), occupies approximately 15.5% of the leasable space.


     Lease Rollover Schedule




                             SQUARE FEET      % OF TOTAL     CUMULATIVE SQUARE     CUMULATIVE %
      CALENDAR YEAR            EXPIRING      SQUARE FEET       FEET EXPIRING       OF TOTAL SF
-------------------------   -------------   -------------   -------------------   -------------
Current Vacancy .........       13,636            8.2%             13,636               8.2%
2002 ....................        6,392            3.9              20,028              12.1%
2003 ....................       17,300           10.4              37,328              22.5%
2004 ....................       56,208           33.9              93,536              56.3%
2005 ....................       25,206           15.2             118,742              71.5%
2006 ....................       10,241            6.2             128,983              77.7%
2007 ....................       28,649           17.3             157,632              94.9%
2008 ....................        3,565            2.1             161,197              97.1%
2009 ....................        4,820            2.9             166,017             100.0%
2010 ....................            0            0.0             166,017             100.0%
2011 ....................            0            0.0             166,017             100.0%
2012 ....................            0            0.0             166,017             100.0%
Thereafter ..............            0            0.0             166,017             100.0%
                                ------          -----
Total ...................      166,017          100.0%
                               =======          =====

     Property Management. The 276 Fifth Avenue Property is managed by Centurion Realty Group, L.L.C. ("Centurion"). Centurion is comprised of real estate professionals with over thirty years of combined experience. The 276 Fifth Avenue Property is managed on-site by Mr. Keith Holmes.

     Lockbox and Reserves. Upon an event of default or at the Anticipated Repayment Date, all amounts payable by the tenants to the mortgage of the 276 Fifth Avenue Property are required to be paid directly into a lockbox account. Funds in the lockbox account are allocated monthly to a tax and insurance account, a recurring replacement reserve account, and a recurring tenant improvement and leasing commission reserve account. A monthly replacement reserve of $2,796 is required to be collected throughout the term of the 276 Fifth Avenue Loan. An ongoing reserve for tenant improvements and leasing commissions of $32,500 is required to be collected monthly and capped at $925,000; provided, however, that if all of the leasable retail space (25,778 square feet of grade-level and basement-level space) is leased at no less than $75.00 per square foot, for a term of no less than ten years, the reserve for tenant improvements and leasing commissions will be reduced to an annual rate of $365,000 per year for the remainder of the loan term.

PENDER BUSINESS PARK




                  LOAN INFORMATION                              PROPERTY INFORMATION
----------------------------------------------------   ---------------------------------------
Cut-off Date Balance          $21,458,903              Property Type       Suburban Office
% of Initial Pool Balance     2.9%                     Location            Fairfax, VA
Origination Date              September 23, 2002       Square Footage      170,940
Maturity Date                 October 1, 2009          Year Built          2000
Mortgage Rate                 5.8000%                  Appraised Value     $29,800,000
Annual Debt Service           $1,513,823               Occupancy           100.0%
UW DSCR                       1.60x                    Occupancy Date      October 1, 2002
Cut-off Date LTV              72.0%                    UW NOI              $2,667,665
Balloon LTV                   64.9%                    UW NCF              $2,419,675

     The Loan. The Pender Business Park mortgage loan (the "Pender Business Park Loan") was originated by JP Morgan Chase and is secured by a first mortgage encumbering the fee interest in a suburban office property that has a total of approximately 170,940 square feet (the "Pender Business Park Property"). The Pender Business Park Loan was made to RKB Pender LLC, a special purpose, limited liability company (the "Pender Business Park Borrower"). RKB Pender LLC is a wholly owned entity of RKB Washington Property Fund I LP which fund focuses on income producing properties in the Metropolitan Washington D.C. area.

     The Pender Business Park Loan (i) has a remaining term of 82 months, (ii) matures on October 1, 2009, and (iii) may not be prepaid in full or in part prior to July 1, 2009. The Pender Business Park Loan may be prepaid, in whole, without payment of a prepayment premium on any due date thereafter. The Pender Business Park Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Property. The Pender Business Park Property is comprised of four suburban Class B one and two story buildings, ranging in size from approximately 26,508 square feet to approximately 54,206 square feet, which totals approximately 170,940 square feet, and 760 parking spaces.

     The following table presents certain information relating to the aggregate lease rollover schedule at the Pender Business Park Property:




                              SQUARE FEET      % OF TOTAL     CUMULATIVE SQUARE     CUMULATIVE %
       CALENDAR YEAR            EXPIRING      SQUARE FEET       FEET EXPIRING       OF TOTAL SF
--------------------------   -------------   -------------   -------------------   -------------
Current Vacancy ..........            0            0.0%                  0               0.0%
2002 .....................            0            0.0                   0               0.0%
2003 .....................            0            0.0                   0               0.0%
2004 .....................            0            0.0                   0               0.0%
2005 .....................            0            0.0                   0               0.0%
2006 .....................            0            0.0                   0               0.0%
2007 .....................       61,450           35.9              61,450              35.9%
2008 .....................            0            0.0              61,450              35.9%
2009 .....................            0            0.0              61,450              35.9%
2010 .....................       51,606           30.2             113,056              66.1%
2011 .....................       57,884           33.9             170,940             100.0%
2012 .....................            0            0.0             170,940             100.0%
Thereafter ...............            0            0.0             170,940             100.0%
                                 ------          -----
Total ....................      170,940          100.0%
                                =======          =====

     Property Management. The Pender Business Park Property is managed by RPC Washington Property Fund I LLC. The manager is an affiliate of Republic Properties Corp. ("RPC"), the sponsor of the transaction. RPC is a privately owned full service real estate development and management firm. The principals of the manager have worked together for over 15 years and have completed over $2 billion in real estate transactions in the metropolitan Washington, D.C. area. RPC currently manages over 3 million square feet in the Washington D.C. metropolitan region and includes such distinctiive properties as The Portals and Market Square in downtown Washington, D.C.

     Lockbox and Reserves. The Pender Business Park Loan established a cash management agreement at closing. The Pender Business Park Borrower has made a deposit of $112,342 for real estate taxes, a deposit of $26,578 for insurance, and a deposit of $699,123 for other reserves. Reserves are required to be collected on a monthly basis in the amount of $22,468 for taxes, $2,416 for insurance and $25,000 for tenant improvement and leasing commissions.


VILLAGE SHOPPES OF SALEM



                 LOAN INFORMATION                                 PROPERTY INFORMATION
---------------------------------------------------   --------------------------------------------
Cut-off Date Balance          $20,405,000             Property Type            Anchored Retail
% of Initial Pool Balance     2.7%                    Location                 Salem, NH
Origination Date              November 19, 2002       Square Footage           170,270
Maturity Date                 December 1, 2012        Year Built/Renovated     1999
Mortgage Rate                 6.2000%                 Appraised Value          $26,500,000
Annual Debt Service           $1,499,691              Occupancy                100.0%
UW DSCR                       1.50x                   Occupancy Date           March 19, 2002
Cut-off Date LTV              77.0%                   UW NOI                   $2,357,154
Balloon LTV                   65.7%                   UW NCF                   $2,254,924

     The Loan. The Village Shoppes of Salem mortgage loan (the "Village Shoppes of Salem Loan") was originated by LaSalle and is secured by a first mortgage encumbering the fee interest in an anchored retail shopping center located in Salem, New Hampshire (the "Village Shoppes of Salem Property"). The Village Shoppes of Salem Loan was made to Village Shoppes of Salem, Inc., as trustee for the Auxxi Trust No. 2002, a special purpose entity (the "Village Shoppes of Salem Borrower").

     The Village Shoppes of Salem Loan (i) has a remaining term of 120 months,
(ii) matures on December 1, 2012 and (iii) may not be prepaid in full or in part prior to October 1, 2012. The Village Shoppes of Salem Loan is subject to Defeasance in whole after the second anniversary of the Closing Date.

     The Property. The Village Shoppes of Salem Property is a retail shopping center anchored by Best Buy (approximately 43,310 square feet), Linens 'N Things (approximately 35,008 square feet), MVP Sports (approximately 29,860 square feet), CompUSA (approximately 29,731 square feet) and Michael's (approximately 23,683 square feet). The Village Shoppes of Salem Property was built in 1999. The Village Shoppes of Salem Property contains approximately 170,270 square feet of leasable area. As of March 19, 2002, the Village Shoppes of Salem Property was 100% leased.

     The following table presents information relating to the aggregate lease rollover schedule at the Village Shoppes of Salem Property:

     Lease Rollover Schedule




                             SQUARE FEET      % OF TOTAL     CUMULATIVE SQUARE     CUMULATIVE %
      CALENDAR YEAR            EXPIRING      SQUARE FEET       FEET EXPIRING       OF TOTAL SF
-------------------------   -------------   -------------   -------------------   -------------
Current Vacancy .........        0               0.0%                0                  0.0%
2002 ....................        0               0.0                 0                  0.0%
2003 ....................        0               0.0                 0                  0.0%
2004 ....................        0               0.0                 0                  0.0%
2005 ....................        0               0.0                 0                  0.0%

                        SQUARE FEET     % OF TOTAL     CUMULATIVE SQUARE     CUMULATIVE %
    CALENDAR YEAR        EXPIRING      SQUARE FEET       FEET EXPIRING        OF TOTAL SF
--------------------   ------------   -------------   -------------------   --------------
2006 ...............            0           0.0                   0                0.0%
2007 ...............            0           0.0                   0                0.0%
2008 ...............            0           0.0                   0                0.0%
2009 ...............       23,683          13.9              23,683               13.9%
2010 ...............            0           0.0              23,683               13.9%
2011 ...............            0           0.0              23,683               13.9%
2012 ...............            0           0.0              23,683               13.9%
Thereafter .........      146,587          86.1             170,270              100.0%
                          -------         -----
Total ..............      170,270         100.0%
                          =======         =====

     If, at any time during the term of the Linens 'N Things lease, any two of Best Buy, CompUSA or Michael's cease operations at the Village Shoppes of Salem Property for 90 consecutive days, and the Village Shoppes of Salem Borrower does not substitute a comparable tenant, then both the annual minimum rent and the percentage rent under the Linens 'N Things lease are abated by 50%, and, if such condition is not remedied within 180 days of its initial occurrence, the tenant may terminate the Linens 'N Things lease. If, at any time during the term of the Michael's lease, any two of Best Buy, CompUSA or Linens 'N Things cease operations at the Village Shoppes of Salem Property for three consecutive months, and the Village Shoppes of Salem Borrower does not substitute a comparable tenant, then annual minimum rent under the Michael's lease are abated by 25% for the first 6 months and by 50% for the next 6 months, and, if such condition is not remedied within 15 months of its initial occurrence, the tenant may terminate the Michael's lease.

     Property Management. The Village Shoppes of Salem Property is managed by Auxxi and Associates, Inc. ("Auxxi"), which is an affiliate of the Village Shoppes of Salem Borrower. Auxxi is a commercial real estate investment and management company based in Rockford, Illinois. Auxxi reports that it currently manages over 500,000 square feet of retail space and owns over 120 acres of commercial land.

     Lockbox and Reserves. The Village Shoppes of Salem Loan documents require that the Village Shoppes of Salem Borrower instruct the tenants that any and all tenant payments due under the leases are required to be paid directly into a lockbox account pursuant to the terms of a cash management agreement. The Village Shoppes of Salem Loan documents require monthly reserves for real estate taxes, insurance, replacement costs and tenant improvement costs and leasing commissions.

78 CORPORATE CENTER



                 LOAN INFORMATION                              PROPERTY INFORMATION
--------------------------------------------------   -----------------------------------------
Cut-off Date Balance          $19,342,155            Property Type       Suburban Office
% of Initial Pool Balance     2.6%                   Location            Lebanon, NJ
Origination Date              October 31, 2002       Square Footage      185,850
ARD Date                      November 1, 2012       Year Built          1989,1991
Maturity Date                 November 1, 2032       Appraised Value     $24,300,000
Mortgage Rate                 6.4000%                Occupancy           92.0%
Annual Debt Service           $1,453,175             Occupancy Date      September 1, 2002
UW DSCR                       1.48x                  UW NOI              $2,480,758
Cut-off Date LTV              79.6%                  UW NCF              $2,149,315
Balloon LTV                   68.4%

     The Loan. The 78 Corporate Center mortgage loan (the "78 Corporate Center Loan") was originated by CIBC and is secured by a first mortgage encumbering two, three-story class "A" office buildings, located in Lebanon, New Jersey (the "78 Corporate Center Property"). The 78

Corporate Center Loan was made to Aqua Realty, LLC (the "78 Corporate Center Borrower"), a special purpose entity under the control of Illva Saronno Corporation.

     The 78 Corporate Center Loan has a remaining term of 119 months and matures on November 1, 2032. The 78 Corporate Center Loan is an ARD Loan with an Anticipated Repayment Date of November 1, 2012. The 78 Corporate Center Loan may not be prepaid prior to August 1, 2012. The 78 Corporate Center Loan may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time thereafter. The 78 Corporate Center Loan is subject to Defeasance, in whole, at any time after the second anniversary of the Closing Date.

     The Property. The 78 Corporate Center Property consists of two buildings, containing approximately 185,850 square feet of net rentable area. The buildings were constructed in phases with 100 Corporate Drive being completed in 1989 and 200 Corporate Drive completed in 1991. The two buildings as of September 1, 2002 were approximately 92.0% occupied with 200 Corporate Drive being 100% occupied by Merck & Co, Inc. ("AAA" S&P rated). 100 Corporate Drive is occupied by six tenants, with approximately 51.4% of the total space being utilized by the BOC Group, Inc. (a $6 billion UK based diversified products and services company). Both Merck and the BOC Group have been tenants at the 78 Corporate Center Property since 1997, and both have recently extended their leases for an additional five years. Additionally, Merck has reported that it has invested approximately $2.3 million in its own space, and has its corporate headquarters located approximately 2.5 miles east of the 78 Corporate Center Property.

     Property Management. The 78 Corporate Center Property is managed by International Management Group, LLC ("International") which is affiliated with Illva Saronno Corp., the 78 Corporate Center Borrower's principal. International's staff includes property managers, asset managers, professional engineers, construction managers, HVAC technician and environmental engineers. International currently manages all of Illva Saronno Corp.'s holdings, as well as a number of other properties located within central/northern New Jersey owned by unrelated entities. In total, International currently manages approximately 660,000 square feet contained within eight buildings.

     Lease Rollover Schedule.



                                                               CUMULATIVE     CUMULATIVE
                              SQUARE FEET      % OF TOTAL     SQUARE FEET     % OF TOTAL
       CALENDAR YEAR            EXPIRING      SQUARE FEET       EXPIRING      SQUARE FEET
--------------------------   -------------   -------------   -------------   ------------
Currency Vacancy .........       14,937            8.0%          14,937            8.0%
2002 .....................            0            0.0           14,937            8.0%
2003 .....................            0            0.0           14,937            8.0%
2004 .....................        3,580            1.9           18,517           10.0%
2005 .....................       12,663            6.8           31,180           16.8%
2006 .....................            0            0.0           31,180           16.8%
2007 .....................      142,605           76.7          173,785           93.5%
2008 .....................       12,065            6.5          185,850          100.0%
2009 .....................            0            0.0          185,850          100.0%
2010 .....................            0            0.0          185,850          100.0%
2011 .....................            0            0.0          185,850          100.0%
2012 .....................            0            0.0          185,850          100.0%
Thereafter ...............            0            0.0          185,850          100.0%
                                -------          -----
 Total ...................      185,850          100.0%
                                =======          =====

     Lockbox and Reserves. Upon an event of default or at the Anticipated Repayment Date, all amounts payable by the tenants of the 78 Corporate Center Property are required to be paid directly into a lockbox account. Funds in the lockbox account are allocated monthly to a tax and insurance account, a recurring replacement reserve account, and a recurring tenant improvement and leasing commission reserve account. A monthly replacement reserve of $3,098 is required to be collected in monthly installments throughout the loan term. Reserves for tenant improvements and leasing commissions are required to be collected at a monthly rate of $19,359 for the life of the loan, capped at $2,000,000. In addition, commencing May 1, 2005, all excess cash flow is required to be collected and deposited into the tenant improvement and leasing reserve up to the $2,000,000 cap. In the event Merck & Co. extends its lease agreement by July 31, 2006, for a term of no less than five years, all funds in the tenant improvements and leasing commission reserve account in excess of $1,500,000 are required to be refunded to the 78 Corporate Center Borrower. Further, if The BOC Group exercises its five year option by October 31, 2006, all funds in the tenant improvements and leasing commission reserve account in excess of $1,000,000 are required to be refunded to the 78 Corporate Center Borrower; provided, however, that if Merck & Co. has not extended its lease agreement at such time, only those funds in the tenant improvements and leasing reserve in excess of $1,500,000 are required to be refunded to the 78 Corporate Center Borrower. If on March 1, 2010 the funds in the tenant improvements and leasing reserve are less than $1,500,000, all excess cash flow is required to be collected and deposited into the tenant improvement and leasing commission reserve account up to the $2,000,000 cap. Regardless of the amount of funds in the tenant improvements and leasing reserve, on March 1, 2011 all excess cash flow is required to be collected and deposited into the tenant improvement and leasing commission reserve account up to the $2,000,000 cap.

ARD LOANS

     Twenty-two (22) mortgage loans (the "ARD Loans"), representing approximately 35.5% of the Initial Pool Balance, provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the greater of Initial Rate plus 2% or the then current treasury rate plus a fixed margin set forth in the related Mortgage Note. After the Anticipated Repayment Date, these ARD Loans generally require that all cash flow available from the related Mortgaged Property after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class NR Certificates.

     Additionally, an account was established at the origination of each ARD Loan or is required to be established upon the occurrence of the Anticipated Repayment Date into which the related borrower, property manager and/or tenants are required to directly deposit rents or other revenues from the related Mortgaged Property. See "--Lock Box Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. Eighty-five mortgage loans representing approximately 90.9% of the Initial Pool Balance have due dates that occur on the 1st day of each month. Two (2) mortgage loans representing approximately 9.1% of the Initial Pool Balance have due dates that occur on the 10th day of each month. Three (3) mortgage loans, representing approximately 14.6% of the Initial Pool Balance, provides for a grace period of 0 days. Twenty-seven (27) mortgage loans, representing approximately 19.7% of the Initial Pool Balance, provide for a grace period of 5 days. Fifty-six (56) mortgage loans, representing approximately 63.9% of the Initial Pool Balance, provide for a grace period of 7 days. One (1) mortgage loans, representing approximately 1.9% of the Initial Pool Balance, provides for a grace period of 10 days. 100% of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis").

     Eighty-three (83) mortgage loans, representing approximately 98.2% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. These mortgage loans will have balloon payments due at their stated maturity dates. In addition, the 22 ARD Loans, representing approximately 35.5% of the Initial Pool Balance, provide for monthly payments of principal that will result in a substantial principal payment at their Anticipated Repayment Dates if the related borrower repays the mortgage loan on that date. One (1) of the mortgage loans, representing approximately 1.1% of the Initial Pool Balance, provides for monthly payments of interest for the first 12 months of its term followed by payments which would amortize a portion of the principal balance of the mortgage loan during the remaining term based upon a 30 year amortization schedule. One (1) of the mortgage loans, representing approximately 0.3% of the Initial Pool Balance, provide for monthly payments of interest only until maturity. Four (4) mortgage loans, representing approximately 1.8% of the Initial Pool Balance, provide for monthly payments of principal that fully or substantially amortize the loan over the life of the mortgage loan. In addition, because the fixed periodic payment on the mortgage loans is determined assuming interest is calculated on a 30/360 Basis, but interest actually accrues and is applied on the majority of the mortgage loans on an Actual/360 Basis, there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. These higher final payments will occur even if a mortgage loan is a "fully amortizing" mortgage loan.

     Partial Releases. One (1) of the mortgage loans (identified as Loan No. 15 on Annex A to this prospectus supplement), representing approximately 1.9% of the Initial Pool Balance, permits a partial release of an unimproved portion of the related Mortgaged Property upon the satisfaction of certain requirements other than pursuant to defeasance.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or defeasance for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or defeasance in one of the following ways, subject in each case to any described open periods:

       (1) Eight-five (85) mortgage loans, representing approximately 98.5% of the Initial Pool Balance, permit only defeasance after the expiration of the Lockout Period; and

       (2) One (1) mortgage loan, representing approximately 0.3% of the Initial Pool Balance, requires that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period"), be accompanied by a Yield Maintenance Charge (as defined below).


       (3) One (1) mortgage loan, representing approximately 1.1% of the Initial Pool Balance requires that any prepayment made during a specified period of time after the Lockout Period, be accompanied by a Prepayment Premium (as defined below).

     With respect to the one mortgage loan originated by JPMorgan Chase that contains yield maintenance provisions, "Yield Maintenance Charge" will generally be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the mortgage loan. In the event Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

     With respect to the one mortgage loan originated by CIBC that contains prepayment provisions, "Prepayment Premium" will generally be (i) 2% of the outstanding principal balance of the mortgage loan if such prepayment is received on or after the 25th due date through and including the 48th due date and (ii) 1% of the outstanding principal balance of the mortgage loan if such prepayment is received on or after the 49th due date through and including the 57th due date. Prepayments received on or after the 58th due date are not subject to any Prepayment Premium.

     Yield Maintenance Charges and Prepayment Premiums are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums."

     The mortgage loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an "open period" immediately prior to the stated maturity date or Anticipated Repayment Date as follows:


                            PREPAYMENT OPEN PERIODS




                                           NUMBER OF     AGGREGATE
                                            MORTGAGE   CUT-OFF DATE   % OF INITIAL
          OPEN PERIOD (PAYMENTS)             LOANS        BALANCE     POOL BALANCE
----------------------------------------- ----------- -------------- -------------
         1 ..............................       1     $ 41,267,247         5.5%
         2 ..............................       3       51,312,504         6.9%
         3 ..............................      30      159,284,500        21.4%
         4 ..............................      46      456,314,575        61.2%
         6 ..............................       1       14,900,000         2.0%
         7 ..............................       1        4,400,000         0.6%
         13 .............................       1        5,885,468         0.8%
         25 .............................       4       11,967,057         1.6%
                                               --     ------------       -----
         Total/Weighted Average .........      87     $745,331,351       100.0%
                                               ==     ============       =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or the Prepayment Premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Except for certain of the mortgage loans sold to the depositor by LaSalle, provided that no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges or Prepayment Premiums in connection with a prepayment of the related mortgage loan with insurance or condemnation proceeds as a result of a casualty or condemnation. In the event of a partial casualty or condemnation with respect to certain mortgage loans, such mortgage loans may be prepaid in full without the payment of a Yield Maintenance Charge or Prepayment Premium. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, any obligation to pay a

Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. The terms of 85 of the mortgage loans, representing approximately 98.5% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

       (a) pays or delivers to the Master Servicer on any due date after the Defeasance Lockout Period (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to, but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or other specified U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment, assuming, in the case of each ARD Loan, that the loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial Defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

       (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property generally require, in the case of a partial Defeasance that (1) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will hold the Defeasance collateral, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable yield maintenance charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above. The Special Servicer in the case of Specially Serviced Mortgage Loans or the Master Servicer in the case of mortgage loans which are not Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, it (i) obtained the consent of the Directing Certificateholder, (ii) obtained from S&P a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates if the mortgage loan has an outstanding principal balance greater than (A) 5% of the aggregate Stated Principal Balance of all the mortgage loans or (B) $20,000,000, and (iii) obtained from Moody's a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the Special Servicer in the case of Specially Serviced Mortgage Loans or the Master Servicer in the case of mortgage loans which are not Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, it has obtained the consent of the Directing Certificateholder and a confirmation from Moody's and S&P that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates if such mortgage loan has (x)(a) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) which is greater than 2% of the aggregate Stated Principal Balance of the mortgage loans, or (b) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) that is one of the ten largest of the then outstanding mortgage loans by Stated Principal Balance as of the date of the encumbrance and (y) an LTV Ratio greater than 85% and a debt service coverage ratio less than 1.20x (determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan). Any confirmation required will be at the related mortgagor's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Eight (8) of the Mortgaged Properties, securing approximately 5.4% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the states of California. Two (2) of these Mortgaged Properties securing mortgage loans (identified as Loan Nos. 33 and 76 on Annex A to this prospectus supplement), representing approximately 1.3% of the Initial Pool Balance, have a "probable maximum loss" ("PML") of approximately 50% and 37%, respectively, but each of those Mortgaged Properties is covered by an earthquake insurance policy.

     In the case of 5 mortgage loans representing approximately 1.1% of the Initial Pool Balance, a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Generally, each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which period continues at least five years beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

AB MORTGAGE LOAN

     General. The Long Island Industrial Portfolio III Loan is evidenced by one of two notes secured by a single Mortgage and a single assignment of a lease. The Long Island Industrial Portfolio III Loan is represented by the senior of the two notes. The junior companion loan (the "Long Island Industrial Portfolio III Companion Loan") is not part of the trust fund. The Long Island Industrial Portfolio III Loan represents approximately 5.1% of the Initial Pool Balance. An unaffiliated third party is the holder of the Long Island Industrial Portfolio III Companion Loan. The holders of the Long Island Industrial Portfolio III Companion Loan may sell the Long Island Industrial Portfolio III Companion Loan only with the prior written consent of the Master Servicer or the Special Servicer or, without such consent, to certain institutional lenders or other parties named in the Long Island Industrial Portfolio III Intercreditor Agreement pursuant to the terms of the Long Island Industrial Portfolio III Intercreditor Agreement.

     With respect to the Long Island Industrial Portfolio III Loan, under the terms of an Intercreditor Agreement (the "Long Island Industrial Portfolio III Intercreditor Agreement"), the holder of the Long Island Industrial Portfolio III Companion Loan has agreed to subordinate its interest in certain respects to the related Long Island Industrial Portfolio III Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of the Long Island Industrial Portfolio III Loan under the Long Island Industrial Portfolio III Intercreditor Agreement.

     Servicing Provisions of the Long Island Industrial Portfolio III Intercreditor Agreement.

The Master Servicer and Special Servicer will service and administer the Long Island Industrial Portfolio III Loan and the Long Island Industrial Portfolio III Companion Loan pursuant to the Pooling and Servicing Agreement and the Long Island Industrial Portfolio III Intercreditor Agreement for so long as the Long Island Industrial Portfolio III Loan is part of the trust. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of the Long Island Industrial Portfolio III Loan and the Long Island Industrial Portfolio III Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the Long Island Industrial Portfolio III Companion Loan in a material manner without the consent of the holder of the Long Island Industrial Portfolio III Companion Loan; provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "Servicing of the Mortgage Loans--Directing Certificateholder" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on the Long Island Industrial Portfolio III Loan or the Long Island Industrial Portfolio III Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of the Long Island Industrial Portfolio III Loan or the Long Island Industrial Portfolio III Companion Loan has been accelerated, (iii) the principal balance of the Long Island Industrial Portfolio III Loan or the Long Island Industrial Portfolio III Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or (v) any other event where the cash flow payment under the Long Island Industrial Portfolio III Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the Long Island Industrial Portfolio III Companion Loan will be entitled to purchase the Long Island Industrial Portfolio III Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the Long Island Industrial Portfolio III Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Long Island Industrial Portfolio III Loan, together with all unpaid interest on the Long Island Industrial Portfolio III Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Long Island Industrial Portfolio III Loan is responsible. Unless the borrower or an affiliate is purchasing the Long Island Industrial Portfolio III Loan, no prepayment consideration will be payable in connection with the purchase of the Long Island Industrial Portfolio III Loan.

     Application of Payments on the Long Island Industrial Portfolio III Loan Pair. Pursuant to the Long Island Industrial Portfolio III Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Long Island Industrial Portfolio III Loan or the Long Island Industrial Portfolio III Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the Long Island Industrial Portfolio III Companion Loan. Any escrow and reserve payments required in respect of the Long Island Industrial Portfolio III Loan or the Long Island Industrial Portfolio III Companion Loan will be paid to the Master Servicer. Following the occurrence and during the continuance of a (i) the acceleration of the Long Island Industrial Portfolio III Loan or the Long Island Industrial Portfolio III Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the

Long Island Industrial Portfolio III Companion Loan to purchase the Long Island Industrial Portfolio III Loan from the trust, all payments and proceeds (of whatever nature) on the Long Island Industrial Portfolio III Companion Loan will be subordinated to all payments due on the Long Island Industrial Portfolio III Loan and the amounts with respect to the Long Island Industrial Portfolio III Loan and the Long Island Industrial Portfolio III Companion Loan will be paid first, to the Master Servicer, Special Servicer and Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts, second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity, third, to the trust, in an amount equal to interest due with respect to the Long Island Industrial Portfolio III Loan, fourth, to the trust, in an amount equal to the principal balance of the Long Island Industrial Portfolio III Loan until paid in full, fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Long Island Industrial Portfolio III Loan, sixth, to the holder of the Long Island Industrial Portfolio III Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Long Island Industrial Portfolio III Companion Loan, seventh, to the holder of the Long Island Industrial Portfolio III Companion Loan, in an amount equal to interest due with respect to the Long Island Industrial Portfolio III Companion Loan, eighth, to the holder of the Long Island Industrial Portfolio III Companion Loan, in an amount equal to the principal balance of the Long Island Industrial Portfolio III Companion Loan until paid in full, ninth, to the holder of the Long Island Industrial Portfolio III Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Long Island Industrial Portfolio III Companion Loan, tenth, to the trust and the holder of the Long Island Industrial Portfolio III Companion Loan, in an amount equal to any unpaid default interest accrued on the Long Island Industrial Portfolio III Loan and the Long Island Industrial Portfolio III Companion Loan, respectively, and eleventh, any excess, to the trust and the holder of the Long Island Industrial Portfolio III Companion Loan, pro rata, based upon the outstanding principal balances.

     Application of Amounts Paid to the Trust in respect of the Long Island Industrial Portfolio III Loan. Amounts payable to the trust as holder of the Long Island Industrial Portfolio III Loan pursuant to the Long Island Industrial Portfolio III Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the Long Island Industrial Portfolio III Companion Loan will be distributed to the holder net of fees and expenses on the Long Island Industrial Portfolio III Companion Loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to any mortgage loan secured by more than one Mortgaged Property, the information presented in this prospectus supplement assumes that the debt service coverage ratio and LTV Ratio with respect to each such Mortgaged Property is the same as the average debt service coverage ratio or LTV Ratio presented for such mortgage loans.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A. For purposes of numerical and statistical information set forth in this prospectus supplement and Annex A, such numerical and statistical information excludes the Companion Loans.

     The following tables set forth certain anticipated characteristics of the mortgage loans. The sum in any column may not equal the indicated total due to rounding.


                        TYPE OF MORTGAGED PROPERTIES(1)




                                                      AGGREGATE       % OF
                                        NUMBER OF      CUT-OFF      INITIAL                 WTD. AVG.
                                        MORTGAGED        DATE         POOL    WTD. AVG.   CUT-OFF DATE   WTD. AVG.
            PROPERTY TYPE              PROPERTIES      BALANCE      BALANCE    UW DSCR      LTV RATIO    OCCUPANCY
------------------------------------- ------------ --------------- --------- ----------- -------------- ----------
RETAIL:
 Anchored ...........................       21      $185,500,341      24.9%      1.40x         76.0%        96.6%
 Unanchored .........................       11        47,948,260       6.4       1.42x         70.7%        96.4%
 Regional Mall ......................        1        30,097,301       4.0       1.67x         74.9%        88.2%
 Shadow Anchored(2) .................        4        15,175,338       2.0       1.42x         69.5%        98.7%
                                            --      ------------     -----       ----          ----         ----
SUBTOTAL: ...........................       37      $278,721,240      37.4       1.44x         74.6%        95.8%
OFFICE:
 Suburban ...........................       12      $113,373,792      15.2       1.42x         74.5%        96.5%
 CBD ................................        6        81,000,000      10.9       1.33x         68.3%        92.9%
                                            --      ------------     -----       ----          ----         ----
SUBTOTAL: ...........................       18      $194,373,792      26.1       1.38x         71.9%        95.0%
MULTIFAMILY:
 Garden .............................       18      $102,252,375      13.7       1.38x         75.8%        93.7%
 Mid/High Rise ......................        2        17,588,753       2.4       1.45x         75.9%        99.6%
                                            --      ------------     -----       ----          ----         ----
SUBTOTAL ............................       20      $119,841,129      16.1       1.39x         75.9%        94.6%
INDUSTRIAL:
 Warehouse/Distribution .............       10      $ 42,145,411       5.7       1.50x         68.3%        98.9%
 Flex ...............................        5        39,325,276       5.3       1.37x         66.4%        92.1%
                                            --      ------------     -----       ----          ----         ----
SUBTOTAL: ...........................       15      $ 81,470,687      10.9       1.43x         67.4%        95.6%
MANUFACTURED HOUSING COMMUNITY: .....       18      $ 51,921,350       7.0       1.35x         73.9%        93.8%
HOTEL: ..............................        1      $ 14,900,000       2.0       3.10x         37.3%         NA
SELF STORAGE: .......................        2      $  4,103,154       0.6       2.05x         42.7%        97.6%
                                            --      ------------     -----
Total/Weighted Average: .............      111      $745,331,351     100.0%      1.45x         72.4%        95.2%
                                           ===      ============     =====

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


(2) A Mortgaged Property is classified by the applicable Mortgage Loan Seller as shadow anchored if it is in close proximity to a significant retail property that effectively "anchors" such Mortgaged Property.

                RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE


                                                                                             WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                                 AGGREGATE       % OF                   STATED                CUT-OFF
                                   NUMBER OF      CUT-OFF      INITIAL                REMAINING                DATE      LTV RATIO
                                    MORTGAGE        DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
     RANGE OF MORTGAGE RATES         LOANS        BALANCE      BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
--------------------------------- ----------- --------------- --------- ------------ ----------- ---------- ---------- ------------
5.1900%-5.9999% .................      19      $129,461,342      17.4%      5.7181%      109         1.50x      75.0%       63.8%
6.0000%-6.2500% .................      31       271,966,510      36.5       6.1099%      118         1.45x      72.3%       60.4%
6.2501%-6.4999% .................      12       104,882,218      14.1       6.3908%      124         1.40x      74.8%       60.5%
6.5000%-6.9999% .................      18       156,703,342      21.0       6.6284%      120         1.50x      69.0%       55.4%
7.0000%-7.4999% .................       4        68,429,276       9.2       7.2760%      119         1.32x      72.4%       61.4%
7.5000%-7.8500% .................       3        13,888,663       1.9       7.8181%      115         1.31x      67.3%       50.3%
                                       --      ------------     -----       6.3293%      118         1.45x      72.4%       59.9%
Total/Weighted Average: .........      87      $745,331,351     100.0%
                                       ==      ============     =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


            RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS (1)


                                                                                          WEIGHTED AVERAGES
                                                                      ---------------------------------------------------------
                                                AGGREGATE      % OF                   STATED                CUT-OFF
                                  NUMBER OF      CUT-OFF     INITIAL                REMAINING                DATE     LTV RATIO
       RANGE OF REMAINING          MORTGAGE       DATE         POOL     MORTGAGE       TERM        UW         LTV        AT
          TERMS (MOS.)              LOANS        BALANCE     BALANCE      RATE        (MOS.)      DSCR       RATIO    MATURITY
-------------------------------- ----------- -------------- --------- ------------ ----------- ---------- ---------- ----------
55-99 ..........................       7      $ 58,462,455      7.8%      6.0209%       70         1.49x      73.7%      67.8%
110-119 ........................      45       407,126,033     54.6       6.4523%      117         1.40x      73.1%      61.1%
120-149 ........................      29       257,459,500     34.5       6.1817%      120         1.50x      71.2%      59.8%
150-199 ........................       1         5,885,468      0.8       6.6500%      177         1.32x      79.5%      60.0%
200-240 ........................       5        16,397,894      2.2       6.5773%      238         1.45x      65.3%       1.9%
                                      --      ------------    -----
Total/Weighted Average .........      87      $745,331,351    100.0%      6.3293%      118         1.45x      72.4%      59.9%
                                      ==      ============    =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


                             YEARS OF MATURITY (1)


                                                                                          WEIGHTED AVERAGES
                                                                      ---------------------------------------------------------
                                                AGGREGATE      % OF                   STATED                CUT-OFF
                                  NUMBER OF      CUT-OFF     INITIAL                REMAINING                DATE     LTV RATIO
                                   MORTGAGE       DATE         POOL     MORTGAGE       TERM        UW         LTV        AT
        YEARS OF MATURITY           LOANS        BALANCE     BALANCE      RATE        (MOS.)      DSCR       RATIO    MATURITY
-------------------------------- ----------- -------------- --------- ------------ ----------- ---------- ---------- ----------
2007 ...........................       4      $ 28,270,780      3.8%      6.1172%       58         1.45x      73.6%      68.9%
2009 ...........................       3        30,191,675      4.1       5.9307%       82         1.54x      73.8%      66.8%
2012 ...........................      71       613,385,533     82.3       6.3684%      118         1.41x      72.8%      61.0%
2013 ...........................       3        51,200,000      6.9       6.0960%      120         1.88x      67.0%      56.1%
2017 ...........................       1         5,885,468      0.8       6.6500%      177         1.32x      79.5%      60.0%
2022 ...........................       5        16,397,894      2.2       6.5773%      238         1.45x      65.3%       1.9%
                                      --      ------------    -----
Total/Weighted Average .........      87      $745,331,351    100.0%      6.3293%      118         1.45x      72.4%      59.9%
                                      ==      ============    =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                       MORTGAGED PROPERTIES BY STATE(1)


                                                 AGGREGATE       % OF
                                   NUMBER OF      CUT-OFF      INITIAL
                                   MORTGAGED        DATE         POOL
              STATE               PROPERTIES      BALANCE      BALANCE
-------------------------------- ------------ --------------- ---------
New York .......................       15      $100,098,352      13.4%
New Jersey .....................        7        64,748,318       8.7
Florida ........................        9        59,363,489       8.0
Ohio ...........................        8        59,014,407       7.9
Virginia .......................        2        48,809,208       6.5
Texas ..........................       15        41,226,180       5.5
California .....................        8        40,036,650       5.4
Illinois .......................        5        35,587,403       4.8
Arkansas .......................        3        33,578,490       4.5
South Carolina .................        1        30,097,301       4.0
Missouri .......................        2        29,057,573       3.9
Georgia ........................       10        28,425,645       3.8
Maryland .......................        3        28,346,118       3.8
New Hampshire ..................        1        20,405,000       2.7
Michigan .......................        2        17,570,809       2.4
Washington .....................        1        13,805,149       1.9
Mississippi ....................        2        13,520,000       1.8
Indiana ........................        1        13,200,000       1.8
Wisconsin ......................        1        12,988,753       1.7
Colorado .......................        2        11,955,245       1.6
Nevada .........................        1         8,150,000       1.1
Louisiana ......................        2         6,733,841       0.9
Kentucky .......................        2         6,106,532       0.8
Tennessee ......................        1         5,250,000       0.7
Massachusetts ..................        1         3,800,000       0.5
Oklahoma .......................        1         3,339,249       0.4
North Carolina .................        1         2,978,903       0.4
Pennsylvania ...................        1         2,294,103       0.3
Iowa ...........................        1         2,275,093       0.3
Connecticut ....................        1         1,747,570       0.2
Kansas .........................        1           821,969       0.1
                                       --      ------------     -----
Total/Weighted Average .........      111      $745,331,351     100.0%
                                      ===      ============     =====



                                                      WEIGHTED AVERAGES
                                 -----------------------------------------------------------
                                                 STATED                CUT-OFF
                                               REMAINING                DATE      LTV RATIO
                                   MORTGAGE       TERM        UW         LTV         AT
              STATE                  RATE      (MOS.)(2)     DSCR       RATIO    MATURITY(2)
-------------------------------- ------------ ----------- ---------- ---------- ------------
New York .......................     6.1898%      112         1.39x      67.0%       57.0%
New Jersey .....................     6.5006%      119         1.85x      66.8%       56.8%
Florida ........................     6.3292%      117         1.38x      73.9%       62.3%
Ohio ...........................     6.2791%      120         1.38x      72.7%       62.2%
Virginia .......................     6.2203%      102         1.40x      73.4%       56.7%
Texas ..........................     6.9700%      130         1.34x      69.8%       50.1%
California .....................     6.4125%      112         1.50x      68.8%       57.3%
Illinois .......................     6.2981%      120         1.40x      75.1%       64.3%
Arkansas .......................     6.0000%      118         1.30x      76.3%       63.7%
South Carolina .................     6.2000%      118         1.67x      74.9%       64.0%
Missouri .......................     5.7741%      119         1.39x      79.0%       66.6%
Georgia ........................     6.0237%      132         1.53x      73.8%       51.3%
Maryland .......................     6.2915%      119         1.35x      72.0%       59.1%
New Hampshire ..................     6.2000%      120         1.50x      77.0%       65.7%
Michigan .......................     6.7796%      118         1.41x      71.0%       61.6%
Washington .....................     7.0100%      113         1.32x      73.4%       64.4%
Mississippi ....................     6.2089%      120         1.39x      80.0%       68.2%
Indiana ........................     5.4410%      120         1.54x      75.6%       63.1%
Wisconsin ......................     6.2000%      118         1.35x      77.8%       66.5%
Colorado .......................     7.3500%      113         1.32x      73.4%       65.0%
Nevada .........................     6.2500%      120         1.30x      78.6%       67.2%
Louisiana ......................     6.7407%      105         1.41x      72.1%       60.7%
Kentucky .......................     6.4201%      119         1.39x      77.4%       66.4%
Tennessee ......................     6.1500%      120         1.45x      78.9%       67.3%
Massachusetts ..................     6.4100%      120         1.57x      75.4%       59.2%
Oklahoma .......................     7.3500%      113         1.32x      73.4%       65.0%
North Carolina .................     7.3300%      236         1.24x      69.3%        2.5%
Pennsylvania ...................     6.3500%      118         1.51x      77.8%       61.1%
Iowa ...........................     7.3500%      113         1.32x      73.4%       65.0%
Connecticut ....................     6.2500%      119         1.32x      72.8%       56.9%
Kansas .........................     7.3500%      113         1.32x      73.4%       65.0%
Total/Weighted Average .........     6.3293%      118         1.45x      72.4%       59.9%

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the mortgage loans.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented and Annex A attached hereto, is the ratio of Underwritten Cash Flow calculated for the related
Mortgaged Property to the amount of total annual debt service on such mortgage loan.

"Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines. With respect to 1 mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement) for purposes of calculating UW DSCR, annual debt service is calculated based upon a 7.3500% mortgage rate plus a 0.04% servicing fee rate relating to a servicing fee required to be paid by the related borrower.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented and Annex A attached hereto were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIO




                                                                                           WEIGHTED AVERAGES
                                                                      -----------------------------------------------------------
                                                AGGREGATE      % OF                   STATED                CUT-OFF
                                  NUMBER OF      CUT-OFF     INITIAL                REMAINING                DATE      LTV RATIO
      RANGE OF DEBT SERVICE        MORTGAGE       DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
         COVERAGE RATIOS            LOANS        BALANCE     BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
-------------------------------- ----------- -------------- --------- ------------ ----------- ---------- ---------- ------------
1.21x-1.24x ....................       4     $ 22,915,987       3.1%      6.5431%      157         1.23x      71.4%       37.1%
1.25x-1.29x ....................       9      101,233,740      13.6       6.5235%      124         1.27x      72.5%       54.5%
1.30x-1.39x ....................      27      242,270,852      32.5       6.6535%      113         1.33x      74.4%       63.9%
1.40x-1.49x ....................      24      198,836,256      26.7       6.0089%      117         1.44x      72.7%       61.8%
1.50x-1.99x ....................      19      158,471,364      21.3       6.0650%      114         1.59x      72.9%       62.2%
2.00x-2.49x ....................       3        6,703,154       0.9       6.2061%      168         2.14x      52.0%       26.7%
2.50x-3.10x ....................       1       14,900,000       2.0       6.5500%      120         3.10x      37.3%       29.4%
                                      --     ------------     -----
Total/Weighted Average .........      87     $745,331,351     100.0%      6.3293%      118         1.45x      72.4%       59.9%
                                      ==     ============     =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The following two tables set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Dates of the mortgage loans.

     An "LTV Ratio" for any mortgage loan, as presented in this prospectus supplement, including the tables presented and Annex A attached hereto, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, described below was calculated based on the anticipated principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. For purposes of determining the LTV Ratios as of the Cut-Off Date and maturity date for 3 mortgage loans (identified as Loan Nos. 13, 19 and 32 on Annex A to this prospectus supplement), representing approximately 4.5% of the Initial Pool Balance, the principal balance of each such mortgage loan was reduced by amounts reserved until the achievement of certain capital improvements on the related Mortgage Properties.

     In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the tables below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

                  RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE


                                                                                           WEIGHTED AVERAGES
                                                                      -----------------------------------------------------------
                                                AGGREGATE      % OF                   STATED                CUT-OFF
                                  NUMBER OF      CUT-OFF     INITIAL                REMAINING                DATE      LTV RATIO
   RANGE OF LTV RATIOS OF THE      MORTGAGE       DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
          CUT-OFF DATE              LOANS        BALANCE     BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
-------------------------------- ----------- -------------- --------- ------------ ----------- ---------- ---------- ------------
37.3%-49.9% ....................       4     $ 21,083,154       2.8%      6.5433%      143         2.74x      39.5%       25.1%
50.0%-59.9% ....................       2       23,348,111       3.1       6.0115%      120         1.44x      59.8%       50.5%
60.0%-69.9% ....................      19      143,155,842      19.2       6.4620%      124         1.41x      66.3%       51.7%
70.0%-74.9% ....................      26      265,239,323      35.6       6.4687%      111         1.41x      73.3%       62.1%
75.0%-80.0% ....................      36      292,504,921      39.2       6.1478%      119         1.40x      77.8%       65.1%
                                      --     ------------     -----
Total/Weighted Average .........      87     $745,331,351     100.0%      6.3293%      118         1.45x      72.4%       59.9%
                                      ==     ============     =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


        RANGE OF LTV RATIOS AS OF THE MORTGAGE LOAN MATURITY DATES (1)


                                                                                          WEIGHTED AVERAGES
                                                                      ---------------------------------------------------------
                                                AGGREGATE      % OF                   STATED                CUT-OFF
    RANGE OF LTV RATIOS AS OF     NUMBER OF      CUT-OFF     INITIAL                REMAINING                DATE     LTV RATIO
        THE MORTGAGE LOAN          MORTGAGE       DATE         POOL     MORTGAGE       TERM        UW         LTV        AT
         MATURITY DATES             LOANS        BALANCE     BALANCE      RATE        (MOS.)      DSCR       RATIO    MATURITY
-------------------------------- ----------- -------------- --------- ------------ ----------- ---------- ---------- ----------
1.2%-29.9% .....................       6      $ 31,297,894      4.2%      6.5643%      182         2.23x      52.0%      15.0%
30.0%-49.9% ....................       7        18,215,375      2.4       7.1150%      116         1.36x      63.5%      45.7%
50.0%-59.9% ....................      20       178,970,535     24.0       6.2735%      119         1.40x      67.5%      53.9%
60.0%-64.9% ....................      26       249,328,919     33.5       6.2375%      117         1.45x      73.8%      63.1%
65.0%-69.9% ....................      26       252,830,147     33.9       6.3714%      113         1.39x      77.2%      66.8%
70.0%-72.1% ....................       2        14,688,481      2.0       6.3660%       67         1.37x      77.1%      72.0%
                                      --      ------------    -----
Total/Weighted Average .........      87      $745,331,351    100.0%      6.3293%      118         1.45x      72.4%      59.9%
                                      ==      ============    =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


                        RANGE OF CUT-OFF DATE BALANCES


                                                                                           WEIGHTED AVERAGES
                                                                      -----------------------------------------------------------
                                                AGGREGATE      % OF                   STATED                CUT-OFF
                                  NUMBER OF      CUT-OFF     INITIAL                REMAINING                DATE      LTV RATIO
      RANGE OF CUT-OFF DATE        MORTGAGE       DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
            BALANCES                LOANS        BALANCE     BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
-------------------------------- ----------- -------------- --------- ------------ ----------- ---------- ---------- ------------
$998,601-$1,999,999.............       8     $ 10,996,948       1.5%      6.2286%      139         1.51x      63.0%       42.0%
$2,000,000-$4,999,999...........      34      120,592,954      16.2       6.3445%      131         1.48x      72.0%       53.7%
$5,000,000-$9,999,999...........      22      164,357,598      22.1       6.2603%      114         1.40x      75.3%       64.0%
$10,000,000-$14,999,999.........      12      150,770,122      20.2       6.3929%      114         1.53x      69.3%       58.5%
$15,000,000-$24,999,999.........       5      101,957,152      13.7       6.1474%      111         1.46x      73.0%       63.1%
$25,000,000-$41,267,247.........       6      196,656,577      26.4       6.4286%      117         1.39x      72.6%       60.5%
                                      --     ------------     -----
Total/Weighted Average .........      87     $745,331,351     100.0%      6.3293%      118         1.45x      72.4%       59.9%
                                      ==     ============     =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                   RANGE OF CURRENT OCCUPANCY RATES(1)(2)(3)


                                                                                            WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                                 AGGREGATE      % OF                   STATED                CUT-OFF
                                   NUMBER OF      CUT-OFF     INITIAL                REMAINING                DATE      LTV RATIO
        RANGE OF CURRENT           MORTGAGED       DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
         OCCUPANCY RATES          PROPERTIES      BALANCE     BALANCE      RATE      (MOS.)(4)     DSCR       RATIO    MATURITY(4)
-------------------------------- ------------ -------------- --------- ------------ ----------- ---------- ---------- ------------
72.5-84.9 ......................        6     $ 28,950,807       4.0%      6.4028%  119             1.35x      70.1%       60.0%
85.0-89.9 ......................        9       67,271,339       9.2       6.4018%  118             1.50x      75.2%       64.4%
90.0-94.9 ......................       20      191,444,325      26.2       6.2244%  115             1.30x      74.4%       61.6%
95.0-100.0 .....................       75      442,764,881      60.6       6.3513%  119             1.42x      72.4%       59.4%
                                       --     ------------     -----
Total/Weighted Average .........      110     $730,431,351     100.0%      6.3248%  118             1.41x      73.1%       60.5%
                                      ===     ============     =====

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3)   Calculations exclude any hotel properties.

(4) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.



                     RANGE OF YEARS BUILT/RENOVATED(1)(2)

                                                                                            WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                                 AGGREGATE      % OF                   STATED                CUT-OFF
                                   NUMBER OF      CUT-OFF     INITIAL                REMAINING                DATE      LTV RATIO
          RANGE OFYEARS            MORTGAGED       DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
         BUILT/RENOVATED          PROPERTIES      BALANCE     BALANCE      RATE      (MOS.)(3)     DSCR       RATIO    MATURITY(3)
-------------------------------- ------------ -------------- --------- ------------ ----------- ---------- ---------- ------------
1963-1970 ......................        7     $ 17,789,070       2.4%      6.7829%      116         1.36x      73.9%       61.7%
1971-1980 ......................       15       72,778,449       9.8       6.3979%      120         1.38x      73.7%       61.5%
1981-1985 ......................       10       47,361,764       6.4       6.8663%      115         1.36x      73.9%       62.9%
1985-1990 ......................       12       83,572,516      11.2       6.1095%      115         1.44x      70.6%       59.3%
1991-1995 ......................        6       41,051,250       5.5       6.7712%      118         1.37x      66.4%       54.1%
1996-2000 ......................       36      293,668,742      39.4       6.2587%      116         1.41x      73.0%       59.7%
2001-2002 ......................       25      189,109,561      25.4       6.2365%      121         1.57x      72.4%       60.0%
                                       --     ------------     -----
Total/Weighted Average .........      111     $745,331,351     100.0%      6.3293%      118         1.45x      72.4%       59.9%
                                      ===     ============     =====

----------
(1) Range of Years Built/Renovated references the earlier of the year built or, with respect to renovated properties, the year of the most recent renovation with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                   PAYMENT PROTECTION AS OF THE CUT-OFF DATE


                                                                                      WEIGHTED AVERAGES
                                                                       -----------------------------------------------
                                                                                                   STATED
                                                AGGREGATE       % OF                   STATED    REMAINING    STATED
                                  NUMBER OF      CUT-OFF      INITIAL                REMAINING    LOCKOUT    REMAINING
                                   MORTGAGE        DATE         POOL     MORTGAGE     LOCKOUT     PLUS DEF     TERM
      PREPAYMENT PROVISION          LOANS        BALANCE      BALANCE      RATE        (MOS.)      (MOS.)    (MOS.)(1)
-------------------------------- ----------- --------------- --------- ------------ ----------- ----------- ----------
Defeasance .....................      85      $734,487,059      98.5%      6.3238%  26              115         119
Prepayment Premium .............       1         8,400,000       1.1       6.6400%  19               19          55
Yield Maintenance ..............       1         2,444,292       0.3       6.9000%  33               33          81
                                      --      ------------     -----
Total/Weighted Average .........      87      $745,331,351     100.0%      6.3293%  26              113         118
                                      ==      ============     =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


                              AMORTIZATION TYPES


                                                   AGGREGATE       % OF
                                     NUMBER OF      CUT-OFF      INITIAL
              TYPE OF                 MORTGAGE        DATE         POOL
            AMORTIZATION               LOANS        BALANCE      BALANCE
----------------------------------- ----------- --------------- ---------
Balloon Mortgage Loans(1) .........      59      $456,274,208      61.2%
ARD Mortgage Loans ................      22       264,638,152      35.5
Fully Amortizing Mortgage
 Loans ............................       4        13,418,991       1.8
Partial Interest Only
 Mortgage Loan(2) .................       1         8,400,000       1.1
Full Term Interest Only
 Mortgage Loan ....................       1         2,600,000       0.3
                                         --      ------------     -----
Total/Weighted Average ............      87      $745,331,351     100.0%
                                         ==      ============     =====


                                                         WEIGHTED AVERAGES
                                    -----------------------------------------------------------
                                                    STATED                CUT-OFF
                                                  REMAINING                DATE      LTV RATIO
              TYPE OF                 MORTGAGE       TERM        UW         LTV         AT
            AMORTIZATION                RATE      (MOS.)(3)     DSCR       RATIO    MATURITY(3)
----------------------------------- ------------ ----------- ---------- ---------- ------------
Balloon Mortgage Loans(1) .........     6.3151%      115         1.43x      73.6%       61.5%
ARD Mortgage Loans ................     6.3509%      119         1.46x      70.6%       59.5%
Fully Amortizing Mortgage
 Loans ............................     6.4102%      239         1.49x      64.5%        1.7%
Partial Interest Only
 Mortgage Loan(2) .................     6.6400%       55         1.37x      75.3%       72.0%
Full Term Interest Only
 Mortgage Loan ....................     5.1900%       59         2.27x      66.7%       66.7%
Total/Weighted Average ............     6.3293%      118         1.45x      72.4%       59.9%

----------
(1) Excludes the mortgage loans with Anticipated Repayment Dates and mortgage loans which have partial or full term interest-only periods.

(2) This mortgage loan provides for monthly payments of interest-only for 12 months at the beginning of the term of the mortgage loan.

(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."


THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase, CIBC and LaSalle. JPMorgan Chase is a subsidiary of J.P. Morgan Chase & Co. and is an affiliate of the Depositor and one of the Underwriters. CIBC is an affiliate of one of the Underwriters. LaSalle is the paying agent and is also an affiliate of one of the Underwriters.


JPMORGAN CHASE

     JPMorgan Chase Bank is a wholly-owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. JPMorgan Chase Bank resulted from the merger on November 10, 2001 of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York. As of September 30, 2002, JPMorgan Chase Bank had total assets of $605.1 billion, total net loans of $175.6 billion, total deposits of $285.7 billion, and total stockholder's equity of $36.0 billion. As of December 31, 2001, JPMorgan Chase Bank had total assets of $537.8 billion, total net loans of $174.9 billion, total deposits of $280.5 billion, and total stockholder's equity of $33.3 billion. JPMorgan Chase Bank is an affiliate of J.P. Morgan Securities Inc., which is an underwriter.


CIBC

     CIBC is a majority-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third-party lenders. CIBC has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York. CIBC is an affiliate of CIBC World Markets Corp, which is an underwriter.


LASALLE

     LaSalle is a national banking association whose principal offices are in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. LaSalle is a subsidiary of ABN AMRO North America, Inc., which is owned by ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of September 30, 2002, LaSalle had total assets of $60.2 billion. LaSalle is acting as the paying agent, authenticating agent and certificate registrar for this transaction and is an affiliate of ABN AMRO Incorporated, which is an Underwriter.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that such guidelines are generally consistent with those described below. All of the mortgage loans were generally originated in accordance with such guidelines. One (1) mortgage loan (identified as Loan No. 1 on Annex A attached to this prospectus supplement) sold to the Depositor by LaSalle was originated by GMAC Commercial Mortgage Corporation. In addition, 1 of the mortgage loans (identified as Loan
No. 42 on Annex A attached to this prospectus supplement) sold to the Depositor by LaSalle was originated by Collateral Mortgage Capital, LLC. In both such cases, LaSalle re-underwrote such mortgage loans. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design,

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attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, if available historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the mortgagor and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the LTV Ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Mortgagor. The Mortgage Loan Seller evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are nonrecourse in nature, in the case of certain mortgage loans, the mortgagor and/or certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination (or in certain limited cases, after origination with respect to certain ESAs), the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the mortgaged property or to execute an indemnity agreement with respect to such condition.

     Physical Assessment Report. Prior to origination (or in certain limited cases, after origination with respect to certain PARs), the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm; provided, however, that in certain cases a PAR is not obtained if the Mortgaged Property is new construction. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the

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mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property where self-insurance is not permitted. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy;
(3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

       (a) the mortgage loan is not delinquent in payment of principal and/or interest and has not been more than 30 days past due and no other material default exists under the mortgage loan after giving effect to any applicable notice and grace period;

       (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

       (c) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Mortgage Loan Seller in all the related borrower's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

       (d) there is an assignment of leases and rents creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

       (e) there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy, subject to certain permitted encumbrances;

       (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property, subject to certain permitted encumbrances;

       (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

       (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

       (i) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

       (j) the related assignment of mortgage and related assignment of the assignment of leases and rents are legal, valid and binding;

       (k) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with the assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

       (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby;

       (m) the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

       (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

       (o) no mortgage loan or any of the related mortgage loan documents is subject to any right of rescission or set-off or valid counterclaim or defense;

       (p) each mortgage loan document complied in all material respects with all applicable state or federal laws, including usury, to the extent non-compliance would have a material adverse effect on the mortgage loan;

       (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law;

       (r) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established and (ii) no condemnation proceedings are pending;

       (s) as of the date of origination of the mortgage loan and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

       (t) all amounts required to be deposited by the borrower in escrow at origination have been deposited; and

       (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property, would materially and adversely affect the value of such property or the ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders therein, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the 90-day period (or with respect to certain document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related mortgage rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid),
(4) a Liquidation Fee, if applicable and (5) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses relating to such mortgage loan (or related REO Loan) or (b) substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to Moody's, S&P, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan which is cross-collateralized with other Mortgage Loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan;
(d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related mortgage file; (i) have a then current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by Moody's or S&P to any class of Certificates then rated by Moody's or S&P, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances, (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (d) and (f) through (p), and (z) the remaining term to stated maturity referred to in clause (e) above is required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a Certificate Balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each, a "Crossed Loan") such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (in its discretion) (1) repurchase or substitute for all such Crossed Loans which are materially and adversely affected by such document defect or omission or breach of a representation or warranty unless each such Crossed Loan is released from its cross-collateralization and cross-default provision so long as such Crossed Loan is held in the trust fund or (2) repurchase or substitute each Crossed Loan in the manner described above in "--Representations and Warranties; Repurchases and Substitutions," unless (i) the debt service coverage ratio for all the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of the original debt service coverage ratio and the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution and
(ii) the loan-to-value ratio for all of the remaining related Crossed Loans, excluding the affected Crossed Loan, determined at the time of repurchase or substitution is not greater than the lesser of the original loan-to-value ratio and the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution. Notwithstanding the foregoing, the related Mortgage Loan Seller may repurchase all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

LOCK BOX ACCOUNTS

     With respect to 55 mortgage loans (the "Lock Box Loans"), representing approximately 75.6% of the Initial Pool Balance, one or more accounts (collectively, the "Lock Box Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 4 Lock Box Loans, representing approximately 9.1% of the Initial Pool Balance, the related Lock Box Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers unless all debt service and required reserve account deposits have been made. Pursuant to the terms of 3 Lock Box Loans, representing approximately 9.3% of the Initial Pool Balance, a cash management account was required to be established for each loan on or about the origination date of each mortgage loan into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 46 Lock Box Loans, representing approximately 48.3% of the Initial Pool Balance, the related mortgage loan documents provide for the establishment of a Lock Box Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) required debt service coverage ratio levels not being maintained, (iii) the date 24 months prior to the Anticipated Repayment Date or (iv) the related Anticipated Repayment Date). With respect to 2 Lock Box Loans, representing approximately

8.9% of the Initial Pool Balance, a Lockbox Account have been established into which the borrower or the property manager is required to deposit on a regular basis all rents and revenues received from the related Mortgaged Property. Except as set forth above, the agreements governing the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto. The Lock Box Accounts will not be assets of any REMIC.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2002-C3 (the "Certificates") will consist of the following 19 classes: the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class B, Class C, Class D and Class E Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

     Only the Class A, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that Distribution Date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1, Class X-2 and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent, in the aggregate, the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amounts (each, a "Notional Amount") of the classes of Class X Certificates. The Notional Amount of the Class X-1 certificates will equal the aggregate of the Certificate Balances of each class of Certificates having a Certificate Balance (the "Principal Balance Certificates") outstanding from time to time. The initial Notional Amount of the Class X-1 Certificates will be approximately $745,331,351.

     The Notional Amount of the Class X-2 Certificates will equal:

       (1) through and including the Distribution Date in December 2003, the sum of (a) the lesser of $173,853,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

       (2) after the Distribution Date in December 2003 through and including the Distribution Date in December 2004, the sum of (a) the lesser of $136,298,000 and the Certificate Balance of the Class A-1 Certificates and
   (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

       (3) after the Distribution Date in December 2004 through and including the Distribution Date in December 2005, the sum of (a) the lesser of $98,203,000 and the Certificate Balance of the Class A-1 Certificates, (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

       (4) after the Distribution Date in December 2005 through and including the Distribution Date in December 2006, the sum of (a) the lesser of $62,212,000 and the Certificate Balance of the Class A-1 Certificates, (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and (c) the lesser of $12,169,000 and the Certificate Balance of the Class J Certificates;

       (5) after the Distribution Date in December 2006 through and including the Distribution Date in December 2007, the sum of (a) the lesser of $11,941,000 and the Certificate Balance of the Class A-1 Certificates, (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (c) the lesser of $1,526,000 and the Certificate Balance of the Class J Certificates;

       (6) after the Distribution Date in December 2007 through and including the Distribution Date in December 2008, the sum of (a) the lesser of $371,985,000 and the Certificate Balance of the Class A-2 Certificates, (b) the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E, Class F and Class G Certificates and (c) the lesser of $6,912,000 and the Certificate Balance of the Class H Certificates;

       (7) after the Distribution Date in December 2008 through and including the Distribution Date in December 2009, the sum of (a) the lesser of $323,784,000 and the Certificate Balance of the Class A-2 Certificates, (b) the aggregate of the Certificate Balance of the Class B, Class C, Class D, Class E and Class F Certificates and (c) the lesser of $9,338,000 and the Certificate Balance of the Class G Certificates; and

       (8) after the Distribution Date in December 2009, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $704,376,000.

     The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $96,893,351.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association, one of the Mortgage Loan Sellers, will serve as Paying Agent (in that capacity, the "Paying Agent"). LaSalle Bank National Association is also an affiliate of one of the underwriters. In addition, LaSalle Bank National Association will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 135
S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-JPMorgan 2002-C3 and its telephone number is
(312) 904-9387. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer, the Paying Agent or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in January 2003 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") under the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain accounts (the "Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account," both of which may be a sub-account of a single account (collectively, the "Distribution Account")), in the name of the Trustee for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the mortgage loans into the Interest Reserve Account during the related interest period, an amount equal to one day's interest at the Net Mortgage Rate (without regard to the proviso in the definition thereof) for each mortgage loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date occurring each March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Non-Offered Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Certificates, such gains will be held and applied to offset future realized losses, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of Moody's and S&P ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds. Funds held in the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

       (x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the business day preceding the related Master Servicer Remittance Date plus, with respect to the first Distribution Date the Interest Deposit Amount, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal for each mortgage loan with a due date occurring after the related Determination Date, the related due date);

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each mortgage loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges and Prepayment Premiums;

          (7) all amounts deposited in the Certificate Account in error; and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

       (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling Agreements-- Certificate Account" in the prospectus; and

       (z) on the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to a mortgage loan for the related Due Period on the business day immediately following that day will be deemed to have been received during the related Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to the Class A-1, Class A-2 and Class X Certificates, pro rata (based upon their respective entitlements to interest for that Distribution
Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for those classes;

     Second, (1) to the Class A-1 Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount until the Certificate Balance of that class is reduced to zero and (2) following reduction of the Certificate Balance of the Class A-1 Certificates to zero, to the Class A-2 Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates on that Distribution Date) until the Certificate Balance of that class is reduced to zero;

     Third, to the Class A-1 and Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fifth, following reduction of the Certificate Balances of the Class A-1 and Class A-2 Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2 and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eleventh, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fourteenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Seventeenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twentieth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-third, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2,

Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-second, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Forty-first, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-second, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-third, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A-1 and Class A-2 Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 4.2000%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 4.9940%.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 5.1460%.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 5.2150%.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to 5.3140%.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to 5.3830%.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate minus 0.5110%.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate minus 0.1180%.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the lesser of 5.0560% and the WAC Rate.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to the lesser of 5.0560% and the WAC Rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to the lesser of 5.0560% and the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to the lesser of 5.0560% and the WAC Rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to the lesser of 5.0560% and the WAC Rate.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to the lesser of 5.0560% and the WAC Rate.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to the lesser of 5.0560% and the WAC Rate.

     The Pass-Through Rate applicable to the Class X-1 and Class X-2 Certificates for the initial Distribution Date will equal approximately 0.1223% and 1.3645% per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-1 Components") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the classes of Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in December 2009, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

       (1) if such Class X-1 Component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to such Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates;

       (2) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates;

       (3) if such Class X-1 Component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates; and

       (4) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in December 2009, all or a designated portion of the Certificate Balance of each class of Principal Balance Certificates will constitute a separate Class X-1 Component, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the class of Principal Balance Certificates whose Certificate Balance or designated portion thereof makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each Distribution Date through and including the Distribution Date in December 2009, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a "Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in December 2009, the "Class X-2 Strip Rate" for each Class X-2 Component will equal the lesser of:

       (1) the Class X-2 Fixed Strip Rate as set forth below, and

       (2) the WAC Rate for such Distribution Date less the sum of (x) the Pass-Through Rate in effect on such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component and
   (y) 0.01%.


CLASS X-2 COMPONENT RELATING TO THE             CLASS X-2
FOLLOWING PRINCIPAL BALANCE CERTIFICATE      FIXED STRIP RATE
-----------------------------------------   -----------------
   A-1 ..................................          2.03%
   A-2 ..................................          1.24%
   B ....................................          1.08%
   C ....................................          1.02%
   D ....................................          0.92%
   E ....................................          0.85%
   F ....................................          0.50%
   G ....................................          0.10%
   H ....................................          1.16%
   J ....................................          1.16%
   K ....................................          1.16%


     After the Distribution Date in December 2009, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-6 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on a 30/360 Basis in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each mortgage loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any voluntary principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date or Prepayment Interest Shortfalls resulting from involuntary principal prepayments (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Certificates (other than the Residual Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all classes of Certificates (other than the Residual Certificates and the Class X Certificates) for the related Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring or a grace period ending after the related Determination Date, the related due date or last day of such grace period, as applicable) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring or a grace period ending after the related Determination Date, the related due date or last day of such grace period, as applicable), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date and prior to the related Distribution Date, the related due date); and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) or any REO Loan, is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for that date that is attributable to that mortgage loan. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first

Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to mortgage loans on or prior to the related Determination Date to the Class NR Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PREMIUMS

     On any Distribution Date, Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected during the related Due Period will be required to be distributed by the Paying Agent on the classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, for each class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all classes of Certificates on the Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Offered Certificates and (c) the aggregate amount of Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any class of Offered Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such class of Offered Certificates and
(ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

     On any Distribution Date, any Prepayment Premiums collected during the related Due Period will be required to be distributed by the Paying Agent to the Class X-1 Certificates.

     For a description of Yield Maintenance Charges and Prepayment Premiums, see "Description of the Mortgage Pool-- Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and

Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges and Prepayment Premiums.


ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

                       ASSUMED FINAL
CLASS DESIGNATION    DISTRIBUTION DATE
------------------- ------------------

   A-1 ............ May 12, 2012
   A-2 ............ December 12, 2012
   B .............. December 12, 2012
   C .............. December 12, 2012
   D .............. December 12, 2012
   E .............. December 12, 2012


     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be July 12, 2035, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

     o the rights of the holders of the Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o the rights of the holders of the Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o the rights of the holders of the Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the B Certificates, and

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     The above described subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of principal equal to the entire Certificate Balance of each of those classes of Certificates.

     The protection afforded to the holders of the Class E Certificates by means of the subordination of those classes of Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under

"--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1 and Class A-2 Certificates, pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation will be made first to the Class A-1 Certificates until their Certificate Balance has been reduced to zero and then to the Class A-2 Certificates until their Certificate Balance has been reduced to zero. Allocation to the Class A-1 and Class A-2 Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-2 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1 and Class A-2 Certificates, the percentage interest in the trust fund evidenced by the Class A-1 and Class A-2 Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1 and Class A-2 Certificates by the Subordinate Certificates.

     Following retirement of the Class A-1 and Class A-2 Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates and the Class D Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that class of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class X and the Residual Certificates) with later alphabetical class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the classes of Class A-1 and Class A-2 Certificates pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer, the Special Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "Certain Federal

Income Tax Consequences--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a class of Offered Certificates in accordance with the payment priorities set forth in "--Distributions--Priority" above.


ADVANCES

     On the business day immediately preceding each Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans during the related Due Period and not received as of the business day prior to the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Determination Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is not received until after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, Prepayment Premiums or Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the amount that would be due on that day based on the full amortization schedule used to calculate the Periodic Payments on that mortgage loan prior to its maturity date.

     In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the servicing and administration of any Mortgaged Property or REO Property in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer or the Trustee will be entitled to recover any Advance made that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded annually at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

       (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

       (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

       (3) the date on which a receiver has been appointed;

       (4) 60 days after a borrower declares bankruptcy;

       (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

       (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan if the borrower has not delivered to the Master Servicer on the related maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 150 days; and

       (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance less than $2,000,000, and (b) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder, the Master Servicer and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (1) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received. The Determination Date for each Distribution Date is the fourth business day preceding such Distribution Date.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder, the Master Servicer, and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within 30 days of receipt, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential, risk characteristics or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.


REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the holder of the Companion Loan, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, Moody's, S&P, the Trustee and certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

       (1) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reduction of the Certificate Balance of the Certificates;

       (2) the amount of the distribution on the Distribution Date to the holders of each class of Certificates allocable to Distributable Certificate Interest;

       (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

       (4) the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

       (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

       (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

       (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

       (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

       (9) the Available Distribution Amount for the Distribution Date;

       (10) the amount of the distribution on the Distribution Date to the holders of the Class X Certificates allocable to Yield Maintenance Charges and Prepayment Premiums;

       (11) the Pass-Through Rate for each class of Certificates for the Distribution Date and the next succeeding Distribution Date;

       (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

       (13) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

       (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

       (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

       (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

       (17) the amount of any remaining unpaid interest shortfalls for each class of Certificates as of the Distribution Date;

       (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

       (19) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

       (21) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

       (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

       (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full),
   (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

       (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

       (25) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (27) the original and then current credit support levels for each class of Certificates;

       (28) the original and then current ratings for each class of Certificates;

       (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

       (30) the aggregate amount of Yield Maintenance Charges and Prepayment Premiums collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer and direction from the Depositor.

     In the case of information furnished pursuant to clauses (1), (2), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (11) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to a financial market publisher, which is anticipated initially to be Bloomberg, L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual operating statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder, Moody's, S&P, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

       (1) the Pooling and Servicing Agreement and any amendments to that agreement;

       (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

       (3) all officer's certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (4) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

       (6) copies of the mortgage loan documents;

       (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

       (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS


     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificates as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates (other than the Class X-1 and Class X-2 Certificates and the Residual Certificates), each determined as of the prior Distribution Date. None of the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a class of Certificates will be allocated among the holders of such Certificates in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.


TERMINATION; RETIREMENT OF CERTIFICATES


     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto,
(2) the exchange of all then outstanding Certificates for the mortgage loans remaining in the trust or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.


     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to certain Classes of Certificates being held by one certificateholder who must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A., a national banking association, with its principal offices located in Minneapolis, Minnesota, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, ATTN:
Corporate Trust Services (CMBS) J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2002-C3. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.00275% per annum (the "Trustee Fee Rate") (other than in respect of mortgage loans that are the subject of principal prepayments applied on a date other than a date on which the mortgage loans are due) and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer will be required to service and administer the mortgage loans for which it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the Trust and in the best interests of and for the benefit of Certificateholders (as determined by the Master Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans and, if applicable, the Long Island Industrial Portfolio III Intercreditor Agreement and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans, (2) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and (3) without regard to:

       (A) any relationship that the Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

       (B) the ownership of any Certificate by the Master Servicer or any of its affiliates, as the case may be;

       (C) the Master Servicer's obligation to make Advances; and

       (D) the right of the Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the "Master Servicer Servicing Standards").

     The Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents and, if applicable, the Long Island Industrial Portfolio III Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer, in either case, giving due consideration to customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage lenders, loan servicers and asset managers, but without regard to:

       (A) any relationship that the Special Servicer, or any of its affiliates may have with the related borrower or any affiliate thereof, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

       (B) the ownership of any Certificate by the Special Servicer or any of its affiliates;

       (C) the Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

       (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer; and

       (E) any debt that the Special Servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Special Servicer Servicing Standards").

     "Servicing Standards" means (i) with respect to the Master Servicer, the Master Servicer Servicing Standards and (ii) with respect to the Special Servicer, the Special Servicer Servicing Standards.

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans. The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan:

       (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within 150 days, provided that if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of the 150-day period (or at the end of any such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

       (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent;

       (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

       (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

       (5) as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

       (6) as to which a default of which the Master Servicer has notice (other than a payment default) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan upon request by the Directing Certificateholder in its sole discretion.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least 3 consecutive full and timely Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan, including a description of the action(s) proposed to be taken with respect to such mortgage loan, not later than 60 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder, the Master Servicer, the Mortgage Loan Sellers, the Trustee, the Paying Agent, Moody's and S&P. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer or the Master Servicer, as the case may be, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten-day period, the Directing Certificateholder will be deemed to have approved such action):

       (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

       (ii) any modification of a monetary term of a mortgage loan (excluding waivers of Default Interest and late penalties constituting additional servicing compensation);

       (iii) any proposed or actual sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of Certificates--Termination; Retirement of Certificates"in this prospectus supplement) for less than the applicable Purchase Price;

       (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

       (v) any acceptance of substitute or additional collateral for a mortgage loan other than pursuant to the specific terms of the related mortgage loan documents;

       (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan;

       (vii) any management company changes or franchise changes with respect to a mortgage loan for which the Special Servicer is required to consent or approve;

       (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than pursuant to the specific terms of the related mortgage loan documents;

       (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of the mortgage loan documents; and

       (x) any release of a material portion of the collateral for a Mortgage Loan other than as required pursuant to the specific terms of the related Mortgage Loan.

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that no such direction may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement or the Servicing Standards.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.


LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or any Certificateholder (other than the Controlling Class Certificateholder) for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Directing Certificateholder will not be protected against any liability to any Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     The Directing Certificateholder:

       (a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

       (b) may act solely in the interests of the holders of the Controlling Class;

       (c) does not have any duties to the holders of any class of certificates other than the Controlling Class;

       (d) may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates;

       (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class; and

       (f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.


THE MASTER SERVICER

     As of September 30, 2002, GMAC Commercial Mortgage Corporation (the "Master Servicer") was the master servicer of a portfolio of multifamily and commercial loans totaling approximately $125.4 billion in aggregate outstanding principal balance.

     The information set forth in this prospectus supplement concerning the Master Servicer has been provided by the Master Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


THE SPECIAL SERVICER

     Clarion Partners, LLC ("Clarion" or the "Special Servicer"), a New York limited liability company, was established in 1982 as Jones Lang Wooton Realty Advisors and is registered with the Securities and Exchange Commission as a registered investment advisor. In 1998, Clarion became a wholly owned subsidiary of ING Group of the Netherlands ("ING"). Clarion manages a portfolio of over $10 billion in commercial real estate investments and is currently named special servicer on over $1.3 billion of CMBS transactions. Clarion, with a staff of nearly 500 employees located in offices in major cities across the country, has been approved as special servicer by S&P, Fitch and Moody's. It is anticipated that Clarion or an affiliate will purchase a significant portion of the certificates. Clarion is headquartered at 335 Madison Avenue, 7th Floor, New York, New York 10017.

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     The information set forth in this prospectus supplement concerning the
Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each of Moody's and S&P confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any class of Certificates.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.0200% to 0.1450%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.0450% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) 50% of all application fees with respect to assumptions, extensions and modifications, defeasance and 50% of all consent, waiver, assumption, modification and defeasance fees, in each case with respect to all mortgage loans which are not Specially Serviced Mortgage Loans and (2) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay interest on Advances. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of those funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the "Administrative Cost Rate" listed for that mortgage loan on Annex A. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.35% per annum (the "Special Servicing Fee Rate") (with a minimum of $4,000 per month for each Specially Serviced Mortgage Loan) calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became

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Corrected Mortgage Loans during the period that it acted as special servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but the fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Insurance and Condemnation Proceeds or Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchase or, if such repurchase occurs after such time period, the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or the Master Servicer or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of (1) all application fees with respect to assumptions, extensions, modifications and defeasance and all consent, waiver, assumption, modification, extension and defeasance fees, in each case with respect to all mortgage loans, in each case, received with respect to the Specially Serviced Mortgage Loans and (2) 50% of all application fees with respect to assumptions, extensions and modifications, defeasance and 50% of all consent, waiver, assumption, modification and defeasance fees, in each case with respect to all mortgage loans which are not Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to late payment charges paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent those amounts are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan. The Special Servicer will also be entitled to receive default interest on Specially Serviced Mortgage Loans paid by the borrowers on all mortgage loans, but only to the extent the amounts are not needed to pay interest on advances. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans. The Special Servicer will also be entitled to receive any investment earnings on the REO Account.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

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     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances," the Master Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. Any and all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by the Master Servicer or the Special Servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event with respect to such mortgage loan, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including Insurance and Condemnation Proceeds, Liquidation Proceeds and proceeds from the repurchase of a mortgage loan, in connection with the related mortgage loan or REO Property. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates-- Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the end of the Due Period, then the shortfall in a full month's interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with principal prepayments received in respect of the mortgage loans for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every Mortgage Loan and REO Loan for which such Servicing Fees are being paid for the related Distribution Date, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses. However, if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (i) subsequent to a default under the related mortgage loan documents, (ii) pursuant to applicable law or a court order, or
(iii) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for the related Distribution Date and (B) all Prepayment Interest Excesses for the related Distribution Date. In no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer will be required to use reasonable efforts, consistent with the

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Servicing Standards, to cause each borrower to maintain for the related
Mortgaged Property fire and hazard insurance required by the terms of the mortgage loan documents in the amounts, and from an insurer meeting the requirements set forth therein or, if the borrower does not so maintain such coverage, the Master Servicer will be required to maintain such coverage to the extent such coverage is commercially available (or, with the consent of the Directing Certificateholder, available at commercially reasonable rates), as determined by the Master Servicer in accordance with the Servicing Standards. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use reasonable efforts to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee has an insurable interest in the Mortgaged Property and insurance is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related mortgage loan and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.


     Notwithstanding the foregoing, with respect to the mortgage loans which either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer with respect to mortgage loans which are not Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans will be required to (A) monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (the "Additional Exclusions"),
(B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, (C) if the Master Servicer with respect to mortgage loans which are not Specially Serviced Mortgage Loans and the Special Servicer with respect to mortgage loans which are Specially Serviced Mortgage Loans determines in accordance with the Servicing Standards that insurance covering the Additional Exclusions is available at a commercially reasonable price in or around the region in which the Mortgaged Property is located, the Master Servicer with respect to mortgage loans which are not Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans shall require the borrower to maintain such insurance, and if the borrower fails to maintain such insurance, shall cause such insurance to be maintained and (D) if the Master Servicer with respect to mortgage loans which are not Specially Serviced Mortgage Loans and the Special Servicer, with respect to mortgage loans which are Specially Serviced Mortgage Loans, determines in accordance with the Servicing Standards that insurance covering the Additional Exclusions is not available at a commercially reasonable price, inform the Rating Agencies as to such conclusions for those mortgage loans that have one of the ten (10) highest outstanding principal balances of all of the mortgage loans then included in the trust. If the Master Servicer with respect to mortgage loans which are not Specially Serviced Mortgage Loans and the Special Servicer with respect to mortgage loans which are Specially Serviced Mortgage Loans does not enforce a terrorism insurance requirement, the Master Servicer with respect to mortgage loans which are not Specially Serviced Mortgage Loans and the Special Servicer with respect to mortgage loans which are Specially Serviced Mortgage Loans will forward to the related borrower a forbearance letter that reserves the Master Servicer's or Special Servicer's, as the case may be, right to enforce the terrorism insurance requirement at a later date.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan and, in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority to approve any assumptions, transfers of interest, material modifications, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

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     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

       (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

       (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) of Certificates with the latest alphabetical designation then outstanding and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the Mortgage Loan Sellers, Moody's, S&P, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution thereof, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an

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assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund at a price (the "Option Price") equal to (i)(a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or Prepayment Premiums then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) to the extent the Special Servicer or its assignee is the party acquiring such mortgage loan, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, and all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related mortgagor's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a holder of a Controlling Class Certificate, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was

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at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer or Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case


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may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more once every 12 months and (B) less than $2,000,000 once every 24 months, in each case commencing in calendar year 2003 unless a physical inspection has been performed by the Special Servicer within the last 12 or 24 months, as applicable and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above which are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of Moody's and S&P that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by Moody's or S&P to any class of certificates, and approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors

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in judgment; provided, however, that none of the Master Servicer, the Special
Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

       (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

       (b) any failure by the Special Servicer to deposit into the REO Account or to remit to the Master Servicer for deposit in the Certificate Account in each case, within one business day after the day such deposit is required to be made by the Special Servicer under the Pooling and Servicing Agreement;

       (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing, as to that class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the holders of Certificates of any class evidencing, as to that class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

       (f) the Master Servicer is removed from S&P's approved master servicer list and the ratings of any of the Certificates by S&P are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal;

       (g) a servicing officer of the Master Servicer obtains actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) has placed one or more Classes of Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge), and, in the case of either of clauses (A) or (B), cited servicing concerns with the Master Servicer as the sole or material factor in such rating action;

       (h) solely with respect to the Special Servicer, the Special Servicer is removed from S&P's approved special servicer list and is not reinstated to the approved special servicer list within 60 days of such removal;

       (i) solely with respect to the Special Servicer, Moody's places its ratings on any class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing special servicing concerns as the sole or a contributory factor in such rating action and such "watch" status is not rescinded within 60 days (or such longer period as would not, as confirmed by such rating agency in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by such rating agency to the Certificates); or

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       (j) solely with respect to the Special Servicer, Moody's downgrades the then current ratings of any class of Certificates, citing special servicing concerns as the sole or a contributory factor in such downgrade.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and which has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

       (a) to cure any ambiguity;

       (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or this prospectus supplement or to correct any error;

       (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P, as evidenced by a letter from each of Moody's and S&P;

       (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

       (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P; and

       (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each of Moody's and S&P, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P; provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that Certificate, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or (5) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P, amend the Servicing Standards.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, Prepayment Premiums, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates. An investor should consider, in the case of any

Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods, Yield Maintenance Charges or Prepayment Premiums and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods, Yield Maintenance Charges and/or Prepayment Premiums. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges, Prepayment Premiums or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

       (a) scheduled periodic payments (including payments due at maturity) of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in January 2003;

       (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

       (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the cut-off date will continue to be due on each due date until the maturity date or the Anticipated Repayment Date, as the case may be;

       (d) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

       (e) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or defeasance period at the respective levels of CPR set forth in the tables;

       (f) no Yield Maintenance Charges or Prepayment Premiums are included in any allocations or calculations;

       (g) the Closing Date is December 23, 2002;

       (h) the ARD Loans prepay on their Anticipated Repayment Dates;

       (i) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement; and

       (j) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.


                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                        0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------ ------------- ------------- ------------- ------------- -------------
Initial Percentage .................         100           100           100           100           100
December 12, 2003 ..................          95            95            95            95            95
December 12, 2004 ..................          90            90            89            89            89
December 12, 2005 ..................          84            84            83            83            83
December 12, 2006 ..................          78            77            77            77            76
December 12, 2007 ..................          57            56            56            56            56
December 12, 2008 ..................          50            50            50            50            49
December 12, 2009 ..................          28            28            28            28            28
December 12, 2010 ..................          20            20            20            20            20
December 12, 2011 ..................          12            12            12            12            12
December 12, 2012 ..................           0             0             0             0             0
December 12, 2013 ..................           0             0             0             0             0
Weighted Average Life (Years)(1) ...        5.70          5.69          5.68          5.67          5.67
Estimated Month of First Principal .   1/12/2003     1/12/2003     1/12/2003     1/12/2003     1/12/2003
Estimated Month of Maturity ........   5/12/2012     5/12/2012     5/12/2012     5/12/2012     5/12/2012

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                                 0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
--------------------------------------------- ------------- ------------- ------------- ------------- -------------
Initial Percentage ..........................         100           100           100           100           100
December 12, 2003 ...........................         100           100           100           100           100
December 12, 2004 ...........................         100           100           100           100           100
December 12, 2005 ...........................         100           100           100           100           100
December 12, 2006 ...........................         100           100           100           100           100
December 12, 2007 ...........................         100           100           100           100           100
December 12, 2008 ...........................         100           100           100           100           100
December 12, 2009 ...........................         100           100           100           100           100
December 12, 2010 ...........................         100           100           100           100           100
December 12, 2011 ...........................         100           100           100           100           100
December 12, 2012 ...........................           0             0             0             0             0
December 12, 2013 ...........................           0             0             0             0             0
Weighted Average Life (Years)(1) ............        9.80          9.80          9.80          9.79          9.79
Estimated Month of First Principal ..........   5/12/2012     5/12/2012     5/12/2012     5/12/2012     5/12/2012
Estimated Month of Maturity .................  12/12/2012    12/12/2012    12/12/2012    12/12/2012    12/12/2012

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.


                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                                  0% CPR         3% CPR         6% CPR         9% CPR        12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percentage ..........................          100            100            100            100            100
December 12, 2003 ...........................          100            100            100            100            100
December 12, 2004 ...........................          100            100            100            100            100
December 12, 2005 ...........................          100            100            100            100            100
December 12, 2006 ...........................          100            100            100            100            100
December 12, 2007 ...........................          100            100            100            100            100
December 12, 2008 ...........................          100            100            100            100            100
December 12, 2009 ...........................          100            100            100            100            100
December 12, 2010 ...........................          100            100            100            100            100
December 12, 2011 ...........................          100            100            100            100            100
December 12, 2012 ...........................            0              0              0              0              0
December 12, 2013 ...........................            0              0              0              0              0
Weighted Average Life (Years)(1) ............         9.97           9.97           9.97           9.97           9.97
Estimated Month of First Principal ..........   12/12/2012     12/12/2012     12/12/2012     12/12/2012     12/12/2012
Estimated Month of Maturity .................   12/12/2012     12/12/2012     12/12/2012     12/12/2012     12/12/2012

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                                  0% CPR         3% CPR         6% CPR         9% CPR        12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percentage ..........................          100            100            100            100            100
December 12, 2003 ...........................          100            100            100            100            100
December 12, 2004 ...........................          100            100            100            100            100
December 12, 2005 ...........................          100            100            100            100            100
December 12, 2006 ...........................          100            100            100            100            100
December 12, 2007 ...........................          100            100            100            100            100
December 12, 2008 ...........................          100            100            100            100            100
December 12, 2009 ...........................          100            100            100            100            100
December 12, 2010 ...........................          100            100            100            100            100
December 12, 2011 ...........................          100            100            100            100            100
December 12, 2012 ...........................            0              0              0              0              0
December 12, 2013 ...........................            0              0              0              0              0
Weighted Average Life (Years)(1) ............         9.97           9.97           9.97           9.97           9.97
Estimated Month of First Principal ..........   12/12/2012     12/12/2012     12/12/2012     12/12/2012     12/12/2012
Estimated Month of Maturity .................   12/12/2012     12/12/2012     12/12/2012     12/12/2012     12/12/2012

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.


                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                                  0% CPR         3% CPR         6% CPR         9% CPR        12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percentage ..........................          100            100            100            100            100
December 12, 2003 ...........................          100            100            100            100            100
December 12, 2004 ...........................          100            100            100            100            100
December 12, 2005 ...........................          100            100            100            100            100
December 12, 2006 ...........................          100            100            100            100            100
December 12, 2007 ...........................          100            100            100            100            100
December 12, 2008 ...........................          100            100            100            100            100
December 12, 2009 ...........................          100            100            100            100            100
December 12, 2010 ...........................          100            100            100            100            100
December 12, 2011 ...........................          100            100            100            100            100
December 12, 2012 ...........................            0              0              0              0              0
December 12, 2013 ...........................            0              0              0              0              0
Weighted Average Life (Years)(1) ............         9.97           9.97           9.97           9.97           9.97
Estimated Month of First Principal ..........   12/12/2012     12/12/2012     12/12/2012     12/12/2012     12/12/2012
Estimated Month of Maturity .................   12/12/2012     12/12/2012     12/12/2012     12/12/2012     12/12/2012

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                                  0% CPR         3% CPR         6% CPR         9% CPR        12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percentage ..........................          100            100            100            100            100
December 12, 2003 ...........................          100            100            100            100            100
December 12, 2004 ...........................          100            100            100            100            100
December 12, 2005 ...........................          100            100            100            100            100
December 12, 2006 ...........................          100            100            100            100            100
December 12, 2007 ...........................          100            100            100            100            100
December 12, 2008 ...........................          100            100            100            100            100
December 12, 2009 ...........................          100            100            100            100            100
December 12, 2010 ...........................          100            100            100            100            100
December 12, 2011 ...........................          100            100            100            100            100
December 12, 2012 ...........................            0              0              0              0              0
December 12, 2013 ...........................            0              0              0              0              0
Weighted Average Life (Years)(1) ............         9.97           9.97           9.97           9.97           9.97
Estimated Month of First Principal ..........   12/12/2012     12/12/2012     12/12/2012     12/12/2012     12/12/2012
Estimated Month of Maturity .................   12/12/2012     12/12/2012     12/12/2012     12/12/2012     12/12/2012

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and, each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and
(1) the Class A-1, Class A-2, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will evidence the "regular interests" in the Upper-Tier REMIC (other than the portion of the Class NR Certificates representing the right to receive Excess Interest) and (2) the Class R and Class LR Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and the Class LR Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class NR Certificates will represent undivided beneficial interests therein.

     The Lower-Tier REMIC will hold the mortgage loans, the proceeds thereof and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR Certificates, which will represent the sole classes of residual interest therein. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and proceeds thereof and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that no class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes. It is also anticipated that the Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges and Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges or Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.


     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily and manufactured housing community properties. As of the cut-off date, 24 mortgage loans representing approximately 23.0% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates" in the prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among J.P. Morgan Securities Inc. ("JPMSI") for itself and as representative of, ABN AMRO Incorporated ("ABN AMRO"), CIBC World Markets Corp. ("CIBCWMC"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPFSI") and Wachovia Securities, Inc. ("WSI" and, together with JPMSI, ABN AMRO, CIBCWMC and MLPFSI, the "Underwriters") and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balances of each class of Offered Certificates set forth below subject in each case to a variance of 10%.




CLASS                   JPMSI           ABN AMRO          CIBCWMC          MLPFSI             WSI
----------------   ---------------   --------------   --------------   --------------   --------------
Class A-1 ......   $132,200,000      $25,000,000      $25,000,000      $         0      $         0
Class A-2 ......   $235,432,000      $50,000,000      $60,000,000      $25,000,000      $25,000,000
Class B ........   $ 27,950,000      $         0      $         0      $         0      $         0
Class C ........   $  9,316,000      $         0      $         0      $         0      $         0
Class D ........   $ 24,224,000      $         0      $         0      $         0      $         0
Class E ........   $  9,316,000      $         0      $         0      $         0      $         0

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates, before deducting expenses payable by the Depositor estimated to be approximately $2,300,000, will be 100.5% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2002. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     JPMSI is an affiliate of the Depositor and JPMorgan Chase, a Mortgage Loan Seller. CIBCWMC is an affiliate of CIBC Inc., a Mortgage Loan Seller. ABN AMRO is an affiliate of LaSalle, a Mortgage Loan Seller and the Paying Agent, Certificate Registrar and Authenticating Agent.


                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft and for the Underwriters by Thacher Proffitt & Wood. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.


                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"):

CLASS      MOODY'S      S&P
-------   ---------   ------

  A-1        Aaa        AAA
  A-2        Aaa        AAA
  B          Aa2        AA
  C          Aa3         AA-
  D           A2         A
  E           A3         A-


     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, Yield Maintenance Charges, Prepayment Premiums or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties. No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.


                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch Ratings ("Fitch"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "certificates" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.


     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                         INDEX OF PRINCIPAL DEFINITIONS


                                              PAGE
                                             ------

276 Fifth Avenue Borrower ................     S-59
276 Fifth Avenue Loan ....................     S-59
276 Fifth Avenue Property ................     S-59
78 Corporate Center Borrower .............     S-64
78 Corporate Center Loan .................     S-63
78 Corporate Center Property .............     S-63
ABN AMRO .................................    S-144
Actual/360 Basis .........................     S-65
Additional Exclusions ....................    S-125
Administrative Cost Rate .................    S-102
Advances .................................    S-108
anchor tenant ............................     S-31
Anderson Mall Borrower ...................     S-54
Anderson Mall Loan .......................     S-54
Anderson Mall Property ...................     S-54
Anticipated Repayment Date ...............     S-65
Appraisal Reduction ......................    S-110
Appraisal Reduction Event ................    S-109
ARC ......................................     S-49
ARC Portfolio B Borrower .................     S-49
ARC Portfolio B Loan .....................     S-49
ARC Portfolio B Manager ..................     S-50
ARC Portfolio B Properties ...............     S-49
ARD Loans ................................     S-65
Asset Status Report ......................    S-119
Assumed Final Distribution Date ..........    S-105
Assumed Scheduled Payment ................    S-103
Authenticating Agent .....................     S-91
Auxxi ....................................     S-63
Available Distribution Amount ............     S-95
Base Interest Fraction ...................    S-104
Centurion ................................     S-60
Certificate Account ......................     S-94
Certificate Balance ......................     S-89
Certificate Owner ........................     S-90
Certificate Registrar ....................     S-91
Certificateholders .......................     S-47
Certificates .............................     S-89
CIBC .....................................     S-47
CIBCWMC ..................................    S-144
Clarion ..................................    S-121
Class A Certificates .....................     S-89
Class X Certificates .....................     S-89
Class X-1 Components .....................    S-100
Class X-1 Strip Rate .....................    S-100
Class X-2 Component ......................    S-101
Class X-2 Strip Rate .....................    S-101
Clearstream, Luxembourg ..................     S-90



                                              PAGE
                                             ------

Closing Date .............................     S-47
CMSA Investor Reporting Package ..........    S-113
Code .....................................    S-142
Collateral Support Deficit ...............    S-107
Compensating Interest Payment ............    S-124
Constant Prepayment Rate .................    S-137
Controlling Class ........................    S-120
Controlling Class Certificateholder ......    S-120
Corrected Mortgage Loan ..................    S-119
CPR ......................................    S-137
Crossed Loan .............................     S-86
Cross-Over Date ..........................     S-99
Crossways Shopping Center Loan ...........     S-56
Crossways Shopping Center Property........     S-56
Cut-off Date Balance .....................     S-47
Defeasance ...............................     S-68
Defeasance Lockout Period ................     S-68
Depositor ................................     S-47
Depositories .............................     S-91
Determination Date .......................     S-93
Direct Participants ......................     S-91
Directing Certificateholder ..............    S-120
Discount Rate ............................     S-66
Distributable Certificate Interest .......    S-102
Distribution Account .....................     S-94
Distribution Date ........................     S-93
DTC ......................................     S-90
Due Period ...............................     S-95
Effective Gross Income ...................     S-76
ERISA ....................................    S-146
ERISA Plan ...............................    S-146
ESA ......................................     S-82
Euroclear ................................     S-90
Events of Default ........................    S-131
Excess Interest ..........................    S-102
Excess Interest Distribution Account .....     S-94
Excluded Plan ............................    S-147
Exemption ................................    S-146
FIRREA ...................................     S-82
First National Plaza Portfolio
Borrower .................................     S-53
First National Plaza Portfolio Loan ......     S-53
First National Plaza Portfolio
Property .................................     S-53
Fitch ....................................    S-146
Form 8-K .................................     S-73
Gain on Sale Reserve Account .............     S-94
GMACCM ...................................     S-49

                                             PAGE
                                            ------

Indirect Participants ...................     S-91
ING .....................................    S-121
Initial Pool Balance ....................     S-47
Initial Rate ............................     S-65
Initial Resolution Period ...............     S-85
Insurance and Condemnation
Proceeds ................................     S-94
Interest Accrual Period .................      S-8
Interest Deposit Amount .................     S-47
Interest Distribution Amount ............    S-102
Interest Reserve Account ................     S-94
International ...........................     S-64
IRS .....................................    S-128
JPMorgan Chase ..........................     S-47
JPMSI ...................................    S-144
LaSalle .................................     S-47
Liquidation Fee .........................    S-123
Liquidation Fee Rate ....................    S-123
Liquidation Proceeds ....................     S-94
Lock Box Accounts .......................     S-87
Lock Box Loans ..........................     S-87
Lockout Period ..........................     S-66
Long Island Industrial Portfolio III
Borrower ................................     S-51
Long Island Industrial Portfolio III         S-51,
Companion Loan ..........................     S-70
Long Island Industrial Portfolio III
Intercreditor Agreement .................     S-71
Long Island Industrial Portfolio III
Loan ....................................     S-51
Long Island Industrial Portfolio III
Properties ..............................     S-51
Lower-Tier Distribution Account .........     S-94
Lower-Tier REMIC ........................    S-142
Lower-Tier REMIC Regular Interests ......    S-142
LTV Ratio ...............................     S-77
LUST ....................................     S-55
MAI .....................................     S-85
Master Servicer .........................    S-121
Master Servicer Remittance Date .........    S-108
Master Servicer Servicing Standards .....    S-117
MLPFSI ..................................    S-144
Moody's .................................    S-145
Mortgage ................................     S-47
Mortgage Asset Seller ...................     S-47
Mortgage Loan Seller ....................     S-47
Mortgage Loan Sellers ...................     S-47
Mortgage Note ...........................     S-47
Mortgage Rate ...........................    S-102


                                             PAGE
                                            ------

Net Aggregate Prepayment Interest
Shortfall ...............................    S-102
Net Mortgage Rate .......................    S-101
Net Operating Income ....................     S-76
NOI .....................................     S-76
Non-Offered Certificates ................     S-89
Non-Offered Subordinate
Certificates ............................    S-106
Nonrecoverable Advance ..................    S-109
Notional Amount .........................     S-89
Offered Certificates ....................     S-89
OID .....................................    S-142
Old Towne Plaza Borrower ................     S-57
Old Towne Plaza Loan ....................     S-57
Old Towne Plaza Property ................     S-57
operating leverage ......................     S-29
Operating Statements ....................     S-76
Option Price ............................    S-128
PAR .....................................     S-82
Participants ............................     S-91
Pass-Through Rate .......................     S-99
Paying Agent ............................     S-91
Paying Agent Fee ........................     S-91
Paying Agent Fee Rate ...................     S-91
Pender Business Park Borrower ...........     S-61
Pender Business Park Loan ...............     S-61
Pender Business Park Property ...........     S-61
Percentage Interest .....................     S-90
Periodic Payments .......................     S-95
Permitted Investments ...................     S-95
P&I Advance .............................    S-108
Plan ....................................    S-146
PLL Policy ..............................     S-52
PML .....................................     S-70
Pooling and Servicing Agreement .........     S-89
Prepayment Assumption ...................    S-142
Prepayment Interest Excess ..............    S-124
Prepayment Interest Shortfall ...........    S-124
Prepayment Premium ......................     S-67
Primary Collateral ......................     S-87
Prime Rate ..............................    S-109
Principal Balance Certificates ..........     S-89
Principal Distribution Amount ...........    S-102
Principal Shortfall .....................    S-103
Purchase Agreements .....................     S-47
Purchase Option .........................    S-128
Purchase Price ..........................     S-85
Qualified Substitute Mortgage Loan.......     S-85
Rated Final Distribution Date ...........    S-105
Record Date .............................     S-93

                                                  PAGE
                                                 ------

Redevelopment Agreement ......................     S-58
Reimbursement Rate ...........................    S-109
Related Proceeds .............................    S-109
Release Date .................................     S-68
Release H.15 .................................     S-66
REMIC ........................................    S-142
REMIC Provisions .............................    S-142
REO Account ..................................    S-126
REO Loan .....................................    S-104
REO Property .................................    S-119
Residual Certificates ........................     S-89
Restricted Group .............................    S-146
Revised Rate .................................     S-65
RPC ..........................................     S-61
Rules ........................................     S-92
SCDHEC .......................................     S-55
Scheduled Principal Distribution
Amount .......................................    S-103
Senior Certificates ..........................     S-89
Servicing Advances ...........................    S-108
Servicing Fee ................................    S-122
Servicing Fee Rate ...........................    S-122
Servicing Standards ..........................    S-118
shadow anchor ................................     S-31
Similar Law ..................................    S-146
S&P ..........................................    S-145
Special Servicer .............................    S-121
Special Servicer Servicing Standards .........    S-118
Special Servicing Fee ........................    S-122
Special Servicing Fee Rate ...................    S-122
Specially Serviced Mortgage Loans ............    S-119
Stated Principal Balance .....................    S-103
Statement to Certificateholders ..............    S-111



                                                  PAGE
                                                 ------

Subordinate Certificates .....................     S-89
Subordinate Offered Certificates .............     S-89
Terms and Conditions .........................     S-93
TIF Bonds ....................................     S-58
Treasury Rate ................................     S-66
Trustee ......................................     S-47
Trustee Fee ..................................    S-116
Trustee Fee Rate .............................    S-116
Underwriters .................................    S-144
Underwriting Agreement .......................    S-144
Underwritten Cash Flow .......................     S-76
Underwritten Cash Flow Debt Service
Coverage Ratio ...............................     S-75
Underwritten NOI .............................     S-76
Unscheduled Principal Distribution
Amount .......................................    S-103
Upper-Tier Distribution Account ..............     S-94
Upper-Tier REMIC .............................    S-142
UW DSCR ......................................     S-75
UW NCF .......................................     S-76
UW NOI .......................................     S-76
Village Shoppes of Salem Borrower ............     S-62
Village Shoppes of Salem Loan ................     S-62
Village Shoppes of Salem Property ............     S-62
Voting Rights ................................    S-115
WAC Rate .....................................    S-101
Withheld Amounts .............................     S-94
Workout Fee ..................................    S-122
Workout Fee Rate .............................    S-122
WSI ..........................................    S-144
Yield Maintenance Charge .....................     S-66
Yield Maintenance Period .....................     S-66

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


ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


     LOAN #   ORIGINATOR   PROPERTY NAME                            STREET ADDRESS                           CITY
     ------   ----------   -------------                            --------------                           ----
          1    LaSalle     ARC Portfolio B                          Various                                  Various
        1.1                Mountainside                             17190 Mount Vernon Rd                    Golden
        1.2                Oak Park Village                         4000 SW 47th Street                      Gainesville
        1.3                Countryside                              2036 1st Avenue                          Greeley
        1.4                Country Club Manor                       4003 Birch Drive                         Imperial
        1.5                Westlake                                 9717 NW 10th Street                      Oklahoma City
        1.6                Mesquite Meadows                         14647 Lasater Road                       Dallas
        1.7                Aledo                                    124 Yates Circle                         Aledo
        1.8                Sunrise Terrace                          2305 East 19th Street North              Newton
        1.9                College Park                             850 Maury Road                           Orlando
       1.10                Mesquite Ridge                           14222 Lasater Road                       Dallas
       1.11                Mesquite Greens                          100 Beltline Road                        Dallas
       1.12                Shady Creek                              15250 Kleberg Road                       Dallas
       1.13                Brittany Place                           1735 NW Lyman Road                       Topeka
       1.14                El Dorado                                5600 Texoma Parkway                      Sherman
       1.15                Wheel Estates                            5225 South Orange Ave                    Orlando
          2     JPMCB      Long Island Industrial Portfolio III     Various                                  Various
        2.1                95 Horseblock Road                       95 Horseblock Road                       Yaphank
        2.2                6851 Jericho Turnpike                    6851 Jericho Turnpike                    Syosset
        2.3                325 Duffy Avenue                         325 Duffy Avenue                         Hicksville
        2.4                275 Marcus Boulevard                     275 Marcus Boulevard                     Hauppauge
        2.5                171 Milbar Boulevard                     171 Milbar Boulevard                     Farmingdale
        2.6                450 Commack Road                         450 Commack Road                         Deer Park
        2.7                151-171 East 2nd Street                  151-169 East 2nd Street                  Huntington Station
        2.8                171-175 East 2nd Street                  171-175 East 2nd Street                  Huntington Station
        2.9                939 Motor Parkway                        939 Motor Parkway                        Hauppauge
          3      CIBC      First National Plaza Portfolio           Various                                  Dayton
        3.1                130 West Second Street                   130 West Second Street                   Dayton
        3.2                333 & 349 West First Street              333 & 349 West First Street              Dayton
        3.3                111 West First Street                    111 West First Street                    Dayton
          4     JPMCB      Anderson Mall                            3131 North Main Street                   Anderson
          5     JPMCB      Crossways Shopping Center                1412 Greenbrier Parkway                  Chesapeake
          6     JPMCB      Old Towne Plaza                          14810-14900 Manchester Road              Ballwin
          7      CIBC      276 Fifth Avenue                         276 Fifth Avenue                         New York
          8     JPMCB      Pender Business Park                     3922-28 Pender Drive                     Fairfax
          9    LaSalle     Village Shoppes of Salem                 290 South Broadway St.                   Salem
         10      CIBC      78 Corporate Center                      100 & 200 Corporate Drive                Lebanon
         11      CIBC      Jacaranda Plaza                          8101-8373 West Sunrise Boulevard         Plantation
         12    LaSalle     Holiday Inn Newark                       160 Frontage Road                        Newark
         13      CIBC      The Reserve at Greenwood                 1602 Green Mountain Drive                Little Rock
         14     JPMCB      Millennium Chemical Inc                  6752 Baymeadow Drive                     Glen Burnie
         15     JPMCB      Getronics Campus                         22425 East Appleway Avenue               Liberty Lake
         16    LaSalle     Retreat Apartments                       1661 Sierra Springs                      Carmel
         17      CIBC      The Sibley Building                      400 South Salina Street                  Syracuse
         18     JPMCB      Palisade Apartments                      535 W. Johnson Street                    Madison
         19      CIBC      The Reserve at Foxrun                    1912 Green Mountain Drive                Little Rock
         20     JPMCB      28 Wells Avenue                          28  Wells Avenue                         Yonkers
         21      CIBC      318 West Adams Street                    318 West Adams Street                    Chicago
         22      CIBC      BE Aerospace - Miami                     10000 NW 15 Terrace                      Miami
         23      CIBC      Troy Concept Center - Building 150       150 Stephenson Highway                   Troy
         24     JPMCB      Lakeside Center                          8869 Stanford Blvd                       Columbia
         25     JPMCB      Plaza at Buffalo Grove                   686-818 South Buffalo Grove Road         Buffalo Grove
         26    LaSalle     Restoration Hardware                     938 W. North Avenue                      Chicago
         27      CIBC      A & P Center - Boonton                   520-550 Myrtle Avenue                    Boonton
         28    LaSalle     Maple Glen                               2143 Winslow Drive                       Columbus
         29      CIBC      Plaza Del Rancho                         27600-27674 New Hall Ranch Road          Santa Clarita
         30      CIBC      Acuity Financial Center                  7881 West Charleston Boulevard           Las Vegas
         31    LaSalle     Woods at Lakeland Apartments             650 Old Fannin Road                      Flowood
         32      CIBC      The Reserve at Walnut Ridge              1601 North Shackleford Road              Little Rock
         33    LaSalle     Orange Street Plaza                      402-602 Orange Street                    Redlands


                                                    NUMBER OF                                                                YEAR
     LOAN #   STATE     ZIP CODE  COUNTY           PROPERTIES  PROPERTY TYPE          PROPERTY SUBTYPE       YEAR BUILT   RENOVATED
     ------   -----     --------  ------           ----------  -------------          ----------------       ----------   ---------
          1  Various    Various   Various              15      Manufactured Housing   Manufactured Housing     Various     Various
        1.1     CO       80401    Jefferson             1      Manufactured Housing   Manufactured Housing      1963
        1.2     FL       32822    Alachua               1      Manufactured Housing   Manufactured Housing      1973
        1.3     CO       80631    Weld                  1      Manufactured Housing   Manufactured Housing      1972
        1.4     MO       63052    Jefferson             1      Manufactured Housing   Manufactured Housing      1982         1995
        1.5     OK       73127    Oklahoma              1      Manufactured Housing   Manufactured Housing      1984
        1.6     TX       75253    Dallas                1      Manufactured Housing   Manufactured Housing      1985
        1.7     TX       76008    Parker                1      Manufactured Housing   Manufactured Housing      1978
        1.8     IA       50208    Jasper                1      Manufactured Housing   Manufactured Housing      1976
        1.9     FL       32804    Orange                1      Manufactured Housing   Manufactured Housing      1952         1997
       1.10     TX       75253    Dallas                1      Manufactured Housing   Manufactured Housing      1984
       1.11     TX       75253    Dallas                1      Manufactured Housing   Manufactured Housing      1983
       1.12     TX       75253    Dallas                1      Manufactured Housing   Manufactured Housing      1999
       1.13     KS       66608    Shawnee               1      Manufactured Housing   Manufactured Housing      1987
       1.14     TX       75090    Grayson               1      Manufactured Housing   Manufactured Housing      1976
       1.15     FL       32809    Orange                1      Manufactured Housing   Manufactured Housing      1966
          2     NY      Various   Various               9      Industrial             Various                  Various     Various
        2.1     NY       11980    Suffolk               1      Industrial             Flex                      1971         1995
        2.2     NY       11791    Nassau                1      Industrial             Flex                      1969         1999
        2.3     NY       11801    Nassau                1      Industrial             Warehouse/Distribution    1956         2000
        2.4     NY       11788    Suffolk               1      Industrial             Flex                      1985         1999
        2.5     NY       11735    Suffolk               1      Industrial             Warehouse/Distribution    1969         1996
        2.6     NY       11729    Suffolk               1      Industrial             Flex                      1964         1993
        2.7     NY       11746    Suffolk               1      Industrial             Warehouse/Distribution    1968         1986
        2.8     NY       11746    Suffolk               1      Industrial             Warehouse/Distribution    1969         1986
        2.9     NY       11788    Suffolk               1      Industrial             Warehouse/Distribution    1977
          3     OH       45402    Montgomery            3      Office                 CBD                      Various       1999
        3.1     OH       45402    Montgomery            1      Office                 CBD                       1972         1999
        3.2     OH       45402    Montgomery            1      Office                 CBD                       1956         1999
        3.3     OH       45402    Montgomery            1      Office                 CBD                       1972         1999
          4     SC       29621    Anderson              1      Retail                 Regional Mall             1972         2002
          5     VA       23320    Chesapeake City       1      Retail                 Anchored                  1988         1997
          6     MO       63011    St. Louis             1      Retail                 Anchored                  2001
          7     NY       10001    New York              1      Office                 CBD                       1890         1989
          8     VA       22030    Fairfax               1      Office                 Suburban                  2000
          9     NH       03079    Rockingham            1      Retail                 Anchored                  1999
         10     NJ       08833    Hunterdon             1      Office                 Suburban                  1989
         11     FL       33322    Broward               1      Retail                 Anchored                  1974         1999
         12     NJ       07114    Essex                 1      Hotel                  Full Service              1974         2001
         13     AR       72211    Pulaski               1      Multifamily            Garden                    1975
         14     MD       21060    Anne Arundel          1      Industrial             Flex                      1985         1999
         15     WA       99019    Spokane               1      Office                 Suburban                  1984
         16     IN       46280    Hamilton              1      Multifamily            Garden                    2000
         17     NY       13202    Onondoga              1      Office                 CBD                       1969         1994
         18     WI       53703    Dane                  1      Multifamily            Mid/High Rise             2002
         19     AR       72211    Pulaski               1      Multifamily            Garden                    1974
         20     NY       10701    Westchester           1      Office                 Suburban                  1900         2000
         21     IL       60606    Cook                  1      Office                 CBD                       1927         1974
         22     FL       33172    Dade                  1      Industrial             Warehouse/Distribution    2000
         23     MI       48083    Oakland               1      Office                 Suburban                  2001
         24     MD       21045    Howard                1      Office                 Suburban                  1998
         25     IL       60089    Cook                  1      Retail                 Anchored                  1965         2001
         26     IL       60622    Cook                  1      Retail                 Unanchored                1999
         27     NJ       07005    Morris                1      Retail                 Anchored                  1999
         28     OH       43207    Franklin              1      Multifamily            Garden                    1957         2002
         29     CA       91355    Los Angeles           1      Retail                 Unanchored                1997
         30     NV       89117    Clark                 1      Office                 Suburban                  2002
         31     MS       39208    Rankin                1      Multifamily            Garden                    1985
         32     AR       72211    Pulaski               1      Multifamily            Garden                    1975
         33     CA       92374    San Bernardino        1      Retail                 Anchored                  1988


                                    UNIT OF                        OCCUPANCY     APPRAISED   APPRAISAL    CURRENT       ORIGINAL
     LOAN #   TOTAL SF/UNITS(14)   MEASURE    OCCUPANCY (%) (1)       DATE       VALUE ($)     DATE    LTV (%)(2,15)  BAL ($)(3,12)
     ------   ------------------   -------    -----------------       ----       ---------     ----    -------------  -------------
          1               2,607      Pads           94.1            08/31/02   56,230,000     Various       73.4      41,434,539
        1.1                 229      Pads           87.3            08/31/02   11,100,000    01/28/02                  8,179,324
        1.2                 347      Pads           96.3            08/31/02    6,390,000    01/23/02                  4,708,638
        1.3                 173      Pads           97.7            08/31/02    5,190,000    01/18/02                  3,824,387
        1.4                 248      Pads           98.4            08/31/02    5,120,000    01/29/02                  3,772,805
        1.5                 338      Pads           83.1            08/31/02    4,550,000    01/29/02                  3,352,786
        1.6                 216      Pads           94.9            08/31/02    4,410,000    01/25/02                  3,249,623
        1.7                 139      Pads           99.3            08/31/02    3,140,000    01/24/02                  2,313,791
        1.8                 200      Pads           97.5            08/31/02    3,100,000    01/21/02                  2,284,316
        1.9                 133      Pads           97.7            08/31/02    3,000,000    01/24/02                  2,210,628
       1.10                 146      Pads           92.5            08/31/02    2,970,000    01/25/02                  2,188,522
       1.11                 123      Pads           96.7            08/31/02    2,410,000    01/25/02                  1,775,871
       1.12                  96      Pads           99.0            08/31/02    1,750,000    01/25/02                  1,289,533
       1.13                  86      Pads           96.5            08/31/02    1,120,000    01/23/02                    825,301
       1.14                  79      Pads           89.9            08/31/02    1,100,000    02/05/02                    810,564
       1.15                  54      Pads           100.0           08/31/02      880,000    01/24/02                    648,451
          2             700,659  Square Feet        93.3            09/30/02   58,200,000    07/01/02       64.7      37,710,000
        2.1             185,655  Square Feet        95.7            09/30/02   14,900,000    07/01/02                  9,790,000
        2.2             135,023  Square Feet        74.3            09/30/02   18,600,000    07/01/02                  9,220,000
        2.3              96,025  Square Feet        100.0           09/30/02    5,900,000    07/01/02                  4,720,000
        2.4              53,265  Square Feet        91.4            09/30/02    4,900,000    07/01/02                  3,780,000
        2.5              62,165  Square Feet        100.0           09/30/02    3,500,000    07/01/02                  2,700,000
        2.6              60,005  Square Feet        100.0           09/30/02    4,000,000    07/01/02                  2,600,000
        2.7              44,155  Square Feet        100.0           09/30/02    2,600,000    07/01/02                  2,000,000
        2.8              42,466  Square Feet        100.0           09/30/02    2,500,000    07/01/02                  2,000,000
        2.9              21,900  Square Feet        100.0           09/30/02    1,300,000    07/01/02                    900,000
          3             670,260  Square Feet        86.4            10/01/02   48,900,000    08/08/02       71.6      35,000,000
        3.1             337,291  Square Feet        98.4            10/01/02   27,600,000    08/08/02                 22,000,000
        3.2             185,623  Square Feet        72.5            10/01/02   12,000,000    08/08/02                  7,200,000
        3.3             147,346  Square Feet        76.4            10/01/02    9,300,000    08/08/02                  5,800,000
          4             393,236  Square Feet        88.2            11/25/02   40,200,000    08/01/02       74.9      30,150,000
          5             378,645  Square Feet        94.0            08/01/02   36,700,000    07/12/02       74.5      27,500,000
          6             152,877  Square Feet        96.5            10/20/02   31,700,000    11/01/02       79.8      25,300,000
          7             166,017  Square Feet        91.8            11/19/02   36,700,000    11/09/02       59.9      22,000,000
          8             170,940  Square Feet        100.0           10/01/02   29,800,000    08/19/02       72.0      21,500,000
          9             170,270  Square Feet        100.0           03/19/02   26,500,000    10/10/02       77.0      20,405,000
         10             185,850  Square Feet        92.0            09/01/02   24,300,000    08/30/02       79.6      19,360,000
         11             173,024  Square Feet        92.1            08/07/02   24,000,000    07/17/02       78.1      18,800,000
         12                 412     Rooms           80.5            09/30/02   40,000,000    07/01/02       37.3      14,900,000
         13                 450     Units           95.1            08/15/02   17,300,000    09/04/02       76.4      14,244,000
         14             120,000  Square Feet        100.0           10/09/02   20,100,000    09/10/02       69.6      14,000,000
         15             278,802  Square Feet        100.0           07/01/02   18,800,000    03/06/02       73.4      13,875,000
         16                 148     Units           90.5            10/29/02   17,450,000    10/03/02       75.6      13,200,000
         17             250,095  Square Feet        100.0           10/01/02   19,800,000    09/17/02       65.7      13,000,000
         18                  93     Units           100.0           09/17/02   16,700,000    08/31/02       77.8      13,300,000
         19                 337     Units           97.6            08/15/02   14,500,000    09/04/02       75.9      11,760,000
         20             150,762  Square Feet        96.9            10/10/02   15,000,000    08/22/02       73.8      11,100,000
         21             146,715  Square Feet        98.0            09/01/02   14,100,000    09/12/02       78.0      11,000,000
         22             209,000  Square Feet        100.0           09/25/02   16,000,000    09/04/02       65.6      10,500,000
         23             103,253  Square Feet        100.0           08/25/02   15,200,000    10/01/02       68.3      10,400,000
         24              81,470  Square Feet        97.1            10/15/02   13,300,000    08/13/02       75.1      10,000,000
         25             137,894  Square Feet        93.1            08/15/02   12,500,000    09/01/02       78.7       9,850,000
         26              35,400  Square Feet        100.0           10/31/02   13,000,000    10/03/02       73.3       9,525,000
         27              62,823  Square Feet        100.0           10/01/02   12,100,000    08/30/02       74.3       9,000,000
         28                 705     Units           93.8            09/01/02   11,200,000    09/25/02       77.7       8,700,000
         29              47,215  Square Feet        93.8            09/30/02   11,150,000    05/01/02       75.3       8,400,000
         30              55,915  Square Feet        94.6            10/01/02   10,366,000    09/05/02       78.6       8,150,000
         31                 236     Units           87.8            10/31/02    9,900,000    09/04/02       80.0       7,920,000
         32                 252     Units           97.2            08/15/02    8,300,000    09/04/02       76.7       7,636,000
         33              73,764  Square Feet        91.4            10/31/02    9,850,000    08/09/02       75.1       7,400,000


                                                                                                                             NET
             ORIGINAL LOAN   CURRENT       CURRENT BAL.   % OF INITIAL   CROSSED     RELATED      INTEREST                 MORTGAGE
     LOAN #  PSF/UNIT ($)   BAL ($)(3,12)  PSF/UNIT ($)    POOL BALANCE  LOAN (4)  BORROWER (5)    RATE %   ADMIN. FEE %  RATE % (6)
     ------  ------------   -------------  ------------    ------------  --------  ------------    ------   ------------  ----------
          1       15,894       41,267,247       15,829          5.5%                              7.3500      0.02275      7.3273
        1.1       35,718        8,146,300       35,573
        1.2       13,570        4,689,627       13,515
        1.3       22,106        3,808,946       22,017
        1.4       15,213        3,757,573       15,152
        1.5        9,919        3,339,249        9,879
        1.6       15,045        3,236,503       14,984
        1.7       16,646        2,304,449       16,579
        1.8       11,422        2,275,093       11,375
        1.9       16,621        2,201,703       16,554
       1.10       14,990        2,179,686       14,929
       1.11       14,438        1,768,701       14,380
       1.12       13,433        1,284,327       13,378
       1.13        9,597          821,969        9,558
       1.14       10,260          807,291       10,219
       1.15       12,008          645,833       11,960
          2           54       37,641,724           54          5.1%                              6.0440      0.04275      6.0013
        2.1           53        9,772,275           53
        2.2           68        9,203,307           68
        2.3           49        4,711,454           49
        2.4           71        3,773,156           71
        2.5           43        2,695,112           43
        2.6           43        2,595,293           43
        2.7           45        1,996,379           45
        2.8           47        1,996,379           47
        2.9           41          898,371           41
          3           52       35,000,000           52          4.7%                              6.5000      0.04275      6.4573
        3.1           65       22,000,000           65
        3.2           39        7,200,000           39
        3.3           39        5,800,000           39
          4           77       30,097,301           77          4.0%                              6.2000      0.04275      6.1573
          5           73       27,350,305           72          3.7%                              6.5500      0.09275      6.4573
          6          165       25,300,000          165          3.4%                              5.5400      0.04275      5.4973
          7          133       22,000,000          133          3.0%                              6.0000      0.04275      5.9573
          8          126       21,458,903          126          2.9%                              5.8000      0.04275      5.7573
          9          120       20,405,000          120          2.7%                              6.2000      0.04275      6.1573
         10          104       19,342,155          104          2.6%                              6.4000      0.04275      6.3573
         11          109       18,751,094          108          2.5%                              6.4000      0.04275      6.3573
         12       36,165       14,900,000       36,165          2.0%                              6.5500      0.04275      6.5073
         13       31,653       14,217,955       31,595          1.9%                     4        6.0000      0.04275      5.9573
         14          117       13,981,246          117          1.9%                              6.4800      0.04275      6.4373
         15           50       13,805,149           50          1.9%                              7.0100      0.04275      6.9673
         16       89,189       13,200,000       89,189          1.8%                              5.4410      0.04275      5.3983
         17           52       13,000,000           52          1.7%                              6.7500      0.04275      6.7073
         18      143,011       12,988,753      139,664          1.7%                              6.2000      0.09275      6.1073
         19       34,896       11,738,497       34,832          1.6%                     4        6.0000      0.04275      5.9573
         20           74       11,070,780           73          1.5%                              6.2000      0.04275      6.1573
         21           75       11,000,000           75          1.5%                              6.7600      0.04275      6.7173
         22           50       10,489,765           50          1.4%                              6.1100      0.04275      6.0673
         23          101       10,377,977          101          1.4%                              7.3200      0.04275      7.2773
         24          123        9,989,872          123          1.3%                              5.9100      0.07275      5.8373
         25           71        9,840,563           71          1.3%                              6.2000      0.04275      6.1573
         26          269        9,525,000          269          1.3%                              6.0700      0.04275      6.0273
         27          143        8,991,704          143          1.2%                              6.4000      0.04275      6.3573
         28       12,340        8,700,000       12,340          1.2%                              5.7500      0.04275      5.7073
         29          178        8,400,000          178          1.1%                              6.6400      0.04275      6.5973
         30          146        8,150,000          146          1.1%                              6.2500      0.04275      6.2073
         31       33,559        7,920,000       33,559          1.1%                              6.3000      0.04275      6.2573
         32       30,302        7,622,038       30,246          1.0%                     4        6.0000      0.04275      5.9573
         33          100        7,400,000          100          1.0%                              6.3100      0.07275      6.2373


                          MONTHLY DEBT             ANNUAL DEBT                        FIRST
LOAN #    ACCRUAL TYPE  SERVICE ($)(7,12,13)   SERVICE ($) (7,12,13)   NOTE DATE  PAYMENT DATE(16)  REM. TERM (8)     REM. AMORT
------    ------------  --------------------   ---------------------   ---------  ----------------  -------------     ----------
     1    Actual/360       285,472.00               3,425,664           05/02/02       07/01/02          113             354
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
     2    Actual/360       227,158.36               2,725,900           09/30/02       11/10/02          118             358
   2.1
   2.2
   2.3
   2.4
   2.5
   2.6
   2.7
   2.8
   2.9
     3    Actual/360       221,223.81               2,654,686           11/15/02       01/01/03          120             360
   3.1
   3.2
   3.3
     4    Actual/360       184,659.40               2,215,913           09/16/02       11/10/02          118             358
     5    Actual/360       205,981.77               2,471,781           08/20/02       10/01/02          117             237
     6    Actual/360       144,286.20               1,731,434           12/09/02       02/01/03          120             360
     7    Actual/360       131,901.12               1,582,813           11/27/02       01/01/03          120             360
     8    Actual/360       126,151.90               1,513,823           09/23/02       11/01/02          82              358
     9    Actual/360       124,974.29               1,499,691           11/19/02       01/01/03          120             360
    10    Actual/360       121,097.94               1,453,175           10/31/02       12/01/02          119             359
    11    Actual/360       117,595.11               1,411,141           08/29/02       10/01/02          117             357
    12    Actual/360       101,071.89               1,212,863           12/05/02       02/01/03          120             300
    13    Actual/360        85,399.98               1,024,800           10/01/02       11/01/02          118             358
    14    Actual/360        94,354.12               1,132,249           10/18/02       12/01/02          119             299
    15    Actual/360        92,403.92               1,108,847           04/15/02       06/01/02          113             353
    16    Actual/360        74,460.25                 893,523           11/05/02       01/01/03          120             360
    17    Actual/360        89,818.50               1,077,822           11/26/02       01/01/03          120             300
    18    Actual/360        79,705.20                 956,462           09/17/02       11/01/02          118             358
    19    Actual/360        70,507.14                 846,086           10/01/02       11/01/02          118             358
    20    Actual/360        72,880.61                 874,567           09/27/02       11/01/02          58              298
    21    Actual/360        71,418.93                 857,027           12/05/02       02/01/03          120             360
    22    Actual/360        63,697.29                 764,367           10/29/02       12/01/02          119             359
    23    Actual/360        71,440.78                 857,289           08/28/02       10/01/02          117             357
    24    Actual/360        59,377.65                 712,532           10/25/02       12/01/02          119             359
    25    Actual/360        60,328.19                 723,938           10/11/02       12/01/02          119             359
    26    Actual/360        57,536.56                 690,439           11/15/02       01/01/03          120             360
    27    Actual/360        56,295.53                 675,546           10/18/02       12/01/02          119             359
    28    Actual/360        50,770.84                 609,250           11/12/02       01/01/03          120             360
    29    Actual/360        53,869.46                 646,434           06/17/02       08/01/02          55              360
    30    Actual/360        50,180.95                 602,171           11/25/02       01/01/03          120             360
    31    Actual/360        49,022.64                 588,272           11/08/02       01/01/03          120             360
    32    Actual/360        45,781.68                 549,380           10/01/02       11/01/02          118             358
    33    Actual/360        45,852.23                 550,227           11/07/02       01/01/03          120             360





                   PAYMENT      GRACE      MATURITY/                  FINAL
LOAN #  SEASONING  DUE DATE     PERIOD    ARD DATE (9)   ARD LOAN    MAT DATE     LOAN #
------  ---------  --------     ------    ------------   --------    --------     ------
     1      6         1           0         05/01/12        No                         1
   1.1                                                                               1.1
   1.2                                                                               1.2
   1.3                                                                               1.3
   1.4                                                                               1.4
   1.5                                                                               1.5
   1.6                                                                               1.6
   1.7                                                                               1.7
   1.8                                                                               1.8
   1.9                                                                               1.9
  1.10                                                                              1.10
  1.11                                                                              1.11
  1.12                                                                              1.12
  1.13                                                                              1.13
  1.14                                                                              1.14
  1.15                                                                              1.15
     2      2         10          0         10/10/12        No                         2
   2.1                                                                               2.1
   2.2                                                                               2.2
   2.3                                                                               2.3
   2.4                                                                               2.4
   2.5                                                                               2.5
   2.6                                                                               2.6
   2.7                                                                               2.7
   2.8                                                                               2.8
   2.9                                                                               2.9
     3      0         1           7         12/01/12       Yes       12/01/32          3
   3.1                                                                               3.1
   3.2                                                                               3.2
   3.3                                                                               3.3
     4      2         10          0         10/10/12        No                         4
     5      3         1           7         09/01/12        No                         5
     6      0         1           7         01/01/13        No                         6
     7      0         1           7         12/01/12       Yes       12/01/32          7
     8      2         1           7         10/01/09        No                         8
     9      0         1           5         12/01/12        No                         9
    10      1         1           7         11/01/12       Yes       11/01/32         10
    11      3         1           7         09/01/12       Yes       09/01/32         11
    12      0         1           5         01/01/13       Yes       01/01/28         12
    13      2         1           7         10/01/12       Yes       10/01/32         13
    14      1         1           7         11/01/12       Yes       11/01/27         14
    15      7         1          10         05/01/12        No                        15
    16      0         1           5         12/01/12        No                        16
    17      0         1           7         12/01/12       Yes       12/01/27         17
    18      2         1           7         10/01/12        No                        18
    19      2         1           7         10/01/12       Yes       10/01/32         19
    20      2         1           7         10/01/07        No                        20
    21      0         1           7         01/01/13       Yes       01/01/33         21
    22      1         1           7         11/01/12       Yes       11/01/32         22
    23      3         1           7         09/01/12       Yes       09/01/32         23
    24      1         1           7         11/01/12       Yes       11/01/32         24
    25      1         1           7         11/01/12        No                        25
    26      0         1           5         12/01/12        No                        26
    27      1         1           7         11/01/12       Yes       11/01/32         27
    28      0         1           5         12/01/12        No                        28
    29      5         1           7         07/01/07        No                        29
    30      0         1           7         12/01/12       Yes       12/01/32         30
    31      0         1           5         12/01/12        No                        31
    32      2         1           7         10/01/12       Yes       10/01/32         32
    33      0         1           5         12/01/12        No                        33


                                                                                                          REMAINING
                                                               MATURITY/ARD       MATURITY                PREPAYMENT
LOAN #    ORIGINATOR   PROPERTY NAME                         BAL. ($) (3,8)   LTV(%)(2,8,15)    PROVISION (PAYMENTS) (10,16)
------    ----------   -------------                         --------------   --------------    ----------------------------
     1      LaSalle    ARC Portfolio B                           36,528,365         65.0             LO(24),Def(88),O(1)
   1.1                 Mountainside                               7,210,828
   1.2                 Oak Park Village                           4,151,098
   1.3                 Countryside                                3,371,549
   1.4                 Country Club Manor                         3,326,076
   1.5                 Westlake                                   2,955,790
   1.6                 Mesquite Meadows                           2,864,842
   1.7                 Aledo                                      2,039,820
   1.8                 Sunrise Terrace                            2,013,835
   1.9                 College Park                               1,948,872
  1.10                 Mesquite Ridge                             1,929,384
  1.11                 Mesquite Greens                            1,565,594
  1.12                 Shady Creek                                1,136,842
  1.13                 Brittany Place                               727,579
  1.14                 El Dorado                                    714,587
  1.15                 Wheel Estates                                571,669
     2       JPMCB     Long Island Industrial Portfolio III      32,025,965         55.0             LO(24),Def(92),O(2)
   2.1                 95 Horseblock Road                         8,314,351
   2.2                 6851 Jericho Turnpike                      7,830,267
   2.3                 325 Duffy Avenue                           4,008,554
   2.4                 275 Marcus Boulevard                       3,210,240
   2.5                 171 Milbar Boulevard                       2,293,029
   2.6                 450 Commack Road                           2,208,102
   2.7                 151-171 East 2nd Street                    1,698,539
   2.8                 171-175 East 2nd Street                    1,698,539
   2.9                 939 Motor Parkway                            764,343
     3       CIBC      First National Plaza Portfolio            30,114,451         61.6             LO(24),Def(92),O(4)
   3.1                 130 West Second Street                    18,929,083
   3.2                 333 & 349 West First Street                6,194,973
   3.3                 111 West First Street                      4,990,395
     4       JPMCB     Anderson Mall                             25,721,983         64.0             LO(24),Def(90),O(4)
     5       JPMCB     Crossways Shopping Center                 18,412,262         50.2             LO(24),Def(89),O(4)
     6       JPMCB     Old Towne Plaza                           21,160,346         66.8             LO(23),Def(93),O(4)
     7       CIBC      276 Fifth Avenue                          18,659,340         50.8             LO(24),Def(92),O(4)
     8       JPMCB     Pender Business Park                      19,353,754         64.9             LO(24),Def(54),O(4)
     9      LaSalle    Village Shoppes of Salem                  17,407,761         65.7             LO(35),Def(82),O(3)
    10       CIBC      78 Corporate Center                       16,609,257         68.4             LO(24),Def(91),O(4)
    11       CIBC      Jacaranda Plaza                           16,129,248         67.2             LO(24),Def(89),O(4)
    12      LaSalle    Holiday Inn Newark                        11,749,239         29.4             LO(23),Def(91),O(6)
    13       CIBC      The Reserve at Greenwood                  12,081,357         64.1             LO(24),Def(90),O(4)
    14       JPMCB     Millennium Chemical Inc                   11,014,916         54.8             LO(24),Def(91),O(4)
    15       JPMCB     Getronics Campus                          12,107,945         64.4             LO(24),Def(85),O(4)
    16      LaSalle    Retreat Apartments                        11,007,305         63.1             LO(35),Def(82),O(3)
    17       CIBC      The Sibley Building                       10,318,501         52.1             LO(24),Def(92),O(4)
    18       JPMCB     Palisade Apartments                       11,098,296         66.5             LO(24),Def(90),O(4)
    19       CIBC      The Reserve at Foxrun                      9,974,500         63.7             LO(24),Def(90),O(4)
    20       JPMCB     28 Wells Avenue                           10,066,708         67.1             LO(24),Def(32),O(2)
    21       CIBC      318 West Adams Street                      9,531,355         67.6             LO(23),Def(93),O(4)
    22       CIBC      BE Aerospace - Miami                       8,933,555         55.8             LO(24),Def(92),O(3)
    23       CIBC      Troy Concept Center - Building 150         9,146,155         60.2             LO(24),Def(89),O(4)
    24       JPMCB     Lakeside Center                            8,458,250         63.6             LO(24),Def(91),O(4)
    25       JPMCB     Plaza at Buffalo Grove                     8,402,401         67.2             LO(24),Def(91),O(4)
    26      LaSalle    Restoration Hardware                       8,095,265         62.3             LO(35),Def(82),O(3)
    27       CIBC      A & P Center - Boonton                     7,721,246         63.8             LO(24),Def(91),O(4)
    28      LaSalle    Maple Glen                                 7,324,052         65.4             LO(35),Def(82),O(3)
    29       CIBC      Plaza Del Rancho                           8,032,010         72.0        LO(19),2%UPB(24),1%UPB(9),O(3)
    30       CIBC      Acuity Financial Center                    6,962,879         67.2             LO(24),Def(92),O(4)
    31      LaSalle    Woods at Lakeland Apartments               6,776,072         68.4             LO(35),Def(82),O(3)
    32       CIBC      The Reserve at Walnut Ridge                6,476,639         62.9             LO(24),Def(90),O(4)
    33      LaSalle    Orange Street Plaza                        6,332,986         64.3             LO(35),Def(82),O(3)



                                       MOST RECENT MOST RECENT                             UW
LOAN #   2000 NOI ($)   2001 NOI ($)     NOI ($)    NOI DATE   UW NOI ($)     UW NCF ($)  DSCR(2,7,11,13)     TITLE TYPE      PML %
------   ------------   ------------     -------    --------   ----------     ----------  ---------------     ---------       -----
     1                                5,079,855     05/31/02   4,669,607      4,539,457        1.32              Fee
   1.1                                  940,286     05/31/02     840,304        828,854                          Fee
   1.2                                  600,173     08/31/02     542,000        524,650                          Fee
   1.3                                  542,142     05/31/02     505,600        496,900                          Fee
   1.4                                  482,313     05/31/02     429,021        416,571                          Fee
   1.5                                  390,577     05/31/02     299,567        282,617                          Fee
   1.6                                  424,328     07/31/02     349,888        339,238                          Fee
   1.7                                  291,297     05/31/02     281,530        274,580                          Fee
   1.8                                  328,972     05/31/02     313,260        303,260                          Fee
   1.9                                  275,965     05/31/02     241,127        234,477                          Fee
  1.10                                  270,395     05/31/02     254,824        247,574                          Fee
  1.11                                  232,165     05/31/02     209,321        201,351                          Fee
  1.12                                  158,519     05/31/02     137,046        132,246                          Fee
  1.13                                  133,531     05/31/02     111,794        107,494                          Fee
  1.14                                  112,322     05/31/02      86,689         82,739                          Fee
  1.15                                   97,000     05/31/02      85,731         83,081                          Fee
     2      3,182,905      4,047,922  4,342,264     06/30/02   4,361,306      3,919,258        1.44              Fee
   2.1        883,683      1,039,196  1,137,660     06/30/02   1,145,306      1,030,200                          Fee
   2.2        530,813        885,468    947,088     06/30/02   1,066,986        935,088                          Fee
   2.3        271,988        556,089    594,574     06/30/02     538,708        487,628                          Fee
   2.4        357,313        384,658    403,835     06/30/02     417,361        383,074                          Fee
   2.5        278,741        279,891    297,214     06/30/02     305,734        278,784                          Fee
   2.6        331,112        315,146    334,215     06/30/02     294,399        266,604                          Fee
   2.7        189,677        239,193    256,293     06/30/02     243,563        219,444                          Fee
   2.8        228,379        238,560    255,218     06/30/02     245,657        226,140                          Fee
   2.9        111,199        109,721    116,167     06/30/02     103,593         92,296                          Fee
     3      3,949,673      3,605,346  4,160,969     07/31/02   4,060,639      3,389,691        1.28        Fee & Leasehold
   3.1      2,361,408      2,387,481  2,481,913     07/31/02   2,611,308      2,234,658                       Leasehold
   3.2        734,765        678,996    984,680     07/31/02     747,932        589,847                          Fee
   3.3        853,500        538,869    694,376     07/31/02     701,399        565,185                          Fee
     4      4,092,549      3,685,908  3,779,179     06/30/02   3,873,219      3,700,244        1.67              Fee
     5        357,461      2,218,577  3,225,092     09/30/02   3,321,053      3,091,816        1.25              Fee
     6                                2,384,197     09/30/02   2,511,391      2,416,080        1.40              Fee
     7      2,082,981      2,312,867  2,668,436     10/31/02   2,497,800      2,244,224        1.42              Fee
     8                     3,038,603  3,487,127     07/31/02   2,667,665      2,419,675        1.60              Fee
     9      2,633,494      2,611,523  2,573,510     08/31/02   2,357,154      2,254,924        1.50              Fee
    10      2,390,404      2,396,650  2,427,809     07/31/02   2,480,758      2,149,315        1.48              Fee
    11      1,497,253      1,532,831  1,540,909     06/30/02   1,954,854      1,838,794        1.30              Fee
    12      3,813,389      5,266,547  5,870,817     06/30/02   4,288,912      3,765,735        3.10              Fee
    13      1,641,772      1,552,929  1,481,555     08/15/02   1,456,643      1,331,543        1.30              Fee
    14                                1,701,735     08/30/02   1,527,750      1,396,845        1.23              Fee
    15                                2,266,041     07/31/02   1,675,711      1,462,307        1.32              Fee
    16                       640,401  1,324,776     09/30/02   1,409,113      1,372,113        1.54              Fee
    17      1,475,174      1,504,706  1,734,085     07/31/02   1,673,939      1,407,272        1.31           Leasehold
    18                                                         1,321,214      1,293,314        1.35              Fee
    19      1,388,961      1,365,342  1,223,255     08/15/02   1,206,097      1,111,063        1.31              Fee
    20                       171,350    465,432     08/31/02   1,241,598      1,133,943        1.30              Fee
    21      1,000,963      1,221,534  1,437,139     07/31/02   1,371,002      1,139,901        1.33              Fee
    22                                                         1,312,334      1,237,496        1.62              Fee
    23                                                         1,259,031      1,169,883        1.36              Fee
    24      1,382,440      1,441,320  1,453,373     09/30/02   1,163,889      1,066,125        1.50              Fee
    25        540,521        443,589    765,294     08/31/02   1,108,238      1,015,706        1.40              Fee
    26      1,116,699        936,212  1,037,870     08/31/02   1,034,013      1,001,819        1.45              Fee
    27      1,137,078      1,152,677  1,242,805     07/31/02   1,077,441      1,053,235        1.56              Fee
    28        833,180        884,682    874,294     08/31/02   1,082,240        898,940        1.48              Fee
    29                       681,495    786,993     09/30/02     943,993        886,698        1.37              Fee           18.0
    30                                   28,423     08/31/02     878,759        784,517        1.30              Fee
    31        958,176        915,312    860,134     07/31/02     873,589        814,147        1.38              Fee
    32        903,033        890,669    840,217     08/15/02     789,971        703,535        1.28              Fee
    33        781,064        791,955    839,234     06/30/02     861,853        803,848        1.46              Fee           50.0



                                                                      UPFRONT ESCROW

         --------------------------------------------------------------------------------------------------------
           UPFRONT CAPEX    UPFRONT ENVIR.   UPFRONT TI/LC    UPFRONT RE TAX      UPFRONT INS.      UPFRONT OTHER
LOAN #      RESERVE ($)       RESERVE ($)     RESERVE ($)       RESERVE ($)       RESERVE ($)      RESERVE ($)(17)
------      -----------       -----------     -----------       -----------       -----------      ---------------
     1         140,819                                             155,749            44,732
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
     2         165,343           452,500                           536,268
   2.1         165,343
   2.2
   2.3
   2.4
   2.5                           437,500
   2.6                            15,000
   2.7
   2.8
   2.9
     3         138,402                           450,000           174,374           139,723             678,750
   3.1
   3.2
   3.3
     4                                                             611,009                                92,330
     5                                                             118,998
     6          10,000                                              58,832            21,093             174,400
     7           2,796            25,000          32,500           331,917            39,890
     8                                                             112,342            26,578             699,123
     9                                                              26,516            18,597
    10           3,098            10,000          19,359            89,667             7,583               8,200
    11          17,835                             3,333           136,667            48,750             400,000
    12             563             2,750
    13                                                              16,039            90,197           1,000,000
    14                                                              29,025             7,375
    15           3,000                                              16,243            27,344
    16                                                              24,307
    17           4,168                            19,583           146,359            40,147              18,333
    18                                                              25,000            11,371
    19                                                              12,955            72,736             740,000
    20          12,000                                              10,318            41,435
    21          10,553                           279,167           153,573            35,743
    22                                           500,000
    23                                                                                 4,904             207,657
    24           5,969                           200,000            71,255             6,432
    25         118,750                                             116,852            10,127
    26           1,688                                              60,386             8,833
    27           3,673                             1,667            42,390            20,307
    28         194,500                                              81,326            19,104
    29                                           206,085            47,581             2,964
    30             931                             2,917            16,398            17,875             500,000
    31          15,063                                               6,963            47,568
    32                                                               8,082            51,178           1,260,000
    33           6,250                                              51,007            44,764


                                                             MONTHLY ESCROW
       ------------------------------------------------------------------------------------------------------------
         MONTHLY CAPEX   MONTHLY ENVIR.    MONTHLY TI/LC      MONTHLY RE TAX       MONTHLY INS.       MONTHLY OTHER
LOAN #    RESERVE ($)      RESERVE ($)      RESERVE ($)         RESERVE ($)        RESERVE ($)         RESERVE ($)
------    -----------      -----------      -----------         -----------        -----------         -----------
     1                                                              32,916              8,595
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
     2                                                             119,574
   2.1
   2.2
   2.3
   2.4
   2.5
   2.6
   2.7
   2.8
   2.9
     3        12,852                            50,000              24,911             14,038
   3.1
   3.2
   3.3
     4         3,940                                                56,000
     5                                                              39,666
     6         1,911                                                58,832              3,515
     7         2,796                            32,500              47,417              4,062
     8         2,136                            25,000              22,468              2,416
     9         2,130                             6,390              26,516              2,657
    10         3,098                            19,359              44,833              1,083
    11         3,460                             3,333              17,083             16,250
    12                                                                                                     43,598
    13        10,425                                                16,039              7,516
    14           180
    15         3,557                            14,227              16,243              2,083
    16         3,083                                                12,154
    17         4,168                            19,583              35,417              2,868
    18         2,325                                                 6,250              2,843
    19         7,920                                                12,955              6,061
    20         1,828                             5,000               2,891              5,919
    21         2,428                            29,167              25,596              3,166
    22                                          41,667
    23                                                                                  1,226
    24           869                             4,167              11,875                714
    25           750                             6,514              37,833              1,688
    26           562                             2,121              15,097              1,472
    27           785                             1,667              21,195              2,901
    28                                                              11,618              4,776
    29           630                             3,750               7,930              1,474
    30           932                             2,917               8,199              1,375
    31         4,956                                                 6,963              5,946
    32         7,203                                                 8,082              4,265
    33         1,228                             3,606              10,201              3,730


                                                                  LARGEST TENANT
                          ------------------------------------------------------------------------------------------------
            SINGLE                                                                                        LEASE
LOAN #      TENANT        LARGEST TENANT                                               UNIT SIZE        EXPIRATION
------      ------        --------------                                               ---------        ----------
     1
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
     2
   2.1                    US Government                                                  140,450         12/31/04
   2.2                    American Debt Management                                        16,585         06/30/06
   2.3                    Allied Devices Corporation                                      60,025         06/30/10
   2.4                    All American Semiconduct                                         6,314         10/31/06
   2.5                    General Mechatronics Co                                         20,000         06/30/06
   2.6                    The Langer Biomecanics                                          44,490         07/31/05
   2.7                    Vital Apparel Group                                             18,630         07/31/06
   2.8                    Scent a vision, Inc.                                            16,712         08/31/06
   2.9        Yes         Bradco Supply Corporation                                       21,900         02/28/09
     3
   3.1                    City of Dayton                                                  33,202         06/30/04
   3.2                    Anthem Alliance for Health                                      49,335         04/30/03
   3.3                    Ohio Department of Administration Services                      15,920         06/30/03
     4                    Gallant Belk (Ground Lease)                                    134,639         07/24/19
     5                    Value City Furniture                                            55,548         04/30/16
     6                    Lowe's Home Centers (Ground Lease)                             135,197         09/30/21
     7                    Bokara Rug                                                      25,778         01/31/04
     8                    webMethods                                                      61,450         12/31/07
     9                    Best Buy                                                        43,310         01/31/20
    10                    Merck & Co., Inc.                                               92,925         04/30/07
    11                    Publix                                                          37,887         02/28/19
    12
    13
    14        Yes         Millennium Inorganic Chemicals Inc.                            120,000         12/31/21
    15                    Getronics                                                      183,444         12/31/05
    16
    17                    Empire Blue Cross/Blue Shield                                  202,626         12/31/10
    18
    19
    20                    Mercy College                                                   39,500         08/01/11
    21                    Electric Content Management, Inc.                               12,018         08/31/11
    22        Yes         BE Aerospace, Inc.                                             209,000         09/11/22
    23        Yes         Collins & Aikman                                               103,253         12/31/21
    24                    Cisco Systems                                                   16,926         04/30/03
    25                    Dominicks                                                       65,231         12/31/21
    26                    Z Gallerie                                                      19,960         07/31/19
    27                    The Great Atlantic & Pacific Tea Company, Inc.                  49,463         10/31/24
    28
    29                    Tae Kwon Do                                                      5,074         05/31/07
    30                    Stewart Archibald & Barney                                      14,484         01/31/17
    31
    32
    33                    Office Depot                                                    23,672         10/31/13



                                                            2ND LARGEST TENANT
            ------------------------------------------------------------------------------------------------------
                                                                                                       LEASE
LOAN #     2ND LARGEST TENANT                                                      UNIT SIZE        EXPIRATION
------     ------------------                                                      ---------        ----------
     1
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
     2
   2.1     EMS Development Corp                                                       23,250         06/30/06
   2.2     The Computer Channel, Inc.                                                 15,629         11/30/07
   2.3     Freihofer Sales Company                                                    25,605         06/30/05
   2.4     Vendpro-1                                                                   5,630         10/31/06
   2.5     Le World Importer & Distributor                                            16,300         03/31/03
   2.6     ACP Pizza, Inc.                                                             6,700         12/31/03
   2.7     Industrial Distributors, Inc.                                              12,635         07/31/04
   2.8     Cameron International                                                      11,354         06/30/05
   2.9
     3
   3.1     Healthplan Services/Herrington Bene-Plan (aka Trewit, Inc.)                25,000         03/31/05
   3.2     Price Brothers Company                                                     25,445         03/31/04
   3.3     Choice One Communications                                                  11,207         05/31/10
     4     J.C. Penney                                                               125,020         02/28/07
     5     DSW Shoe Warehouse                                                         36,575         07/31/11
     6     Ultimate Electronics                                                       33,500         02/28/17
     7     Book Sales                                                                  7,490         01/01/05
     8     Idea Integration (Modis)                                                   39,238         05/31/11
     9     Linen's N Things                                                           35,008         01/31/15
    10     The BOC Group, Inc.                                                        47,718         07/31/07
    11     Steinmart                                                                  34,400         08/31/09
    12
    13
    14
    15     Safeco Insurance                                                           95,358         01/14/12
    16
    17     Deluxe Corporation                                                         47,469         12/31/04
    18
    19
    20     HDS Cosmetics Lab                                                          30,000         07/29/12
    21     Audits & Survey's Worldwide, Inc.                                           8,250         02/28/03
    22
    23
    24     iBiquity (CBS)                                                             11,509         04/30/03
    25     Blockbuster Video                                                           6,824         08/31/04
    26     Restoration Hardware                                                       15,440         12/31/14
    27     Hollywood Video                                                             5,035         01/01/10
    28
    29     SCV Therapies                                                               4,204         07/31/08
    30     Leavitt Insurance                                                          11,020         07/31/17
    31
    32
    33     Trader Joes                                                                 7,475         08/31/06



                                          3RD LARGEST TENANT
              -----------------------------------------------------------------------

                                                                   LEASE
LOAN #        3RD LARGEST TENANT                  UNIT SIZE      EXPIRATION                     LOAN #
------        ------------------                  ---------      ----------                     ------
     1                                                                                               1
   1.1                                                                                             1.1
   1.2                                                                                             1.2
   1.3                                                                                             1.3
   1.4                                                                                             1.4
   1.5                                                                                             1.5
   1.6                                                                                             1.6
   1.7                                                                                             1.7
   1.8                                                                                             1.8
   1.9                                                                                             1.9
  1.10                                                                                            1.10
  1.11                                                                                            1.11
  1.12                                                                                            1.12
  1.13                                                                                            1.13
  1.14                                                                                            1.14
  1.15                                                                                            1.15
     2                                                                                               2
   2.1        Whitestone Communication              7,000         09/30/05                         2.1
   2.2        Cruisworld Inc                       13,900         04/30/04                         2.2
   2.3        Sutton Associates                     5,877         11/30/08                         2.3
   2.4        Gernsback Publications, Inc.          5,600         04/30/05                         2.4
   2.5        National Health Supply, Co.          14,565         01/31/05                         2.5
   2.6        Genotec Nutritionals, Inc.            4,600         02/28/05                         2.6
   2.7        Wilmer Graphics, Inc.                 9,090         12/31/03                         2.7
   2.8        Artisan graphic group, Ltd.           5,200         05/31/04                         2.8
   2.9                                                                                             2.9
     3                                                                                               3
   3.1        Mcleod USA Telecom                   23,683         12/31/09                         3.1
   3.2        Legal Aid Society of Dayton           9,527         03/31/06                         3.2
   3.3        Logothetis, Pence & Doll              7,871         12/31/07                         3.3
     4        Sears (Ground Lease)                 94,335         07/24/19                           4
     5        Ross Dress for Less                  30,555         01/31/12                           5
     6        Stein Mart                           31,000         10/31/16                           6
     7        Israel Histadrurt                     5,591         06/30/04                           7
     8        Centex Construction                  26,508         11/30/10                           8
     9        MVP Sports                           29,860         11/03/19                           9
    10        Greenman-Pederson, Inc.              12,065         04/19/03                          10
    11        Party City                           11,200         09/30/08                          11
    12                                                                                              12
    13                                                                                              13
    14                                                                                              14
    15                                                                                              15
    16                                                                                              16
    17                                                                                              17
    18                                                                                              18
    19                                                                                              19
    20        Aureon Biosciences Corp              14,404         06/09/07                          20
    21        Attorney General, State of IL         8,250         08/31/03                          21
    22                                                                                              22
    23                                                                                              23
    24        Gateway Country                       9,186         08/25/03                          24
    25        Continental rest                      4,585         07/31/06                          25
    26                                                                                              26
    27        The Chase Manhattan Bank              2,250         12/20/09                          27
    28                                                                                              28
    29        J & S Floors                          3,504         01/31/06                          29
    30        Doyle, Berman & Boyack                5,116         06/30/07                          30
    31                                                                                              31
    32                                                                                              32
    33        Wherehouse Records                    5,236         01/31/03                          33

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     LOAN #   ORIGINATOR   PROPERTY NAME                            STREET ADDRESS                                CITY
     ------   ----------   -------------                            --------------                                ----
         34     JPMCB      Atlantic Medical Center                  1430 Hooper Avenue                            Toms River
         35     JPMCB      Genesee Commons                          3603 Miller Road                              Flint
         36      CIBC      450 Oak Tree Avenue                      450 Oak Tree Avenue                           South Plainfield
         37      CIBC      Village Green Shopping Center            1225-75 Veterans Memorial Highway             Hauppauge
         38     JPMCB      Embassy Plaza                            502  & 606 Embassy Oaks and 226 Bitters Road  San Antonio
         39     JPMCB      La Mesa Springs                          7966 La Mesa Blvd.                            La Mesa
         40      CIBC      Summerset Apartments                     2269 Solstice Street                          Melbourne
         41     JPMCB      Civic Commerce Center                    16021-16031 E. Arrow Hwy.                     Irwindale
         42    LaSalle     Tallowwood Isle MHP                      3878 NW 67th Street                           Coconut Creek
         43     JPMCB      Middleburg Crossings                     2640 Blanding Blvd                            Middleburg
         44      CIBC      Two Paragon Centre                       578 Highland Colony Parkway                   Ridgeland
         45    LaSalle     McMinn Plaza                             913-921 Decatur Pike                          Athens
         46     JPMCB      Mansell Crossing                         7491 North Point Parkway                      Alpharetta
         47      CIBC      Pier 1 Imports - South Hampton           54-57 Montauk Highway                         South Hampton
         48     JPMCB      Pacific View Shopping Center             1414-1460 West 25th Street                    San Pedro
         49     JPMCB      Conroe Shopping Center                   1222-1230 North Loop 336 W; 2200-2218 IH 45   Conroe
         50    LaSalle     Stonebrook Apartments                    1624 Norman Drive                             Atlanta
         51    LaSalle     Ohio University Apartments               36-38 S. Court, 121 & 123 E. State            Athens
         52      CIBC      Shoal Creek Apartments, Phase II         930 Barnett Shoals Road                       Athens
         53      CIBC      Shops at Bay Street                      1131 Bay Street                               Staten Island
         54     JPMCB      Camden Station Apartments                12355 Antoine Drive                           Houston
         55      CIBC      The Shoppes at Dobbin Way                6486-6490 Dobbin Center Way                   Columbia
         56    LaSalle     Walgreens NJ                             8 Haddon Avenue                               Haddon Township
         57     JPMCB      Bayou Plaza                              6550 Youree Drive                             Shreveport
         58     JPMCB      Century Plaza                            1920-1960 SW Military Drive                   San Antonio
         59      CIBC      Catalina Club Apartments                 1090 Loring Drive                             Merritt Island
         60    LaSalle     Beaumont Shopping Center                 3181 and  3191 Beaumont Center Circle         Lexington
         61    LaSalle     Walgreens  OH                            6230 East Main Street                         Reynoldsburg
         62      CIBC      Aero Plastics                            163 Pioneer Drive                             Leominster
         63    LaSalle     Walgreens Delaware OH                    19 London Avenue                              Delaware
         64    LaSalle     Walgreens Cleveland                      4071 Lee Road                                 Cleveland
         65    LaSalle     Eckerds - Chimney Rock                   5422 Bellaire Boulevard                       Bellaire
         66    LaSalle     Hyde Park Apartments                     4721 South Ellis Street                       Chicago
         67     JPMCB      Eckerd - Cary                            990 Kildaire Farm Road                        Cary
         68      CIBC      Dick's - Mt. Laurel                      1055 Nixon Drive                              Mt. Laurel
         69    LaSalle     Windmill Apartments                      6-A Talina Lane                               Savannah
         70    LaSalle     Tanglewood                               1005 Elberta Road                             Warner Robins
         71     JPMCB      Chinatown Square                         5379 New Peachtree Road                       Chamblee
         72     JPMCB      Pineville Shopping Center                3628 Highway 165                              Pineville
         73    LaSalle     Brookside Apartments                     111 and 112 Edgewater Road                    Savannah
         74    LaSalle     Valley View Commerce Center              1881 Valley View Lane                         Farmers Branch
         75     JPMCB      Crestview Acres Mobile Home Park         Kendal Road                                   Red Lion
         76     JPMCB      Ellis Industrial, Santa Anna, CA         1510 - 1520 East Edinger Avenue               Santa Ana
         77     JPMCB      Golden State-Santa Clarita               26825 Oak Street                              Santa Clarita
         78    LaSalle     Greenwood MHP                            5301 Scottsville Road                         Bowling Green
         79    LaSalle     Federal Reserve Bedford Park             4944 W. 73rd Street                           Bedford Park
         80     JPMCB      Golden State-Northridge                  18832 Rayen St.                               Northridge
         81      CIBC      Darien Medical Center                    1500 Boston Post Road                         Darien
         82    LaSalle     Tara And Windy Hill Apartments           4151 & 4179 Log Cabin Drive                   Macon
         83     JPMCB      Missouri City Shopping Center Inline     5910-6029 Highway 6                           Missouri City
         84     JPMCB      Missouri City Shopping Center Pad 1      5932-5942 Highway 6                           Missouri City
         85    LaSalle     Wesleyan Apartments                      2056 Vineville Avenue                         Macon
         86    LaSalle     Westwood Apartments                      907 Corder Road                               Warner Robins
         87     JPMCB      Missouri City Shopping Center Pad 2      5832-5842 Highway 6                           Missouri City


                                                    NUMBER OF                                                                 YEAR
     LOAN #   STATE     ZIP CODE  COUNTY           PROPERTIES  PROPERTY TYPE          PROPERTY SUBTYPE        YEAR BUILT   RENOVATED
     ------   -----     --------  ------           ----------  -------------          ----------------        ----------   ---------
         34     NJ       08753    Ocean                 1      Office                 Suburban                   2001
         35     MI       48503    Genesee               1      Retail                 Anchored                   1986         2002
         36     NJ       07080    Middlesex             1      Industrial             Warehouse/Distribution     1962         2002
         37     NY       11788    Suffolk               1      Retail                 Anchored                   1972         2002
         38     TX       78216    Bexar                 1      Retail                 Unanchored                 1986         1991
         39     CA       91941    San Diego             1      Retail                 Anchored                   1978         1998
         40     FL       32935    Brevard               1      Multifamily            Garden                     1986
         41     CA       91706    Los Angeles           1      Industrial             Warehouse/Distribution     1987
         42     FL       33073    Broward               1      Manufactured Housing   Manufactured Housing       1987
         43     FL       32068    Clay                  1      Retail                 Anchored                   2000
         44     MS       39157    Madison               1      Office                 Suburban                   1999
         45     TN       37303    McMinn                1      Retail                 Anchored                   1982         1999
         46     GA       30022    Fulton                1      Retail                 Shadow Anchored            1993
         47     NY       11968    Suffolk               1      Retail                 Anchored                   1956         2001
         48     CA       90732    Los Angeles           1      Retail                 Anchored                   1979
         49     TX       77301    Montgomery            1      Retail                 Shadow Anchored            1999
         50     GA       30349    Clayton               1      Multifamily            Garden                     1988
         51     OH       45701    Athens                1      Multifamily            Mid/High Rise              1960         1999
         52     GA       30605    Clarke                1      Multifamily            Garden                     2002
         53     NY       10305    Richmond              1      Retail                 Anchored                   1999
         54     TX       77067    Harris                1      Multifamily            Garden                     1984
         55     MD       21045    Howard                1      Retail                 Unanchored                 2001
         56     NJ       08108    Camden                1      Retail                 Anchored                   2001
         57     LA       71105    Caddo Parish          1      Retail                 Unanchored                 1999
         58     TX       78224    Bexar                 1      Retail                 Unanchored                 1978         1985
         59     FL       32953    Brevard               1      Multifamily            Garden                     1986
         60     KY       40503    Fayette               1      Retail                 Shadow Anchored            2002
         61     OH       43068    Franklin              1      Retail                 Anchored                   2000
         62     MA       01453    Worcester             1      Industrial             Warehouse/Distribution     1978         1984
         63     OH       43015    Delaware              1      Retail                 Anchored                   2001
         64     OH       44128    Cuyahoga              1      Retail                 Anchored                   2002
         65     TX       77401    Harris                1      Retail                 Anchored                   1999
         66     IL       60615    Cook                  1      Multifamily            Garden                     1924         2001
         67     NC       27511    Wake                  1      Retail                 Unanchored                 2000
         68     NJ       08054    Burlington            1      Retail                 Anchored                   1997
         69     GA       31419    Chatham               1      Multifamily            Garden                     1983
         70     GA       31093    Houston               1      Multifamily            Garden                     1967         1977
         71     GA       30341    DeKalb                1      Retail                 Unanchored                 1988         2000
         72     LA       71360    Rapides Parish        1      Retail                 Unanchored                 2002
         73     GA       31406    Chatham               1      Multifamily            Garden                     1969         1978
         74     TX       75234    Dallas                1      Office                 Suburban                   2000
         75     PA       17356    York                  1      Manufactured Housing   Manufactured Housing       1970
         76     CA       92705    Orange                1      Industrial             Warehouse/Distribution     1967
         77     CA       91351    Los Angeles           1      Self-Storage           Self-Storage               1987
         78     KY       42104    Warren                1      Manufactured Housing   Manufactured Housing       1970
         79     IL       60638    Cook                  1      Office                 Suburban                   1973         2001
         80     CA       91324    Los Angeles           1      Self-Storage           Self-Storage               1979
         81     CT       06820    Fairfield             1      Office                 Suburban                   1996
         82     GA       31204    Bibb                  1      Multifamily            Garden                     1972
         83     TX       77459    Fort Bend             1      Retail                 Shadow Anchored            2002
         84     TX       77459    Fort Bend             1      Retail                 Unanchored                 2002
         85     GA       31204    Bibb                  1      Multifamily            Garden                     1966
         86     GA       31088    Houston               1      Multifamily            Garden                     1969
         87     TX       77459    Fort Bend             1      Retail                 Unanchored                 2002

                                   UNIT OF                       OCCUPANCY    APPRAISED    APPRAISAL     CURRENT       ORIGINAL
     LOAN #   TOTAL SF/UNITS(14)   MEASURE    OCCUPANCY (%) (1)     DATE      VALUE ($)      DATE     LTV (%)(2,15)  BAL ($)(3,12)
     ------   ------------------   -------    -----------------     ----      ---------      ----     -------------  -------------
         34              54,462  Square Feet        87.9          10/22/02    9,500,000     05/07/02        77.8       7,400,000
         35              99,791  Square Feet        93.8          09/26/02    9,600,000     07/19/02        74.9       7,200,000
         36             260,845  Square Feet        98.2          11/01/02   10,800,000     08/14/02        64.8       7,000,000
         37              68,008  Square Feet        100.0         10/18/02    8,750,000     08/01/02        79.9       7,000,000
         38             118,145  Square Feet        95.7          08/31/02   10,500,000     03/02/02        66.0       7,000,000
         39             162,732  Square Feet        100.0         09/26/02   10,000,000     07/10/02        65.9       6,600,000
         40                 224     Units           93.8          08/01/02    9,300,000     08/26/02        69.9       6,500,000
         41             101,016  Square Feet        94.9          09/17/02    7,900,000     08/07/02        79.6       6,300,000
         42                 213      Pads           95.0          10/01/02    8,400,000     09/04/02        73.8       6,200,000
         43              64,233  Square Feet        98.4          08/19/02    7,400,000     07/05/02        79.5       5,900,000
         44              49,325  Square Feet        94.5          05/01/02    7,000,000     09/23/02        80.0       5,600,000
         45             107,200  Square Feet        90.8          11/04/02    6,650,000     09/30/02        78.9       5,250,000
         46              60,000  Square Feet        100.0         10/15/02    7,350,000     07/31/02        68.0       5,000,000
         47              19,008  Square Feet        100.0         09/14/02    6,700,000     05/08/02        74.5       5,000,000
         48              61,994  Square Feet        100.0         08/01/02    8,200,000     05/29/02        60.8       5,000,000
         49              51,049  Square Feet        95.9          10/08/02    7,100,000     09/23/02        68.8       4,885,000
         50                 174     Units           86.8          09/30/02    6,400,000     10/07/02        74.7       4,785,000
         51                  58     Units           98.3          11/13/02    6,515,000     10/01/02        70.6       4,600,000
         52                  87     Units           100.0         07/25/02    5,550,000     08/13/02        79.8       4,440,000
         53              15,722  Square Feet        100.0         10/31/02    5,500,000     10/10/02        80.0       4,400,000
         54                 200     Units           89.6          09/20/02    6,250,000     03/04/02        70.1       4,400,000
         55              19,057  Square Feet        100.0         09/01/02    6,000,000     09/12/02        72.9       4,375,000
         56              14,368  Square Feet        100.0         12/01/02    5,775,000     10/10/02        74.9       4,330,000
         57              51,360  Square Feet        90.4          09/16/02    6,100,000     08/18/02        70.3       4,300,000
         58              58,215  Square Feet        96.9          09/30/02    6,400,000     03/02/02        65.0       4,200,000
         59                 136     Units           94.0          08/01/02    5,350,000     08/26/02        74.8       4,000,000
         60              25,196  Square Feet        100.0         10/14/02    5,200,000     08/07/02        75.9       3,950,000
         61              15,120  Square Feet        100.0         12/01/02    5,300,000     10/04/02        72.9       3,870,000
         62             144,000  Square Feet        100.0         10/01/02    5,040,000     09/10/02        75.4       3,800,000
         63              14,490  Square Feet        100.0         12/01/02    4,800,000     08/28/02        72.7       3,495,000
         64              14,490  Square Feet        100.0         12/01/02    4,500,000     08/28/02        74.6       3,360,000
         65              10,908  Square Feet        100.0         12/01/02    4,400,000     10/14/02        75.7       3,332,000
         66                  80     Units           97.5          10/11/02    4,100,000     09/21/02        76.6       3,145,000
         67              10,908  Square Feet        100.0         07/01/02    4,300,000     07/03/02        69.3       3,000,000
         68              60,000  Square Feet        100.0         10/31/02    3,800,000     08/14/02        73.7       2,800,000
         69                 102     Units           100.0         09/30/02    3,550,000     10/04/02        78.1       2,775,000
         70                 158     Units           85.4          10/31/02    3,525,000     10/04/02        75.2       2,655,000
         71              54,725  Square Feet        96.1          10/24/02    3,900,000     08/07/02        66.7       2,600,000
         72              32,200  Square Feet        100.0         07/01/02    3,250,000     06/09/02        75.2       2,450,000
         73                 108     Units           99.1          08/30/02    3,000,000     10/04/02        79.9       2,400,000
         74              29,885  Square Feet        95.7          06/30/02    3,150,000     08/13/02        75.0       2,362,500
         75                 116      Pads           100.0         09/09/02    2,950,000     07/22/02        77.8       2,300,000
         76              52,820  Square Feet        100.0         07/31/02    3,350,000     07/19/02        67.7       2,275,000
         77                 688     Units           95.8          07/08/02    4,950,000     07/16/02        45.4       2,260,000
         78                 182      Pads           84.1          11/30/02    2,700,000     09/24/02        80.0       2,160,000
         79              55,646  Square Feet        100.0         09/30/02    4,300,000     10/03/02        48.4       2,080,000
         80                 569     Units           99.7          07/06/02    4,700,000     07/19/02        39.5       1,863,000
         81               9,454  Square Feet        100.0         09/01/02    2,400,000     09/26/02        72.8       1,750,000
         82                  94     Units           95.0          09/27/02    2,275,000     10/04/02        67.0       1,525,000
         83              12,854  Square Feet        100.0         10/22/02    2,300,000     08/24/02        58.6       1,350,000
         84               8,750  Square Feet        77.3          10/22/02    1,800,000     08/24/02        69.3       1,250,000
         85                  60     Units           98.3          09/29/02    1,600,000     10/04/02        73.4       1,175,000
         86                  55     Units           85.5          09/30/02    1,550,000     10/04/02        70.9       1,100,000
         87               7,000  Square Feet        100.0         10/22/02    1,650,000     08/24/02        60.5       1,000,000






                                                                                                                             NET
              ORIGINAL LOAN    CURRENT       CURRENT BAL.  % OF INITIAL   CROSSED     RELATED     INTEREST                 MORTGAGE
     LOAN #   PSF/UNIT ($)    BAL ($)(3,12)  PSF/UNIT ($)   POOL BALANCE  LOAN (4)  BORROWER (5)   RATE %   ADMIN. FEE %  RATE % (6)
     ------   ------------    -------------  ------------   ------------  --------  ------------   ------   ------------  ----------
         34            136        7,388,885           136         1.0%                            6.8500      0.09275      6.7573
         35             72        7,192,832            72         1.0%                            6.0000      0.09275      5.9073
         36             27        7,000,000            27         0.9%                            6.2900      0.04275      6.2473
         37            103        6,993,358           103         0.9%                            6.2500      0.04275      6.2073
         38             59        6,930,415            59         0.9%         A                  7.8100      0.04275      7.7673
         39             41        6,588,980            40         0.9%                            6.4000      0.04275      6.3573
         40         29,018        6,500,000        29,018         0.9%                     5      5.9100      0.04275      5.8673
         41             62        6,288,481            62         0.8%                            6.0000      0.04275      5.9573
         42         29,108        6,200,000        29,108         0.8%                            5.6500      0.10275      5.5473
         43             92        5,885,468            92         0.8%                            6.6500      0.04275      6.6073
         44            114        5,600,000           114         0.8%                            6.0800      0.04275      6.0373
         45             49        5,250,000            49         0.7%                            6.1500      0.04275      6.1073
         46             83        4,995,695            83         0.7%                            6.7500      0.09275      6.6573
         47            263        4,992,490           263         0.7%                            6.8500      0.04275      6.8073
         48             81        4,986,565            80         0.7%                            6.2500      0.04275      6.2073
         49             96        4,885,000            96         0.7%                            6.0500      0.04275      6.0073
         50         27,500        4,780,051        27,472         0.6%                     1      5.8000      0.04275      5.7573
         51         79,310        4,600,000        79,310         0.6%                            6.1500      0.08275      6.0673
         52         51,034        4,430,837        50,929         0.6%                            6.4000      0.04275      6.3573
         53            280        4,400,000           280         0.6%                            5.8600      0.04275      5.8173
         54         22,000        4,382,097        21,910         0.6%                            6.4500      0.04275      6.4073
         55            230        4,375,000           230         0.6%                            6.5600      0.04275      6.5173
         56            301        4,325,573           301         0.6%                     2      5.8600      0.04275      5.8173
         57             84        4,289,549            84         0.6%                            6.6500      0.04275      6.6073
         58             72        4,158,249            71         0.6%         A                  7.8100      0.04275      7.7673
         59         29,412        4,000,000        29,412         0.5%                     5      5.9100      0.04275      5.8673
         60            157        3,946,532           157         0.5%                            6.6500      0.04275      6.6073
         61            256        3,866,043           256         0.5%                     2      5.8600      0.04275      5.8173
         62             26        3,800,000            26         0.5%                            6.4100      0.04275      6.3673
         63            241        3,491,645           241         0.5%                            6.1900      0.04275      6.1473
         64            232        3,356,719           232         0.5%                            6.1000      0.04275      6.0573
         65            305        3,332,000           305         0.4%                     2      6.0500      0.04275      6.0073
         66         39,313        3,141,839        39,273         0.4%                            5.9500      0.04275      5.9073
         67            275        2,978,903           273         0.4%                            7.3300      0.04275      7.2873
         68             47        2,800,000            47         0.4%                            7.8500      0.04275      7.8073
         69         27,206        2,772,130        27,178         0.4%                     1      5.8000      0.04275      5.7573
         70         16,804        2,651,049        16,779         0.4%                     1      5.8000      0.04275      5.7573
         71             48        2,600,000            48         0.3%                            5.1900      0.09275      5.0973
         72             76        2,444,292            76         0.3%                            6.9000      0.04275      6.8573
         73         22,222        2,397,518        22,199         0.3%                     1      5.8000      0.04275      5.7573
         74             79        2,362,500            79         0.3%                            6.5000      0.04275      6.4573
         75         19,828        2,294,103        19,777         0.3%                            6.3500      0.04275      6.3073
         76             43        2,269,471            43         0.3%                            6.6500      0.12275      6.5273
         77          3,285        2,247,102         3,266         0.3%                     6      6.8500      0.04275      6.8073
         78         11,868        2,160,000        11,868         0.3%                            6.0000      0.10275      5.8973
         79             37        2,080,000            37         0.3%                            5.8900      0.04275      5.8473
         80          3,274        1,856,052         3,262         0.2%                     6      6.8500      0.04275      6.8073
         81            185        1,747,570           185         0.2%                            6.2500      0.04275      6.2073
         82         16,223        1,525,000        16,223         0.2%                     3      6.0000      0.04275      5.9573
         83            105        1,348,111           105         0.2%                     7      6.2000      0.04275      6.1573
         84            143        1,248,251           143         0.2%                     7      6.2000      0.04275      6.1573
         85         19,583        1,175,000        19,583         0.2%                     3      6.0000      0.04275      5.9573
         86         20,000        1,098,363        19,970         0.1%                     1      5.8000      0.04275      5.7573
         87            143          998,601           143         0.1%                     7      6.2000      0.04275      6.1573





                            MONTHLY DEBT             ANNUAL DEBT                          FIRST
LOAN #      ACCRUAL TYPE  SERVICE ($)(7,12,13)   SERVICE ($) (7,12,13)   NOTE DATE    PAYMENT DATE(16)   REM. TERM (8)   REM. AMORT
------      ------------  --------------------   ---------------------   ---------    ----------------   -------------   ----------
    34      Actual/360        48,489.18                 581,870           09/09/02         11/01/02           118           358
    35      Actual/360        43,167.64                 518,012           10/02/02         12/01/02           119           359
    36      Actual/360        43,282.48                 519,390           11/27/02         01/01/03           120           360
    37      Actual/360        43,100.20                 517,202           10/03/02         12/01/02           119           359
    38      Actual/360        57,725.79                 692,710           05/14/02         07/01/02           114           234
    39      Actual/360        41,283.39                 495,401           09/19/02         11/01/02           118           358
    40      Actual/360        41,522.72                 498,273           11/26/02         01/01/03           120           300
    41      Actual/360        37,771.68                 453,260           09/20/02         11/01/02           82            358
    42      Actual/360        35,788.62                 429,463           11/05/02         01/01/03           60            360
    43      Actual/360        37,875.93                 454,511           08/22/02         10/01/02           177           357
    44      Actual/360        33,863.40                 406,361           11/25/02         01/01/03           120           360
    45      Actual/360        31,984.48                 383,814           11/13/02         01/01/03           120           360
    46      Actual/360        32,429.90                 389,159           10/15/02         12/01/02           119           359
    47      Actual/360        32,762.96                 393,156           09/23/02         11/01/02           118           358
    48      Actual/360        30,785.86                 369,430           08/15/02         10/01/02           117           357
    49      Actual/360        35,138.71                 421,665           11/04/02         01/01/03           240           240
    50      Actual/360        28,076.13                 336,914           10/31/02         12/01/02           119           359
    51      Actual/360        28,024.50                 336,294           11/15/02         01/01/03           120           360
    52      Actual/360        32,842.57                 394,111           10/31/02         12/01/02           239           239
    53      Actual/360        25,985.50                 311,826           11/26/02         01/01/03           120           360
    54      Actual/360        27,666.47                 331,998           06/28/02         08/01/02           115           355
    55      Actual/360        27,825.83                 333,910           11/26/02         01/01/03           120           360
    56      Actual/360        25,572.09                 306,865           11/01/02         12/01/02           119           359
    57      Actual/360        29,438.23                 353,259           09/19/02         11/01/02           118           298
    58      Actual/360        34,635.48                 415,626           05/14/02         07/01/02           114           234
    59      Actual/360        25,552.44                 306,629           11/26/02         01/01/03           120           300
    60      Actual/360        25,357.61                 304,291           10/23/02         12/01/02           119           359
    61      Actual/360        22,855.42                 274,265           11/01/02         12/01/02           119           359
    62      Actual/360        25,444.58                 305,335           11/07/02         01/01/03           120           300
    63      Actual/360        21,383.12                 256,597           10/22/02         12/01/02           119           359
    64      Actual/360        20,361.42                 244,337           11/01/02         12/01/02           119           359
    65      Actual/360        21,570.08                 258,841           11/12/02         01/01/03           120           300
    66      Actual/360        18,754.88                 225,059           10/16/02         12/01/02           119           359
    67      Actual/360        23,856.91                 286,283           07/31/02         09/01/02           236           236
    68      Actual/360        20,253.38                 243,041           11/13/02         01/01/03           120           360
    69      Actual/360        16,282.40                 195,389           10/31/02         12/01/02           119           359
    70      Actual/360        16,783.09                 201,397           10/31/02         12/01/02           119           299
    71      Actual/360        11,401.18                 136,814           10/31/02         12/01/02           59
    72      Actual/360        16,135.70                 193,628           08/29/02         10/01/02           81            357
    73      Actual/360        14,082.07                 168,985           10/31/02         12/01/02           119           359
    74      Actual/360        14,932.61                 179,191           11/13/02         01/01/03           120           360
    75      Actual/360        15,314.88                 183,779           09/20/02         11/01/02           118           298
    76      Actual/360        15,574.88                 186,899           09/12/02         11/01/02           118           298
    77      Actual/360        17,318.85                 207,826           08/30/02         10/01/02           237           237
    78      Actual/360        12,950.29                 155,403           11/12/02         01/01/03           120           360
    79      Actual/360        12,323.93                 147,887           11/07/02         01/01/03           120           360
    80      Actual/360        14,276.56                 171,319           09/04/02         11/01/02           238           238
    81      Actual/360        11,544.21                 138,531           11/01/02         12/01/02           119           299
    82      Actual/360        10,925.57                 131,107           11/12/02         01/01/03           120           240
    83      Actual/360         8,863.86                 106,366           10/29/02         12/01/02           119           299
    84      Actual/360         8,207.28                  98,487           10/29/02         12/01/02           119           299
    85      Actual/360         8,418.06                 101,017           11/12/02         01/01/03           120           240
    86      Actual/360         6,953.45                  83,441           10/31/02         12/01/02           119           299
    87      Actual/360         6,565.82                  78,790           10/29/02         12/01/02           119           299



                       PAYMENT      GRACE      MATURITY/                  FINAL
  LOAN #    SEASONING  DUE DATE     PERIOD    ARD DATE (9)   ARD LOAN    MAT DATE     LOAN #
  ------    ---------  --------     ------    ------------   --------    --------     ------
      34        2         1           7         10/01/12        No                        34
      35        1         1           7         11/01/12        No                        35
      36        0         1           7         12/01/12       Yes       12/01/32         36
      37        1         1           7         11/01/12       Yes       11/01/32         37
      38        6         1           7         06/01/12        No                        38
      39        2         1           7         10/01/12        No                        39
      40        0         1           7         12/01/12       Yes       12/01/27         40
      41        2         1           7         10/01/09        No                        41
      42        0         1           5         12/01/07        No                        42
      43        3         1           7         09/01/17        No                        43
      44        0         1           7         12/01/12       Yes       12/01/32         44
      45        0         1           5         12/01/12        No                        45
      46        1         1           7         11/01/12        No                        46
      47        2         1           7         10/01/12       Yes       10/01/32         47
      48        3         1           7         09/01/12        No                        48
      49        0         1           7         12/01/22        No                        49
      50        1         1           5         11/01/12        No                        50
      51        0         1           5         12/01/12        No                        51
      52        1         1           7         11/01/22        No                        52
      53        0         1           7         12/01/12        No                        53
      54        5         1           7         07/01/12        No                        54
      55        0         1           7         12/01/12        No                        55
      56        1         1           5         11/01/12        No                        56
      57        2         1           7         10/01/12        No                        57
      58        6         1           7         06/01/12        No                        58
      59        0         1           7         12/01/12       Yes       12/01/27         59
      60        1         1           5         11/01/12        No                        60
      61        1         1           5         11/01/12        No                        61
      62        0         1           7         12/01/12        No                        62
      63        1         1           5         11/01/12        No                        63
      64        1         1           5         11/01/12        No                        64
      65        0         1           5         12/01/12        No                        65
      66        1         1           5         11/01/12        No                        66
      67        4         1           7         08/01/22        No                        67
      68        0         1           7         12/01/12        No                        68
      69        1         1           5         11/01/12        No                        69
      70        1         1           5         11/01/12        No                        70
      71        1         1           7         11/01/07        No                        71
      72        3         1           7         09/01/09        No                        72
      73        1         1           5         11/01/12        No                        73
      74        0         1           5         12/01/12        No                        74
      75        2         1           7         10/01/12        No                        75
      76        2         1           7         10/01/12        No                        76
      77        3         1           7         09/01/22        No                        77
      78        0         1           5         12/01/12        No                        78
      79        0         1           5         12/01/12        No                        79
      80        2         1           7         10/01/22        No                        80
      81        1         1           7         11/01/12        No                        81
      82        0         1           5         12/01/12        No                        82
      83        1         1           7         11/01/12        No                        83
      84        1         1           7         11/01/12        No                        84
      85        0         1           5         12/01/12        No                        85
      86        1         1           5         11/01/12        No                        86
      87        1         1           7         11/01/12        No                        87


                                      A-2



                                                                                                          REMAINING
                                                               MATURITY/ARD       MATURITY                PREPAYMENT
LOAN #    ORIGINATOR   PROPERTY NAME                         BAL. ($) (3,8)   LTV(%)(2,8,15)    PROVISION (PAYMENTS) (10,16)
------    ----------   -------------                         --------------   --------------    ----------------------------
    34       JPMCB     Atlantic Medical Center                    6,428,707         67.7             LO(24),Def(90),O(4)
    35       JPMCB     Genesee Commons                            6,106,174         63.6             LO(24),Def(91),O(4)
    36       CIBC      450 Oak Tree Avenue                        5,987,242         55.4             LO(24),Def(92),O(4)
    37       CIBC      Village Green Shopping Center              5,979,840         68.3             LO(24),Def(91),O(4)
    38       JPMCB     Embassy Plaza                              4,905,736         46.7             LO(24),Def(86),O(4)
    39       JPMCB     La Mesa Springs                            5,662,937         56.6             LO(24),Def(90),O(4)
    40       CIBC      Summerset Apartments                       5,018,661         54.0             LO(24),Def(92),O(4)
    41       JPMCB     Civic Commerce Center                      5,693,442         72.1             LO(24),Def(55),O(3)
    42      LaSalle    Tallowwood Isle MHP                        5,772,123         68.7             LO(35),Def(22),O(3)
    43       JPMCB     Middleburg Crossings                       4,441,070         60.0            LO(24),Def(140),O(13)
    44       CIBC      Two Paragon Centre                         4,760,812         68.0             LO(24),Def(92),O(4)
    45      LaSalle    McMinn Plaza                               4,472,367         67.3             LO(35),Def(82),O(3)
    46       JPMCB     Mansell Crossing                           4,331,386         58.9             LO(24),Def(91),O(4)
    47       CIBC      Pier 1 Imports - South Hampton             4,343,721         64.8             LO(24),Def(90),O(4)
    48       JPMCB     Pacific View Shopping Center               4,271,421         52.1             LO(24),Def(89),O(4)
    49       JPMCB     Conroe Shopping Center                       117,182         1.7             LO(24),Def(191),O(25)
    50      LaSalle    Stonebrook Apartments                      4,033,986         63.0             LO(34),Def(82),O(3)
    51      LaSalle    Ohio University Apartments                 3,918,645         60.1             LO(35),Def(82),O(3)
    52       CIBC      Shoal Creek Apartments, Phase II             117,992         2.1              LO(24),Def(211),O(4)
    53       CIBC      Shops at Bay Street                        3,716,391         67.6             LO(24),Def(89),O(7)
    54       JPMCB     Camden Station Apartments                  3,781,181         60.5             LO(24),Def(87),O(4)
    55       CIBC      The Shoppes at Dobbin Way                  3,770,607         62.8             LO(24),Def(92),O(4)
    56      LaSalle    Walgreens NJ                               3,656,969         63.3             LO(35),Def(81),O(3)
    57       JPMCB     Bayou Plaza                                3,402,272         55.8             LO(24),Def(90),O(4)
    58       JPMCB     Century Plaza                              2,943,441         46.0             LO(24),Def(86),O(4)
    59       CIBC      Catalina Club Apartments                   3,088,407         57.7             LO(24),Def(92),O(4)
    60      LaSalle    Beaumont Shopping Center                   3,412,450         65.6             LO(34),Def(82),O(3)
    61      LaSalle    Walgreens  OH                              3,268,470         61.7             LO(35),Def(81),O(3)
    62       CIBC      Aero Plastics                              2,983,291         59.2             LO(24),Def(92),O(4)
    63      LaSalle    Walgreens Delaware OH                      2,980,500         62.1             LO(34),Def(82),O(3)
    64      LaSalle    Walgreens Cleveland                        2,857,905         63.5             LO(35),Def(81),O(3)
    65      LaSalle    Eckerds - Chimney Rock                     2,584,846         58.7             LO(35),Def(82),O(3)
    66      LaSalle    Hyde Park Apartments                       2,663,277         65.0             LO(34),Def(82),O(3)
    67       JPMCB     Eckerd - Cary                                107,899         2.5             LO(24),Def(187),O(25)
    68       CIBC      Dick's - Mt. Laurel                        2,495,402         65.7             LO(24),Def(92),O(4)
    69      LaSalle    Windmill Apartments                        2,339,459         65.9             LO(34),Def(82),O(3)
    70      LaSalle    Tanglewood                                 2,042,054         57.9             LO(34),Def(82),O(3)
    71       JPMCB     Chinatown Square                           2,600,000         66.7             LO(24),Def(33),O(2)
    72       JPMCB     Pineville Shopping Center                  2,250,975         69.3         LO(33),Grtr1% orYM(45),O(3)
    73      LaSalle    Brookside Apartments                       2,023,316         67.4             LO(34),Def(82),O(3)
    74      LaSalle    Valley View Commerce Center                2,032,725         64.5             LO(35),Def(82),O(3)
    75       JPMCB     Crestview Acres Mobile Home Park           1,802,186         61.1             LO(24),Def(90),O(4)
    76       JPMCB     Ellis Industrial, Santa Anna, CA           1,800,039         53.7             LO(24),Def(90),O(4)
    77       JPMCB     Golden State-Santa Clarita                    69,334         1.4             LO(24),Def(188),O(25)
    78      LaSalle    Greenwood MHP                              1,832,008         67.9             LO(35),Def(82),O(3)
    79      LaSalle    Federal Reserve Bedford Park               1,758,414         40.9             LO(35),Def(82),O(3)
    80       JPMCB     Golden State-Northridge                       57,765         1.2             LO(24),Def(189),O(25)
    81       CIBC      Darien Medical Center                      1,366,528         56.9             LO(24),Def(91),O(4)
    82      LaSalle    Tara And Windy Hill Apartments               999,912         44.0             LO(35),Def(82),O(3)
    83       JPMCB     Missouri City Shopping Center Inline       1,052,433         45.8             LO(24),Def(91),O(4)
    84       JPMCB     Missouri City Shopping Center Pad 1          974,475         54.1             LO(24),Def(91),O(4)
    85      LaSalle    Wesleyan Apartments                          770,424         48.2             LO(35),Def(82),O(3)
    86      LaSalle    Westwood Apartments                          846,049         54.6             LO(34),Def(82),O(3)
    87       JPMCB     Missouri City Shopping Center Pad 2          779,581         47.2             LO(24),Def(91),O(4)



                                      MOST RECENT MOST RECENT                               UW
LOAN #   2000 NOI ($)   2001 NOI ($)    NOI ($)    NOI DATE   UW NOI ($)   UW NCF ($)  DSCR(2,7,11,13)     TITLE TYPE      PML %
------   ------------   ------------    -------    --------   ----------   ----------  ---------------     ---------       -----
    34                                  353,871     08/31/02    811,216     746,943        1.28                Fee
    35                      29,838       29,838     12/31/01    836,722     769,794        1.49                Fee
    36    867,302          896,270    1,042,469     06/30/02    890,760     807,819        1.56                Fee
    37    504,985          396,501      421,531     06/30/02    700,936     680,424        1.32                Fee
    38    999,196        1,016,534    1,067,176     08/31/02  1,011,045     865,419        1.25                Fee
    39    709,533          916,247      904,692     07/31/02    775,843     683,709        1.38                Fee         16.0
    40    715,921          695,136      689,013     06/30/02    682,527     626,527        1.26                Fee
    41    632,572          686,543      688,132     08/31/02    678,712     615,055        1.36                Fee         17.0
    42    612,236          654,503      578,547     07/31/02    637,279     626,629        1.46                Fee
    43    152,328          543,313      589,472     06/30/02    622,475     600,429        1.32                Fee
    44    519,170          563,143      577,146     07/31/02    642,859     569,032        1.40                Fee
    45    326,757          495,880      509,559     07/31/02    620,242     556,544        1.45                Fee
    46                                                          634,571     598,571        1.54                Fee
    47    461,583          363,556      199,333     04/30/02    548,256     523,158        1.33                Fee
    48    712,538          748,615      813,765     09/30/02    680,229     642,500        1.74                Fee         14.0
    49                     556,212      609,437     09/30/02    596,191     541,641        1.28                Fee
    50    638,591          649,362      596,890     08/31/02    557,222     513,722        1.52                Fee
    51    754,193          754,367      726,935     08/15/02    601,797     581,497        1.73                Fee
    52                                                          501,442     475,342        1.21                Fee
    53    417,142          438,461      435,526     09/30/02    468,930     459,048        1.47                Fee
    54    497,230          509,843      596,093     09/30/02    473,289     423,289        1.27                Fee
    55                                  521,790     09/30/02    492,954     461,048        1.38                Fee
    56                                                          458,260     456,104        1.49                Fee
    57    289,914          466,919      544,088     06/30/02    549,985     485,624        1.37                Fee
    58    655,961          697,886      721,642     08/31/02    639,235     568,964        1.37                Fee
    59    516,448          461,443      445,192     06/30/02    454,760     417,904        1.36                Fee
    60                                                          436,329     416,046        1.37                Fee
    61                                                          414,930     412,662        1.50                Fee
    62                                                          530,618     480,872        1.57                Fee
    63                                                          384,860     382,687        1.49                Fee
    64                                                          359,151     356,978        1.46                Fee
    65                                  399,826     05/31/02    386,631     384,944        1.49                Fee
    66                                                          338,101     318,101        1.41                Fee
    67                     377,712      383,847     06/30/02    363,510     356,155        1.24                Fee
    68                                                          367,430     337,795        1.39             Leasehold
    69    350,780          341,369      333,762     06/30/02    327,737     302,237        1.55                Fee
    70    376,075          403,201      321,537     08/31/02    338,393     298,893        1.48                Fee
    71    358,721          420,606      474,380     09/30/02    363,576     310,624        2.27                Fee
    72                                                          310,336     284,012        1.47                Fee
    73    239,206          289,747      313,615     08/15/02    315,018     288,018        1.70                Fee
    74                     268,070      323,236     08/31/02    288,100     252,826        1.41                Fee
    75    233,133          255,046      316,928     08/31/02    283,542     277,542        1.51                Fee
    76    275,232          307,801      329,643     06/30/02    276,203     242,398        1.30                Fee         37.0
    77    231,078          271,402      396,503     06/30/02    435,573     425,006        2.05                Fee         14.0
    78    235,283          257,181      246,831     08/31/02    229,330     220,230        1.42                Fee
    79                                  264,166     09/30/02    228,763     220,416        1.49                Fee
    80    398,972          398,381      446,543     05/31/02    359,460     351,716        2.05                Fee         16.0
    81    190,048          190,038      190,038     12/31/01    194,183     182,257        1.32                Fee
    82                                  183,876     09/30/02    182,143     158,643        1.21                Fee
    83                                                          194,185     178,514        1.68                Fee
    84                                                          137,509     127,875        1.30                Fee
    85                                   93,819     09/30/02    141,490     126,490        1.25                Fee
    86    163,677          166,782      150,957     08/31/02    133,531     119,781        1.44                Fee
    87                                                          143,135     132,985        1.69                Fee





                                                      UPFRONT ESCROW

         --------------------------------------------------------------------------------------------------------
           UPFRONT CAPEX    UPFRONT ENVIR.   UPFRONT TI/LC    UPFRONT RE TAX      UPFRONT INS.      UPFRONT OTHER
LOAN #      RESERVE ($)       RESERVE ($)     RESERVE ($)       RESERVE ($)       RESERVE ($)      RESERVE ($)(17)
------      -----------       -----------     -----------       -----------       -----------      ---------------
    34                                                              23,219             4,965
    35                                                             105,454
    36          31,349                           200,000            32,368            21,018
    37          19,600                               917            30,690            12,813
    38          41,493                           100,000            81,478             7,217
    39          47,639                                             111,533             9,961
    40          53,417                                              40,051            77,363
    41                                            25,000            61,236            11,585
    42                                                             214,934             3,750                  42
    43                                                              81,204             2,765
    44             822                             2,083            92,083             4,603              86,597
    45           7,500                                              18,479             3,529
    46                                                              16,261             8,566
    47             863                             1,625            15,167             2,394
    48                            11,000
    49                                                              91,382             4,708
    50           3,750                                               5,291            13,654
    51          12,688                                              14,458             4,205
    52           2,175                                              13,250            11,504
    53             197                               417            18,667            10,900             120,000
    54         400,000                                              75,878            23,902
    55             239                             2,083            22,813             2,294
    56                                                                                 1,000
    57                                                              94,228             6,436
    58           8,375                           100,000            41,221             3,403
    59          15,571                                              27,045            49,156
    60                                                               1,725             1,710
    61
    62           1,560                            59,583             8,333            12,821
    63                                                                                    81
    64
    65
    66          52,500                                              15,285
    67
    68
    69             750                                                                 6,983
    70          34,134                                                                13,494
    71           7,500                                              26,427             3,014
    72                                                               6,372             3,506
    73           9,996                                                                 7,628
    74                                                                                 4,524
    75          96,761                                               2,019             1,686
    76          53,753                            25,000            34,344             6,131
    77                                                              27,831             2,868
    78           1,000                                               6,067             1,105
    79             914                                                                 1,172
    80           9,375                                              34,265             2,807
    81             160                               250                               1,429
    82          27,000                                               5,953             3,541
    83                                                               9,182            11,904
    84                                            48,258            14,971             1,044
    85           5,000                                               4,921             4,424
    86           6,125                                                                 4,564
    87                                                              14,244             1,299


                                                   MONTHLY ESCROW
       ------------------------------------------------------------------------------------------------------------
         MONTHLY CAPEX   MONTHLY ENVIR.    MONTHLY TI/LC      MONTHLY RE TAX       MONTHLY INS.       MONTHLY OTHER
LOAN #    RESERVE ($)      RESERVE ($)      RESERVE ($)         RESERVE ($)        RESERVE ($)         RESERVE ($)
------    -----------      -----------      -----------         -----------        -----------         -----------
    34           687                             3,333              13,032              1,241
    35         1,247                             2,000              17,257
    36         2,174                                                10,789              2,627
    37           850                               917               3,836              4,271
    38         2,278                             9,794              11,640              1,443
    39         1,356                                                13,942              1,992
    40         4,667                                                13,350              8,120
    41         1,263                             5,000               7,655                828
    42           888                                                15,352              1,250                  42
    43           535                                                 7,038                922
    44           822                             2,083               7,083                767
    45         1,340                             3,968               6,160              1,765
    46           500                                                 6,184              1,071
    47           238                             1,625               2,167                798
    48           775
    49                                                               7,615              1,569
    50         3,625                                                 5,291              2,731
    51         1,692                                                 4,819              1,051                  42
    52         2,175                                                 4,417              2,301
    53           197                               417               2,667                850
    54         5,417                                                10,840              4,638
    55           239                             2,083               3,259                382
    56           180
    57           641                             4,908               7,852              2,145
    58         1,005                             4,851               5,889                681
    59         3,071                                                 9,015              6,610
    60           317                             1,375               1,725                855
    61           189
    62         1,560                             4,583               4,167              2,127
    63           182                                                                       40
    64           182                                                                       23
    65           141
    66         1,667                                                 3,821
    67
    68
    69         2,125                                                 2,304              1,397
    70         3,292                                                 3,222              2,699
    71         1,220                             3,000               5,285              1,005
    72           150                             1,645                 579                701
    73         2,250                                                 4,478              1,526
    74           374                             2,566               4,990                377
    75           405                                                 2,014                141
    76         1,051                             1,761               4,293              1,533
    77           881                                                 3,976                410
    78           758                                                   506                553
    79           696                                                                      391
    80           645                                                 3,932                351
    81           160                               250                                    357
    82         1,959                                                 1,488                885
    83                                                                 765                992
    84                                                               1,248                348
    85         1,250                                                 1,230                885
    86         1,146                                                 1,385                913
    87                                                               1,187                433

                                                                      LARGEST TENANT
                          ------------------------------------------------------------------------------------------------
            SINGLE                                                                                        LEASE
LOAN #      TENANT        LARGEST TENANT                                               UNIT SIZE        EXPIRATION
------      ------        --------------                                               ---------        ----------
    34                    Toms River Surgery Center                                       18,154         12/31/11
    35                    Jo-Ann Stores, Inc.                                             42,901         01/31/17
    36                    Just Packaging, Inc.                                           105,845         02/28/07
    37                    Waldbaum's                                                      54,800         07/01/22
    38                    Embassy Skate Center                                            17,988         12/31/03
    39                    Vons #93                                                       103,324         10/31/07
    40
    41                    Options for Youth                                                9,174         02/24/04
    42
    43                    Publix Supermarkets                                             44,270         08/31/20
    44                    Allstate Insurance Company                                      31,703         04/30/07
    45                    Ingles                                                          60,000         09/29/20
    46                    Michael's Stores, Inc.                                          30,227         02/28/18
    47        Yes         Pier 1 Imports                                                  19,008         08/31/13
    48                    Von's Supermarket #2162                                         35,600         08/01/23
    49                    Michael's Stores, Inc                                           23,753         02/28/10
    50
    51
    52
    53                    CVS                                                             10,125         01/31/20
    54
    55                    Fuddruckers                                                      6,454         09/23/16
    56        Yes         Walgreens                                                       14,368         09/30/26
    57                    Gateway                                                          6,198         08/30/04
    58                    HB Zachry                                                        9,000         09/30/04
    59
    60                    Planet Salon                                                     4,880         05/31/12
    61        Yes         Walgreens                                                       15,120         07/31/60
    62        Yes         Aero Plastics, Inc.                                            144,000         10/31/22
    63        Yes         Walgreens                                                       14,490         04/30/61
    64        Yes         Walgreens                                                       14,490         04/30/22
    65        Yes         Eckerd                                                          10,908         05/05/19
    66
    67        Yes         Eckerd                                                          10,908         07/06/25
    68        Yes         Dick's Clothing & Sporting Goods, Inc.                          60,000         09/30/23
    69
    70
    71                    Dinho Supermarket                                               19,600         05/31/06
    72                    Dollar Tree                                                      8,000         05/31/07
    73
    74                    Maritz, Inc.                                                    22,910         11/30/07
    75
    76                    Natural Desires                                                  8,000         09/30/04
    77
    78
    79        Yes         Federal Reserve Bank                                            55,646         08/31/11
    80
    81        Yes         Stamford Health System                                           9,454         12/31/12
    82
    83                    Petland                                                          5,600         06/30/12
    84                    Radio Shack                                                      2,400         10/30/07
    85
    86
    87                    Cingular Wireless                                                1,600         05/30/07





                                                            2ND LARGEST TENANT
            ------------------------------------------------------------------------------------------------------
                                                                                                       LEASE
LOAN #     2ND LARGEST TENANT                                                      UNIT SIZE        EXPIRATION
------     ------------------                                                      ---------        ----------
    34     Magnetic Northeast                                                          9,336         09/15/12
    35     Bed, Bath, Beyond                                                          30,671         01/31/12
    36     Eagle Plywood                                                              93,000         11/30/03
    37     Angelina's                                                                  2,550         06/30/12
    38     Tuesday Morning                                                            12,000         01/15/04
    39     La Mesa Billiards                                                          12,000         06/30/04
    40
    41     United Litho                                                                6,120         07/31/04
    42
    43     Hollywood Video                                                             4,900         11/06/10
    44     International Paper Company                                                12,180         03/14/09
    45     Fred's Stores of TN                                                        17,286         07/31/07
    46     The TJX Companies, Inc. dba Home Goods, Inc                                29,773         08/31/10
    47
    48     Bank of America                                                             4,994         08/31/10
    49     GC3 Corporation                                                             7,556         11/30/04
    50
    51
    52
    53     Dunkin Donuts                                                               2,505         01/31/10
    54
    55     Fitness Resource                                                            3,460         08/31/06
    56
    57     Kinko's                                                                     5,434         11/30/04
    58     Boots & Hats                                                                8,500         11/12/07
    59
    60     Sun Tan City                                                                3,216         10/31/07
    61
    62
    63
    64
    65
    66
    67
    68
    69
    70
    71     Oriental Pearl Restaurant                                                   7,800         10/31/03
    72     Hallmark                                                                    5,000         07/31/07
    73
    74     Black & Decker (U.S.), Inc.                                                 5,690         09/30/08
    75
    76     Video Movie Wholesalers                                                     6,000         03/31/03
    77
    78
    79
    80
    81
    82
    83     Payless Shoes                                                               3,000         04/30/07
    84     Interstate Battery                                                          1,600         06/30/06
    85
    86
    87     Quizno's Subs                                                               1,600         05/31/09



                                         3RD LARGEST TENANT
              -----------------------------------------------------------------------
                                                                    LEASE
LOAN #        3RD LARGEST TENANT                  UNIT SIZE      EXPIRATION                     LOAN #
------        ------------------                  ---------      ----------                     ------

    34        Orthopaedic Associates                7,441         05/31/12                          34
    35        Old Navy                             20,000         07/31/07                          35
    36        The Furniture X-Change               37,247         06/30/04                          36
    37        Card Fanatics                         2,000         04/30/11                          37
    38        Barney's Billiards & Saloon          10,765         08/23/04                          38
    39        China Town Buffet                     7,032         10/31/04                          39
    40                                                                                              40
    41        Pasadena Refinishing                  5,880         07/31/04                          41
  42.0                                                                                            42.0
  43.0        Papa's Cafe                           2,436         08/31/06                        43.0
  44.0        Kidney Care, Inc.                     1,903         11/30/03                        44.0
    45        Goodwill                              5,200         04/30/05                          45
    46                                                                                              46
    47                                                                                              47
    48        Peninsula Pet Clinic                  2,800         06/30/07                          48
    49        Hollywood Entertainment, Corp.        4,925         12/06/09                          49
    50                                                                                              50
    51                                                                                              51
    52                                                                                              52
    53        Subway                                1,800         12/31/07                          53
    54                                                                                              54
    55        Jennifer Convertibles                 3,004         11/06/06                          55
    56                                                                                              56
    57        Catherine's, Inc.                     4,484         03/31/07                          57
    58        Primary CareNet of Texas              6,375         04/30/04                          58
    59                                                                                              59
    60        Long John Silvers                     2,884         02/28/22                          60
    61                                                                                              61
    62                                                                                              62
    63                                                                                              63
    64                                                                                              64
    65                                                                                              65
    66                                                                                              66
    67                                                                                              67
    68                                                                                              68
    69                                                                                              69
    70                                                                                              70
    71        Dinho Chinese Restaurant              4,000         10/31/03                          71
    72        Show Department                       5,000         07/31/07                          72
    73                                                                                              73
    74                                                                                              74
    75                                                                                              75
    76        Distributions West                    4,000         09/14/03                          76
    77                                                                                              77
    78                                                                                              78
    79                                                                                              79
    80                                                                                              80
    81                                                                                              81
    82                                                                                              82
    83        Gamestop                              2,158         04/30/07                          83
    84        Oceana Nails                          1,560         09/30/07                          84
    85                                                                                              85
    86                                                                                              86
    87        Smoothie King                         1,320         06/30/08                          87

                              FOOTNOTES TO ANNEX A

(1) With respect to mortgage loans secured by multiple Mortgaged Properties, the Occupancy Rate thereof is the weighted average Occupancy Rate for each Mortgaged Property based on square footage or number of units thereof.

(2) With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Maturity LTV, and Current LTV are calculated on an aggregate basis.

(3) For mortgage loans secured by multiple Mortgaged Properties, the mortgage loan's Original Balance, Current Balance and Maturity Balance is allocated to the respective Mortgage Properties based on the mortgage loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(4) Each letter identifies a group of cross-collateralized, cross-defaulted mortgage loans.

(5)  Each number identifies a group of related borrowers.

(6) For each Mortgage Loan, the excess of the related Mortgage Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee Rate").

(7) Loan Number 71 is an interest only loan for its full term with no amortization. Loan Number 29 is interest only for the first 12 months of it's term. As of the Cut-Off Date, Loan Number 29 has 7 months remaining in the interest only period. Annual Debt Service and UW DSCR are calculated based upon the monthly payments after the expiration of the interest only period.

(8)  For ARD Loans, calculated as of the related Anticipated Repayment Date.

(9)  For ARD Loans, the related Anticipated Repayment Date.

(10) The "LO" component of the prepayment provision represents remaining lockout payments.

(11) Calculated as the ratio of UW NCF to the Annual Debt Service.

(12) The Crossways Shopping Center Loan (Loan Number 5) was originally funded on 8-20-2002 for $25,400,000. The respective debt service payment was $190,873.91 beginning on the first payment date. In December 2002 an additional $2,100,000 was funded and the monthly debt service payment increased to $205,981.77.

     With respect to The Palisade Apartments (Loan Number 18), a principal paydown of $288,000 occurred upon the release of a holdback (escrowed at origination in the amount of $500,000). The remaining $212,000 was released to the borrower. Monthly Debt Service was adjusted to reflect the lower principal amount.

(13) With respect to The ARC Portfolio B (Loan Number 1), Monthly Debt Service and Annual Debt Service is calculated based upon the 7.35% coupon rate. UW DSCR is calculated using the 7.39% interest rate which includes the 0.04% servicing fee rate paid to GMAC directly by the Borrower.

(14) With respect to Anderson Mall (Loan Number 4), the total square footage does not include anchor owned space as well as spaces operating under a ground lease.

(15) For purposes of determining the Current LTV (%) and the Maturity LTV (%) for 3 mortgage loans (identified as Loan Numbers 13, 19, and 32 on Annex A to this prospectus supplement), representing 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the principal balance of each such mortgage loan was reduced by amounts reserved until the achievement of certain capital improvements for the related mortgaged properties.

(16) We have assumed that each mortgage loan that has its first payment date in February 2003 pays interest-only during the first interest accrual period relating to the Distribution Date in January 2003. For modeling purposes, we have assumed one additional month of lockout.

(17) The upfront other reserves taken for The Reserve at Greenwood, The Reserve at Foxrun, and The Reserve at Walnut Ridge (Loan Numbers 13, 19, and 32 respectively) represents a one-time capital improvement reserve.

                                                                  ANNEX B

  ANY INVESTMENT DECISION WITH RESPECT TO THE SECURITIES SHOULD BE MADE BY YOU BASED UPON THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS
SUPPLEMENT RELATING TO THE SECURITIES. THE INFORMATION HEREIN WILL BE SUPERSEDED
    IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND
     PROSPECTUS SUPPLEMENT. THE INFORMATION CONTAINED HEREIN SUPERSEDES THE INFORMATION IN ALL PRIOR STUCTURAL AND COLLATERAL TERM SHEETS, IF ANY.

--------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET

           ----------------------------------------------------------

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C3

                                  $648,438,000

           ----------------------------------------------------------

                               JPMORGAN CHASE BANK
                                    CIBC INC.
                        LASALLE BANK NATIONAL ASSOCIATION
                              Mortgage Loan Sellers

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                 Master Servicer

                              CLARION PARTNERS, LLC
                                Special Servicer


                        FOR FURTHER INFORMATION CONTACT:

                          J.P. MORGAN SECURITIES INC.

           Brian J. Baker            Glenn Riis            Andy Taylor
           (212) 834-3813          (212) 834-3813         (212) 834-3813

                             ABN AMRO INCORPORATED

       Frank C. Forelle            Gerald Sneider          Steven Adang
    (212) 409-7587 / 7221          (212) 409-7587         (212) 409-6206

                            CIBC WORLD MARKETS CORP.

       Richard Turnbull              Mimi Cheng             Kevin Cull
        (212) 667-5631             (212) 667-5605         (212) 667-5607

JPMORGAN                ABN AMRO INCORPORATED                 CIBC WORLD MARKETS

        MERRILL LYNCH & CO.                      WACHOVIA SECURITIES



The analyses in this report are based upon information provided by JPMorgan Chase Bank, CIBC Inc. and LaSalle Bank National Association (the "Sellers"). J.P. Morgan Securities Inc., ABN AMRO Incorporated, CIBC World Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Securities, Inc.(the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein is preliminary as of the date hereof, supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

--------------------------------------------------------------------------------

                                    1 of 16

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.


APPROXIMATE SECURITIES STRUCTURE (a)
                                       APPROX.         CREDIT       EXPECTED
                                        FACE/          SUPPORT      WEIGHTED        EXPECTED
                   RATINGS BY          NOTIONAL         (% OF      AVG. LIFE         PAYMENT
    CLASS          MOODY'S/S&P        AMOUNT ($)      BALANCE)    (YEARS) (b)       WINDOW (b)
-----------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
     A-1           Aaa / AAA           182,200,000       22.500      5.70        1/03 - 5/12
     A-2           Aaa / AAA           395,432,000       22.500      9.80        5/12 - 12/12
      B             Aa2 / AA            27,950,000       18.750      9.97       12/12 - 12/12
      C            Aa3 / AA-             9,316,000       17.500      9.97       12/12 - 12/12
      D              A2 / A             24,224,000       14.250      9.97       12/12 - 12/12
      E              A3/A-               9,316,000       13.000      9.97       12/12 - 12/12

PRIVATELY OFFERED CLASSES
-----------------------------------------------------------------------------------------------
     X-1           Aaa / AAA        745,331,351 (c)      N/A         N/A             N/A
     X-2           Aaa / AAA        704,376,000 (c)      N/A         N/A             N/A
      F            Baa2 / BBB        22,360,000          10.000      N/A             N/A
      G           Baa3 / BBB-        11,180,000           8.500      N/A             N/A
      H             Ba1/BB+          14,907,000           6.500      N/A             N/A
      J             Ba2 / BB         13,043,000           4.750      N/A             N/A
      K            Ba3 / BB-          2,795,000           4.375      N/A             N/A
      L             B1 / B+           3,727,000           3.875      N/A             N/A
      M              B2 / B           7,453,000           2.875      N/A             N/A
      N             B3 / B-           4,658,000           2.250      N/A             N/A
      NR            NR / NR          16,770,351          N/A         N/A             N/A
-----------------------------------------------------------------------------------------------

Note (a)  Sequential Pay REMIC
     (b) Calculated at 0% CPR, assuming no balloon extensions, ARD loans pay in full on the Anticipated Repayment Date, clean-up call is not exercised and there are no defaults
     (c)  Notional amount


KEY FEATURES
------------
Lead Managers:                      J.P. Morgan Securities Inc. (Bookrunner)
                                    ABN AMRO Incorporated
                                    CIBC World Markets Corp.

Co-Managers:                        Merrill Lynch, Pierce Fenner & Smith
                                      Incorporated
                                    Wachovia Securities, Inc.

Mortgage Loan Sellers:              JPMorgan Chase Bank (40.5%)
                                    CIBC Inc. (34.3%)
                                    LaSalle Bank National Association (25.2%)

Master Servicer:                    GMAC Commercial Mortgage Corporation

Special Servicer:                   Clarion Partners, LLC

Trustee:                            Wells Fargo Bank Minnesota, N.A.

Paying Agent:                       LaSalle Bank National Association

Rating Agencies:                    Moody's Investors Service, Inc.
                                    Standard & Poor's Ratings Services

Pricing:                            On or about December 18, 2002

Delivery Date:                      On or about December 23, 2002

Cut-off Date:                       The due date for each mortgage loan in
                                    December 2002, or, for mortgage loans with first due dates in January 2003, December 1, 2002 or for mortgage loans with first due dates in February 2003, the date of origination of those mortgage loans.

Distribution Date:                  12th of each month, or if the 12th day is
                                    not a business day, on the next succeeding business day, beginning in January 2003

Rated Final Distribution Date:      July 12, 2035

Clean-up Call:                      1%

Minimum Denomination:               $10,000 (among the publicly offered classes)

Delivery:                           DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------



COLLATERAL FACTS
----------------

Initial Pool Balance ("IPB"):                                    $745,331,351
Number of Mortgage Loans:                                                  87
Number of Mortgaged Properties:                                           111
Average Cut-off Date Balance per Loan:                             $8,567,027
Average Cut-off Date Balance per Property:                         $6,714,697
Weighted Average Current Mortgage Rate:                               6.3293%
Weighted Average UW DSCR:                                               1.45x
Weighted Average Cut-off Date LTV Ratio:                                72.4%
Weighted Average Remaining Term to Maturity/ARD (months):                 118
Weighted Average Remaining Amortization Term (months):                    342
Weighted Average Seasoning (months):                                        2
10 Largest Loans as % of IPB:                                           37.5%
% of Cutoff Balance of IPB with B-Notes                                  5.1%
% of IPB with single tenants                                             9.7%






TEN LARGEST LOANS
-----------------

                                                                     UW
Loan                                     IPB       % OF IPB         DSCR            LTV
----------------------------------------------------------------------------------------
ARC Portfolio B                       $41,267,247     5.5%          1.32x          73.4%
Long Island Industrial Portfolio III   37,641,724     5.1           1.44x          64.7%
First National Plaza Portfolio         35,000,000     4.7           1.28x          71.6%
Anderson Mall                          30,097,301     4.0           1.67x          74.9%
Crossways Shopping Center              27,350,305     3.7           1.25x          74.5%
Old Towne Plaza                        25,300,000     3.4           1.40x          79.8%
276 Fifth Avenue                       22,000,000     3.0           1.42x          59.9%
Pender Business Park                   21,458,903     2.9           1.60x          72.0%
Village Shoppes of Salem               20,405,000     2.7           1.50x          77.0%
78 Corporate Center                    19,342,155     2.6           1.48x          79.6%
----------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                    $  279,862,635    37.5%          1.42x          72.4%


GEOGRAPHIC DISTRIBUTION
-----------------------

                       NO OF                          % OF           WA              WA
STATE                  PROP             IPB           IPB            LTV            DSCR
--------------------------------------------------------------------------------------------
New York                15         $100,098,352        13.4%          67.0%        1.39x
New Jersey               7           64,748,318         8.7           66.8%        1.85x
Florida                  9           59,363,489         8.0           73.9%        1.38x
Ohio                     8           59,014,407         7.9           72.7%        1.38x
Virginia                 2           48,809,208         6.5           73.4%        1.40x
Texas                   15           41,226,180         5.5           69.8%        1.34x
Other                   55          372,071,397        49.9           74.6%        1.43x
--------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.         111        $745,331,351       100.0%          72.4%        1.45x




PROPERTY TYPE DISTRIBUTION
--------------------------

                                  NO. OF                         % OF         WA
         PROPERTY TYPE            PROP           IPB              IPB        LTV    WA DSCR
--------------------------------------------------------------------------------------------
Retail                               37      $278,721,240         37.4%      74.6%   1.44x
    Anchored                         21       185,500,341         24.9       76.0%   1.40x
    Unanchored                       11        47,948,260          6.4       70.7%   1.42x
    Regional Mall                     1        30,097,301          4.0       74.9%   1.67x
    Shadow Anchored                   4        15,175,338          2.0       69.5%   1.42x
Office                               18       194,373,792         26.1       71.9%   1.38x
    Suburban                         12       113,373,792         15.2       74.5%   1.42x
    CBD                               6        81,000,000         10.9       68.3%   1.33x
Multifamily                          20       119,841,129         16.1       75.9%   1.39x
Industrial                           15        81,470,687         10.9       67.4%   1.43x
    Warehouse/Distribution           10        42,145,411          5.7       68.3%   1.50x
    Flex                              5        39,325,276          5.3       66.4%   1.37x
Manufactured Housing                 18        51,921,350          7.0       73.9%   1.35x
Hotel                                 1        14,900,000          2.0       37.3%   3.10x
Self Storage                          2         4,103,154          0.6       42.7%   2.05x

--------------------------------------------------------------------------------------------
 TOTAL/WTD. AVG.                    111       $745,331,351       100.0%      72.4%   1.45x


                                    2 of 16

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

                                     CUT-OFF DATE PRINCIPAL BALANCES

                                                  PRINCIPAL          % OF INITIAL       WA UW         WA CUT-OFF
PRINCIPAL BALANCE($)          NO. OF LOANS         BALANCE           POOL BALANCE       DSCR(1)       DATE LTV(2)
------------------------------------------------------------------------------------------------------------------
$998,601 - $1,999,999                     8        $10,996,948            1.5%            1.51x             63.0%

$2,000,000 - $4,999,999                  34        120,592,954           16.2             1.48x             72.0%

$5,000,000 - $9,999,999                  22        164,357,598           22.1             1.40x             75.3%

$10,000,000 - $14,999,999                12        150,770,122           20.2             1.53x             69.3%

$15,000,000 - $24,999,999                 5        101,957,152           13.7             1.46x             73.0%

$25,000,000 - $41,267,247                 6        196,656,577           26.4             1.39              72.6%

------------------------------------------------------------------------------------------------------------------
TOTAL:                                   87       $747,331,351             100.0%         1.45x             72.4%
------------------------------------------------------------------------------------------------------------------
AVERAGE PER LOAN:       $ 8,567,027
AVERAGE PER PROPERTY:   $ 6,714,697


                                         MORTGAGE INTEREST RATES

                                                  PRINCIPAL          % OF INITIAL       WA UW         WA CUT-OFF
MORTGAGE INTEREST RATE (%)    NO. OF LOANS         BALANCE           POOL BALANCE       DSCR(1)       DATE LTV(2)
------------------------------------------------------------------------------------------------------------------

5.1900% - 5.9999%                        19       $129,461,342            17.4%           1.50x             75.0%

6.0000% - 6.2500%                        31        271,966,510             36.5           1.45x             72.3%

6.2501% - 6.4999%                        12        104,882,218             14.1           1.40x             74.8%

6.5000% - 6.9999%                        18        156,703,342             21.0           1.50x             69.0%

7.0000% - 7.4999%                         4         68,429,276              9.2           1.32x             72.4%

7.5000% - 7.8500%                         3         13,888,663              1.9           1.31x             67.3%
------------------------------------------------------------------------------------------------------------------
TOTAL:                                   87       $745,331,351             100.0%         1.45x             72.4%
------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE MORTGAGE INTEREST RATE: 6.3293%


                                                UW DSCR(1)

                                                 PRINCIPAL           % OF INITIAL       WA UW         WA CUT-OFF
UW DSCR                       NO. OF LOANS        BALANCE            POOL BALANCE       DSCR(1)       DATE LTV(2)
------------------------------------------------------------------------------------------------------------------

1.21x - 1.24x                             4       $ 22,915,987             3.1%         1.23x           71.4%

1.25x - 1.29x                             9        101,233,740             13.6         1.27x           72.5%

1.30x - 1.39x                            27        242,270,852             32.5         1.33x           74.4%

1.40x - 1.49x                            24        198,836,256             26.7         1.44x           72.7%

1.50x - 1.99x                            19        158,471,364             21.3         1.59x           72.9%

2.00x - 2.49x                             3          6,703,154              0.9         2.14x           52.0%

2.50x - 3.10x                             1         14,900,000              2.0         3.10x           37.3%
------------------------------------------------------------------------------------------------------------------
TOTAL:                                   87       $745,331,351             100.0%       1.45x           72.4%
------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE: 1.45X

(1)  See footnote 1 in Top Ten Mortgage Loans section of this Collateral
     Termsheet.
(2) For the purposes of determining the loan-to-value ratios as of the cut-off date for 3 mortgage loans (identified as Loan Nos. 13,19 and 32 on Annex A to this prospectus supplement), representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the principal balance of each of those mortgage loans was reduced by amounts reserved until achievement of certain capital improvements by the related mortgaged properties.


                                    3 of 16

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

                                   CUT-OFF DATE LOAN-TO-VALUE RATIOS(2)

                                                  PRINCIPAL          % OF INITIAL       WA UW         WA CUT-OFF
LTV (%)                      NO. OF  LOANS         BALANCE           POOL BALANCE       DSCR(1)       DATE LTV(2)
------------------------------------------------------------------------------------------------------------------
37.3% - 49.9%                      4            $21,083,154              2.8%          2.74x             39.5%

50.0% - 59.9%                      2             23,348,111              3.1           1.44x             59.8%

60.0% - 69.9%                     19            143,155,842             19.2           1.41x             66.3%

70.0% - 74.9%                     26            265,239,323             35.6           1.41x             73.3%

75.0% - 80.0%                     36            292,504,921             39.2           1.40x             77.8%

------------------------------------------------------------------------------------------------------------------
TOTAL:                            87           $745,331,351            100.0%          1.45x             72.4%
------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE: 72.4%


                             RANGE OF REMAINING TERM TO MATURITY/ARD (MONTHS)

REMAINING TERM TO                                 PRINCIPAL          % OF INITIAL       WA UW         WA CUT-OFF
MATURITY/ARD (MONTHS)         NO. OF LOANS         BALANCE           POOL BALANCE       DSCR(1)       DATE LTV(2)
------------------------------------------------------------------------------------------------------------------

55 - 99                            7            $58,462,455              7.8%          1.49x             73.7%

110 - 119                         45            407,126,033             54.6           1.40x             73.1%

120 - 149                         29            257,459,500             34.5           1.50x             71.2%

150 - 199                          1              5,885,468              0.8           1.32x             79.5%

200 - 240                          5             16,397,894              2.2           1.45x             65.3%

------------------------------------------------------------------------------------------------------------------
TOTAL                             87           $745,331,351            100.0%          1.45x              72.4%
------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE: 118 MONTHS


                                            AMORTIZATION TYPES

                                                  PRINCIPAL          % OF INITIAL       WA UW         WA CUT-OFF
TYPE OF AMORTIZATION         NO. OF  LOANS         BALANCE           POOL BALANCE       DSCR(1)       DATE LTV(2)
------------------------------------------------------------------------------------------------------------------

Balloon Loans                     59           $456,274,208            61.2%           1.43x             73.6%

ARD Loans                         22            264,638,152             35.5           1.46x             70.6%

Fully Amortizing Loans             4             13,418,991              1.8           1.49x             64.5%

Partial Interest-only              1              8,400,000              1.1           1.37x             75.3%
Loans

Interest-only Loans                1              2,600,000              0.3           2.27x             66.7%
------------------------------------------------------------------------------------------------------------------
TOTAL:                            87           $745,331,351             100.0%         1.45x              72.4%
------------------------------------------------------------------------------------------------------------------

(1)  See footnote 1 in Top Ten Mortgage Loans section of this Collateral
     Termsheet.
(2) For the purposes of determining the loan-to-value ratios as of the cut-off date for 3 mortgage loans (identified as Loan Nos. 13,19 and 32 on Annex A to this prospectus supplement), representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the principal balance of each of those mortgage loans was reduced by amounts reserved until achievement of certain capital improvements by the related mortgaged properties.

                                    4 of 16

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.


                               STRUCTURAL OVERVIEW


o Interest payments will be pro-rata to the Class A-1, A-2 (the foregoing classes, together, the "Class A Certificates"), X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and Class X-2 Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N and NR Certificates.

o The pass-through rate for the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and NR Certificates will be either a fixed rate or a rate based on the weighted average of the remittance rates on the mortgage loans. In the aggregate, the Class X-1 and X-2 Certificates will receive the net interest on the mortgage loans less the interest paid on the other Certificates.

o    All Classes offered will accrue interest on a 30/360 basis.

o Principal payments will be paid sequentially to the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and NR Certificates, until each Class is retired. The Class X-1 and X-2 Certificates do not have a class principal balance and are therefore not entitled to any principal distributions.

o Losses will be born by the Classes (other than the Classes X-1 and X-2 Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1 and A-2 Certificates.

o If the principal balance of the mortgage pool is less than or equal to the aggregate class principal balance of the Class A Certificates, principal distributions will be allocated pro-rata to the Class A-1 and A-2 Certificates.

o Yield maintenance charges calculated by reference to a U.S. Treasury rate to the extent received will be allocated first to the offered Certificates and the Class F and G Certificates, according to a specified formula, with any remaining amount payable to the Class X-1 Certificates. For the amount payable to any interest-bearing Class, the formula is as follows:

                       Principal Paid to Class    (Pass-Through Rate on Class - Discount Rate)
  Prepayment Premium x ----------------------- x  --------------------------------------------
                        Total Principal Paid         (Mortgage Rate on Loan - Discount Rate)

o    Prepayment premiums received will be payable to the Class X-1 Certificates.

o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.

                                    5 of 16

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

                                                          TOP 10 MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
LOAN     LOAN NAME                      CUT-OFF    % OF     UNITS/     LOAN PER     UW     CUTOFF LTV BALLOON
SELLER   (LOCATION)                     BALANCE     IPB     SF/PADS   UNIT/SF/PAD  DSCR       RATIO     LTV     PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
LaSalle  ARC Portfolio B             $ 41,267,247   5.5%   2,607 Pads   $15,829    1.32x(1)    73.4%    65.0%   Manufactured Housing
         (Various)                                                                                              Community

JPM      Long Island Industrial      $ 37,641,724   5.1%   700,659 SF       $54    1.44x       64.7%    55.0%   Industrial
         Portfolio III
         (Long Island, New York)

CIBC     First National Plaza        $ 35,000,000   4.7%   670,260 SF       $52    1.28x       71.6%    61.6%   CBD Office
         Portfolio
         (Dayton, Ohio)

JPM      Anderson Mall               $ 30,097,301   4.0%   393,236 SF       $77    1.67x       74.9%    64.0%   Regional Mall
         (Anderson, South Carolina)

JPM      Crossways Shopping Center   $ 27,350,305   3.7%   378,645 SF       $72    1.25x       74.5%    50.2%   Anchored Retail
         (Chesapeake, Virginia)

JPM      Old Towne Plaza             $ 25,300,000   3.4%   152,877 SF      $165    1.40x       79.8%    66.8%   Anchored Retail
         (Ballwin, Missouri)

CIBC     276 Fifth Avenue            $ 22,000,000   3.0%   166,017 SF      $133    1.42x       59.9%    50.8%   CBD Office
         (New York, New York)

JPM      Pender Business Park        $ 21,458,903   2.9%   170,940 SF      $126    1.60x       72.0%    64.9%   Suburban Office
         (Fairfax, Virginia)

LaSalle  Village Shoppes of Salem    $ 20,405,000   2.7%   170,270 SF      $120    1.50x       77.0%    65.7%   Anchored Retail
         (Salem, New Hampshire)

CIBC     78 Corporate Center         $ 19,342,155   2.6%   185,850 SF      $104    1.48x       79.6%    68.4%   Suburban Office
         (Lebanon, New Jersey)

------------------------------------------------------------------------------------------------------------------------------------
         TOTAL/WEIGHTED AVERAGE      $279,862,635  37.5%                           1.42X       72.4%    61.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) For purposes of calculating the debt service coverage ratio ("DSCR") for the ARC Portfolio B mortgage loan the annual debt service is calculated based upon the 7.35% mortgage rate plus 0.04% servicing fee rate relating to a servicing fee required to be paid by the related borrower.

                                    6 of 16

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE

                                 ARC PORTFOLIO B

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                ORIGINAL            CUT-OFF
                                --------            -------
PRINCIPAL BALANCE:              $41,434,539         $41,267,247

% OF POOL BY IPB:               5.5%

SELLER:                         LaSalle Bank National Association

ORIGINATION DATE:               5/2/02

INTEREST RATE:                  7.3500%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
Affordable Residential Communities ("ARC"). The properties are owned by ARC Communities 8, LLC. The properties are managed by ARC Management Services, Inc., an affliate of the borrower. According to ARC, ARC is one of the largest private companies in the manufactured housing business and owns and manages 207 manufactured housing communities with approximately 39,510 homesites in 22 states.

MATURITY DATE:                  5/1/12

REMAINING AMORTIZATION:         354

CALL PROTECTION:                LO(24),DEF(88),O(1)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Soft

ESCROWS / RESERVES:                          Upfront      Monthly
                                           ----------- ------------
                                Taxes        $155,749      $32,916
                                Insurance     $44,732       $8,595
                                CapEx        $140,819           $0
                                           ----------  -----------
                                TOTAL        $341,300      $41,511


CUT-OFF DATE LOAN/PAD:          $15,829

CUT-OFF DATE LTV:               73.4%

MATURITY DATE LTV:              65.0%

UW DSCR:                        1.32x


--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Portfolio

TITLE:                          Fee

PROPERTY TYPE:                  Manufactured Housing Community

PADS:                           2,607

LOCATION:                       Various

YEAR BUILT/RENOVATED:           Various

COLLATERAL:
The assets within this loan consist of 15 manufactured housing communitites whose mortgages or deeds of trust are cross-collateralized and cross-defaulted.




PORTFOLIO PROPERTIES:                       # OF    MARKET     AVG RENT
PROPERTY (YEAR BUILT):       LOCATION       PADS  RENT RANGE    PER PAD
----------------------       --------       ----  ----------   --------
Countryside (1972)         Greeley, CO       173   $255-$350     $296
Mountainside (1963)        Golden, CO        229   $420-$525     $430
College Park (1952)        Orlando, FL       133   $230-$312     $234
Oak Park Village (1973)    Gainsville, FL    347   $195-$210     $206
Wheel Estates (1966)       Orlando, FL        54   $238-$312     $225
Sunrise Terrace (1976)     Newton, IA        200   $150-$255     $195
Brittany Place (1987)      Topeka, KS         86   $185-$230     $185
Country Club Manor (1982)  Imperial, MO      248   $210-$269     $248
Westlake (1984)            Oklahoma City, OK 338   $135-$225     $175
Aledo (1978)               Aledo, TX         139   $150-$200     $240
El Dorado (1976)           Sherman, TX        79   $150-$200     $200
Mesquite Greens (1983)     Dallas, TX        123   $200-$255     $221
Mesquite Meadows (1985)    Dallas, TX        216   $200-$255     $222
Mesquite Ridge (1984)      Dallas, TX        146   $200-$255     $221
Shady Creek (1999)         Dallas, TX         96   $200-$255     $216

OCCUPANCY:                      94.1% (as of 8/31/02)

HISTORICAL NOI:
                  2002:         $5,079,855 (TTM as of 5/31/02)


UW NOI:                         $4,669,607

UW NET CASH FLOW:               $4,539,457

APPRAISED VALUE:                $56,230,000

APPRAISAL DATE:                 1/02 - 2/02

ADDITIONAL DEBT:                NAP


LOAN PURPOSE:                   Refinance
--------------------------------------------------------------------------------

           [PICTURE OMITTED]               [PICTURE OMITTED]


                                    7 of 16

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE

                      LONG ISLAND INDUSTRIAL PORTFOLIO III

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                ORIGINAL            CUT-OFF
                                --------            -------
PRINCIPAL BALANCE:              $ 37,710,000        $ 37,641,724

% OF POOL BY IPB:               5.0%

SELLER:                         JPMorgan Chase Bank

ORIGINATION DATE:               9/30/02

INTEREST RATE:                  6.0440%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
Mr. Ruby Schron. Mr. Ruby Schron is the founder and main principal of Cammeby's International, Ltd. Cammeby's International owns and manages over 14,000 residential units and over 10,000,000 square feet of commercial and industrial space. Mr. Abraham Fruchthandler is the principal of FBE Limited, which has investments in office, commercial, industrial and residential properties

MATURITY DATE:                  10/10/12

REMAINING AMORTIZATION:         358

CALL PROTECTION:                LO(24),DEF(92),O(2)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       CMA

ESCROWS / RESERVES:                         UPFRONT      MONTHLY
                                           ----------- ------------
                                Taxes        $536,268     $119,574
                                CapEx         165,343            0
                                Other(1)      452,500            0
                                           ----------- ------------
                                TOTAL      $1,154,111     $119,574

CUT-OFF DATE LOAN/SF:           $54

CUT-OFF DATE LTV:               64.7%

       MATURITY LTV:            55.0%

         UW DSCR:               1.44X





--------------------------------------------------------------------------------
(1)    Environmental Reserve



--------------------------------------------------------------------------------
                         PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE ASSET / PORTFOLIO:       Portfolio

TITLE:                          Fee

PROPERTY TYPE:                  Industrial

SQUARE FEET:                    700,659

LOCATION:                       Long Island, New York

YEAR BUILT/RENOVATED:           Various

COLLATERAL:
The subject collateral consists of 9 industrial properties located in Long Island, New York. Long Island is the sixteenth largest industrial market in the United States. The properties have a total of 57 tenants. The largest tenants of the portfolio are US of America (140,450 sf), Allied Devices Corporation (60,025 sf), The Langer Biomechanics Co (44,490 sf), Freihofer Sales Company (25,605 sf) and EMS Development Corp. (23,250 sf).





PORTFOLIO PROPERTIES:                                                  APPRAISED
PROPERTY (TOTAL TENANTS):   LOCATION                  SF      OCC        VALUE
-------------------------   --------                  --      ---        -----
6851 Jericho Turnpike (14)  Syosset, NY             135,023   74.3%  $18,600,000
95 Horseblock Road (5)      Yaphank, NY             185,655   95.7%  $14,900,000
325 Duffy Avenue (4)        Hicksville, NY           96,025  100.0%   $5,900,000
275 Marcus Boulevard (12)   Hauppauge, NY            53,265   91.4%   $4,900,000
450 Commack Road (5)        Deer Park, NY            60,005  100.0%   $4,000,000
171 Milbar Boulevard (5)    Farmingdale, NY          62,165  100.0%   $3,500,000
151-171 East 2nd Street (5) Huntington Station, NY   44,155  100.0%   $2,600,000
171-175 East 2nd Street (6) Huntington Station, NY   42,466  100.0%   $2,500,000
939 Motor Parkway (1)       Hauppauge, NY            21,900  100.0%   $1,300,000


OCCUPANCY:                              93.3%  (9/30/02)


HISTORICAL NOI:              2000:      $3,182,905
                             2001:      $4,047,922
                             2002:      $4,342,264 (TTM 6/30/02)

UW NOI:                                 $4,361,306

UW NET CASH FLOW:                       $3,919,258

APPRAISED VALUE:                        $58,200,000

APPRAISAL DATE:                         7/1/02

ADDITIONAL DEBT:                        $969,718

ADDITIONAL DEBT TYPE:                   B Note

LOAN PURPOSE:                           Refinance

           [PICTURE OMITTED]               [PICTURE OMITTED]

                                    8 of 16

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE

                         FIRST NATIONAL PLAZA PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                   ORIGINAL            CUT-OFF
                                   --------            -------
PRINCIPAL BALANCE:              $35,000,000         $35,000,000

% OF POOL BY IPB:               4.7%

SELLER:                         CIBC, Inc.

ORIGINATION DATE:               11/15/02

INTEREST RATE:                  6.5000%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
Allen Silverman. Mr. Silverman and his brother are the owners of Andalex Group. Andalex's portfolio is primarily composed of office and retail properties, and is valued at $356.8 million. Andalex owns seven office buildings (including the subject properties) in New York City; Piscataway, NJ; Albany, NY, and Dayton, OH and three retail properties in Philadelphia.



ARD:                            12/1/12

MATURITY DATE:                  12/1/32

REMAINING AMORTIZATION:         360

CALL PROTECTION:                LO(24),DEF(92),O(4)

CROSS COLLATERALIZATION:        NAP

LOCK BOX:                       Springing


ESCROWS / RESERVES:                         UPFRONT      MONTHLY
                                           ----------- ------------
                                Taxes        $174,374      $24,911
                                Insurance     139,723       14,038
                                TI/LC         450,000       50,000
                                CapEx         138,402       12,852
                                Other         678,750(1)         0
                                           ----------- ------------
                                TOTAL      $1,581,249     $101,801


CUT-OFF DATE LOAN/SF:            $52

CUT-OFF DATE LTV:               71.6%

ARD  LTV:                       61.6%

UW DSCR:                        1.28x






--------------------------------------------------------------------------------
(1)  Vacant space and ground lease reserve


--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE ASSET / PORTFOLIO:       Portfolio

TITLE:                          Fee & Leasehold

PROPERTY TYPE:                  CBD Office

SQUARE FEET:                    670,260

LOCATION:                       Dayton, Ohio

YEAR BUILT/RENOVATED:           1956, 1972/1999

COLLATERAL:
The mortgage loan is secured by the fee simple interest in 333 and 349 West First Street and 111 West First Street and the leasehold interest in 130 West Second Street in Dayton, Ohio. 333 and 349 West First Street and 111 West First Street are considered Class B properties while 130 West Second Street is classified as a Class B+/A- property. The borrower purchased the subject properties in April 2002, for a reported acquisition cost of $44.4 million. The borrower's equity in the subject properties is $9.4 million (implied loan to cost of 78.8%).

PORTFOLIO PROPERTIES:
PROPERTY (TENANTS)                  LOCATION      SF    OCC     APPRAISED VALUE
------------------                  --------      --    ---     ---------------
130 West Second Street (74)         Dayton, OH  337,291  98.4%  $27,600,000
333 and 349 West First Street (26)  Dayton, OH  185,623  72.5%  $12,000,000
111 West First Street (33)          Dayton, OH  147,346  76.4%   $9,300,000

MAJOR TENANTS(TOTAL TENANTS = 133):                             LEASE
TENANT                           SF      % OF GLA  RENT PSF    EXP. YR
------                           --      --------  --------    -------
Anthem Alliance (HUM BBB/Baa3) 49,335       7.4%    $12.09      2003
City of Dayton (Aaa)           33,202       5.5%    $12.01      2004
Price Brothers Company         25,445       3.8%     $8.29      2004


OCCUPANCY:                      86.4% (as of 10/1/02)

HISTORICAL NOI:
                    2000:       $3,949,673
                    2001:       $3,605,346
                    2002:       $4,160,969 (TTM  7/31/02)


UW NOI:                         $4,060,639

UW NET CASH FLOW:               $3,389,691

APPRAISED VALUE:                $48,900,000

APPRAISAL DATE:                 8/8/02

ADDITIONAL DEBT:                NAP

LOAN PURPOSE:                   Refinance

--------------------------------------------------------------------------------

           [PICTURE OMITTED]               [PICTURE OMITTED]

                                    9 of 16

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE


                                 ANDERSON MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                ORIGINAL            CUT-OFF
                                --------            -------
PRINCIPAL BALANCE:              $30,150,000         $30,097,301

% OF POOL BY IPB:               4.0%

SELLER:                         JPMorgan Chase Bank

ORIGINATION DATE:               9/16/02

INTEREST RATE:                  6.2000%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
Simon Property Group, L.P. (BBB+/Baa2) (NYSE: SPG). Simon Property Group owns or has an interest in 257 properties comprising regional malls, community shopping centers and specialty and mixed-use properties containing 186 million square feet of gross leasable area in 36 states, Europe and Canada.



MATURITY DATE:                  10/10/12

REMAINING AMORTIZATION:         358

CALL PROTECTION:                LO(24),DEF(90),O(4)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Hard

ESCROWS / RESERVES:                          UPFRONT      MONTHLY
                                           ----------- ------------
                                Taxes        $611,009      $56,000
                                CapEx               0        3,940
                                Other          92,330            0
                                           ----------- ------------
                                TOTAL        $703,339      $59,940



CUT-OFF DATE LOAN/SF:           $77

CUT-OFF DATE LTV:               74.9%

MATURITY/ARD LTV:               64.0%

UW DSCR:                        1.67X

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE ASSET / PORTFOLIO:        Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Regional Mall

SQUARE FEET:                     393,236

LOCATION:                        Anderson, South Carolina

YEAR BUILT/RENOVATED:            1972/2002

COLLATERAL:
The subject property is a 393,236 square foot portion of a 624,029 square foot, enclosed, regional shopping mall located in Anderson, South Carolina. The subject property underwent a major interior renovation that was completed in November 2002. J.C. Penney (125,020 SF), with sales of $12,424,487, and Belk Men's and Home (50,400 SF), with sales of $7,383,096, are the only anchors included in the collateral. Anchors not included in the collateral are Belk Ladies Fashion (134,639 SF) and Sears (94,335 SF). The center features more than 50 inline tenants, with 2001 sales of approximately $279/sf.



MAJOR TENANTS (TOTAL TENANTS =61):             SALES   RENT   OCCUPANCY  LEASE
TENANT                        SF      % GLA     PSF     PSF     COST   EXP. YR
------                        --      -----     ---     ---     ----   -------
Goody's                      25,864    6.6%     $134     $8      7.7%   2008
Lerner New York               9,736    2.5%     $147    $15     18.6%   2005
Gap/Gap Kids (BB+/Ba2)        7,055    1.8%     $310   NAP(1)  NAP(1)   2004
Express Woman (LTD BBB+/Baa1) 6,640    1.7%     $159   NAP(1)  NAP(1)   2007
Rack Room Shoes               6,265    1.6%     $346    $22     9.3%    2012
American Eagle Outfitters     4,880    1.2%     $454    $20     6.8%    2010

OCCUPANCY:                       88.2% (as of 11/25/02)

HISTORICAL NOI:
                   2000:         $4,092,549
                   2001:         $3,685,908
                   2002:         $3,779,179 (TTM 6/30/02)


UW NOI:                          $3,873,219

UW NET CASH FLOW:                $3,700,244

APPRAISED VALUE:                 $40,200,000

APPRAISAL DATE:                  8/1/02

ADDITIONAL DEBT:                 NAP

LOAN PURPOSE:                    Refinance

--------------------------------------------------------------------------------
(1) Tenant pays percentage of sales in lieu of base monthly rent

           [PICTURE OMITTED]               [PICTURE OMITTED]

                                    10 of 16

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE

                           CROSSWAYS SHOPPING CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                  ORIGINAL            CUT-OFF
                                  --------            -------
PRINCIPAL BALANCE:              $27,500,000         $27,350,305

% OF POOL BY IPB:               3.7%

SELLER:                         JPMorgan Chase Bank

ORIGINATION DATE:               8/20/02

INTEREST RATE:                  6.5500%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
Jubilee - Chesapeake Equity, LLC. Jubilee - Chesapeake Equity, LLC is 90% owned by Jubilee Limited Partnership. Jubilee Limited Partnership is 55% owned by Schottenstein Professional Asset Management as the general partner and 3 Schottenstein family trusts as the limited partners. Jubilee Limited Partnership currently owns 11 multi-tenant shopping centers, 8 free-standing buildings leased to Value City Furniture Store, 7 free-standing buildings leased to Value City Department Store, and a Value City Furniture distribution center, all totaling 7.2 million SF.

MATURITY DATE:                  9/1/12

REMAINING AMORTIZATION:         237

CALL PROTECTION:                LO(24),DEF(89),O(4)

CROSS-COLLATERALIZATION:        No

LOCK BOX:                       NAP

ESCROWS / RESERVES:           UPFRONT      MONTHLY
                           ----------- ------------
                Taxes       $ 118,998      $39,666
                           ----------- ------------
                TOTAL       $ 118,998      $39,666


CUT-OFF DATE LOAN/UNIT:         $72

CUT-OFF DATE LTV:               74.5%

MATURITY DATE LTV:              50.2%

UW DSCR:                        1.15x





--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE ASSET / PORTFOLIO:       Single Asset

TITLE:                          Fee

PROPERTY TYPE:                  Anchored Retail

SQUARE FEET:                    378,645

LOCATION:                       Chesapeake, Virginia

YEAR RENOVATED:                 1997

COLLATERAL:
The subject property contains 6 one-story buildings with net rentable area of approximately 378,645 sf. The 35-acre site is located on the northwest corner of Greenbrier Parkway and Eden Way, directly across from the Greenbrier Mall and just south of I-64. Tenants at the subject property include TJ Maxx, Marshall's, and Office Depot. The remaining tenants are a mix of national and local retail/restaurant businesses.



MAJOR TENANTS (TOTAL TENANTS=51):           RENT     REPORTED     LEASE
TENANT                       SF     % SF    PSF      SALES PSF     EXP.
------                       --     ----    ---      ---------     ----
Value City Furniture       55,548   14.7%   $8.00       $168      2016
DSW Shoe Warehouse         36,575    9.7%  $11.00       $134      2011
Ross Dress for Less (BBB)  30,555    8.1%   $8.40        NAV      2012
TJ Maxx (A/A3)             30,003    7.9%   $7.50        NAV      2012

OCCUPANCY:                      94.0% (as of 8/1/02)

HISTORICAL NOI:
                2000:           $357,461
                2001:           $2,218,577
                2002:           $3,225,092 (TTM 9/30/02)


UW NOI:                         $3,021,053

UW NET CASH FLOW:               $3,091,816

APPRAISED VALUE:                $36,700,000

APPRAISAL DATE:                 7/12/02

ADDITIONAL DEBT:                NAP

LOAN PURPOSE:                   Refinance

           [PICTURE OMITTED]               [PICTURE OMITTED]

                                    11 of 16

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE

                                OLD TOWNE PLAZA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                  ORIGINAL            CUT-OFF
                                  --------            -------
PRINCIPAL BALANCE:              $25,300,000         $25,300,000

% OF POOL BY IPB:               3.4%

SELLER:                         JPMorgan Chase Bank

ORIGINATION DATE:               12/9/02(1)

INTEREST RATE:                  5.5400%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
Delphi Commecial Properties, Inc. and DLC Management Corp. Adam Ifshin is the founder and president of DLC Management Company and Delphi Commercial Properties. DLC is an owner/operator of office and retail properties that specializes in asset repositioning. DLC is the 59th largest retail real estate owner in the United States (as of 1/30/02 as reported by Shopping Center World). Delphi Commercial Properties, a specialty commercial real estate brokerage firm.

MATURITY DATE:                  1/1/13

REMAINING AMORTIZATION:         360

CALL PROTECTION:                LO(23),DEF(93),O(4)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Soft

ESCROWS / RESERVES:                             UPFRONT     MONTHLY
                                               ---------- ------------
                                Taxes            $58,832      $58,832
                                Insurance         21,093        3,515
                                CapEx             10,000        1,911
                                Other            174,400            0
                                               ---------- ------------
                                TOTAL           $264,325      $64,258

CUT-OFF DATE LOAN/SF:           $165

CUT-OFF DATE LTV:               79.8%

MATURITY DATE LTV:              66.8%

UW DSCR:                        1.40x
--------------------------------------------------------------------------------
(1) Lowe's ground lease requires that Lowe's pay $910,000 per annum between June 30, 2000 and June 29, 2010. From June 30, 2010 through June 29, 2020 Lowe's is required to pay $1,001,000 per annum. Lowe's has 6 renewal options of 5 years each. During the first and second lease extension term Lowe's is required to pay $1,101,100 per annum. During the third and fourth lease extension term Lowe's is required to pay $1,211,210. During the fifth and sixth lease extension term Lowe's is required to pay $1,332,331 per annum.


--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Single Asset

TITLE:                          Fee

PROPERTY TYPE:                  Anchored Retail

SQUARE FEET:                    152,877

LOCATION:                       Ballwin, Missouri

YEAR BUILT:                     2001

COLLATERAL:
The subject property is a 152,877 portion of a 288,074 square foot community center located in the Ballwin, Missouri suburb of St. Louis. There are over 164,000 households within a 5 mile-radius, with an average annual household income of $96,096 as reported by Experian/Applied Geographic Solutions. The property consists of two in-line buildings (main building 265,117 sf including Lowe's Home Center and north building 14,395 sf) and two free standing pad sites leased to Starbucks and O'Charley's. Other national tenants include Famous Brand Shoes and Kinko's. Lowe's Home Centers (A/A3) is also an anchor that owns the portion of the building that it occupies and leases the land from the borrower subject to a ground lease.(1)



MAJOR TENANTS (TOTAL TENANTS = 13):                         RENT     LEASE
TENANT                            SF           % SF          PSF      EXP.
------                            --           ----          ---      ----
Lowe's (Ground Lease)(A/A3)    135,197          NAP        $6.73(1)   2020
Ultimate Electronics            33,500         21.9%      $13.50      2017
Stein Mart                      31,000         20.3%       $7.75      2016
Marshall's (TJX A/A3)           30,000         19.6%      $10.00      2012
Home Goods                      25,000         16.4%      $10.25      2012

OCCUPANCY:                      96.5% (as of 10/20/02)

HISTORICAL NOI:
                   2002:        $2,384,197 (TTM as of 9/30/02)


UW NOI:                         $2,511,391

UW NET CASH FLOW:               $2,416,080

APPRAISED VALUE:                $31,700,000

APPRAISAL DATE:                 11/1/2002

ADDITIONAL DEBT:                NAP

LOAN PURPOSE:                   Acquisition


--------------------------------------------------------------------------------

           [PICTURE OMITTED]               [PICTURE OMITTED]

                                    12 of 16

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE

                                276 FIFTH AVENUE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                ORIGINAL            CUT-OFF
                                --------            -------
PRINCIPAL BALANCE:             $22,000,000         $22,000,000

% OF POOL BY IPB:              2.9%

SELLER:                        CIBC, Inc.

ORIGINATION DATE:              11/27/02

INTEREST RATE:                 6.0000%

INTEREST ONLY PERIOD:          NAP

SPONSOR:
Shlomo Bakhash, Mark Naim, Siyoun Mahfar, Eli Sakhai. Mr. Bakhash has over 30 years of real estate experience. Mr. Bakhash is the president of the Kash Group, a private commercial real estate investment firm with offices in New York City and Long Island. The Kash Group has a current portfolio of nine properties, with an aggregate value of $67 million. Mr. Soleimani owns 13 properties with an aggregate value of $47.8 million. Mr Soleimani is the owner/operator of Bokara Rug Co., Inc, an international manufacturing and distribution company with operations in the U.S., China and India.


ARD                              12/1/12

MATURITY DATE:                   12/1/32

REMAINING AMORTIZATION:          360

CALL PROTECTION:                 LO(24),Def(92),O(4)

CROSS-COLLATERALIZATION:         NAP

LOCK BOX:                        Springing

ESCROWS / RESERVES:                           Upfront      Monthly
                                            ----------- ------------
                                 Taxes        $331,917      $47,417
                                 Insurance      39,890        4,062
                                 TI/LC          32,500       32,500
                                 CapEx           2,796        2,796
                                 Other         25,000(1)          0
                                            ----------- ------------
                                 TOTAL        $432,103      $86,775

CUT-OFF DATE LOAN/SF:            $133

CUT-OFF DATE LTV:                59.9%

ARD DATE LTV:                    50.8%

UW DSCR:                         1.42x


--------------------------------------------------------------------------------
(1)  Environmental Reserve


--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE ASSET / PORTFOLIO:       Single Asset

TITLE:                          Fee

PROPERTY TYPE:                  CBD Office

SQUARE FEET:                    166,017

LOCATION:                       New York, New York

YEAR BUILT/RENOVATED:           1890/1989



COLLATERAL:
The subject property is a 166,017 square foot, class B office building located within the Borough of Manhattan in New York, New York. The borrower purchased the subject property in May 2002 and still has 32% cash equity remainng in the subject. The subject property has an average rental rate of $24.32/sf. The subject property is located within the Midtown South submarket, which contains approximately 91 million square feet of net rentable space among 1,045 buildings. According to CB Richard Ellis, as of third quarter 2002 the Midtown South submarket has an overall vacancy rate of 10.8% and market average rent of for Class B properties of $34.72/sf


MAJOR TENANTS (TOTAL TENANTS= 54):                             LEASE
TENANT                       SF         % OF GLA     RENT PSF  EXP. YR
------                       --         --------     --------  -------
Bokara Rug                25,778          15.5%        $15      2004
Book Sales                 7,490           4.5%        $20      2005
Israel Histadrurt          5,591           3.4%        $26      2004


OCCUPANCY:                      91.8% (as of 11/19/02)

HISTORICAL NOI:
         2000:                  $2,082,981
         2001:                  $2,312,867
         2002:                  $2,668,436 (TTM as of 10/31/02)


UW NOI:                         $2,497,800

UW NET CASH FLOW:               $2,244,224

APPRAISED VALUE:                $36,700,000

APPRAISAL DATE:                 11/9//02

ADDITIONAL DEBT:                NAP

LOAN PURPOSE:                   Refinance

--------------------------------------------------------------------------------

                                            [PICTURE OMITTED]

                                    13 of 16

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE

                              PENDER BUSINESS PARK

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                   ORIGINAL            CUT-OFF
                                   --------            -------
PRINCIPAL BALANCE:              $21,500,000         $21,458,903

% OF POOL BY IPB:               2.9%

SELLER:                         JPMorgan Chase Bank

ORIGINATION DATE:               9/23/02

INTEREST RATE:                  5.8000%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
Republic Properties Corporation (RPC). RPC is a privately owned real estate development and management firm. RPC and its predecessor companies have been managed by its founders and owners, Richard L. Kramer and Steven A. Grigg, since its formation in 1985. RPC and its predecessor companies have developed over 17 million square feet of mixed-use, office, regional malls and other retail developments including The Portals, Market Square, Washington Harbour, Georgetown Park, General Mail Facility, Franklin Mills, Sawgrass Mills, Gurnee Mills, and Potomac Mills.


MATURITY DATE:                  10/1/09

REMAINING AMORTIZATION:         358

CALL PROTECTION:                LO(24),Def(54),O(4)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       CMA

ESCROWS / RESERVES:                         Upfront      Monthly
                                           ----------- ------------
                                Taxes        $112,342      $22,468
                                Insurance      26,578        2,416
                                TI/LC               0       25,000
                                CapEx               0        2,136
                                Other         699,123(1)         0
                                           ----------- ------------
                                TOTAL        $838,043      $52,020

                                In addition there is a security deposit
                                of $1,131,708.

CUT-OFF DATE LOAN/UNIT:          $126

CUT-OFF DATE LTV:               72.0%

MATURITY DATE LTV:              64.9%

UW DSCR:                        1.60x


--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Single Asset

TITLE:                          Fee

PROPERTY TYPE:                  Suburban Office

SQUARE FEET:                    170,940

LOCATION:                       Fairfax, Virginia

YEAR BUILT:                     2000

COLLATERAL:
The subject property is comprised of four suburban Class B single and double story office buildings ranging in size from 26,508 square feet to 54,206 square feet and totaling 170,940 square feet. Construction was completed during the 4th quarter of 2000. The subject property is located in Fairfax Center, Fairfax County, Virginia. The subject is located within 1/2 mile of I-66, 15 miles west of Washington DC CBD, and 10 miles southeast of Dulles International Airport.







PORTFOLIO PROPERTIES:
PROPERTY (TOTAL TENANTS)       LOCATION              SF         OCC
------------------------       --------              --         ---
3922 Pender Drive (2)        Fairfax, VA           46,482     100.0%
3924 Pender Drive (1)        Fairfax, VA           26,508     100.0%
3926 Pender Drive (1)        Fairfax, VA           54,206     100.0%
3928 Pender Drive (2)        Fairfax, VA           43,744     100.0%

MAJOR TENANTS (TOTAL TENANTS = 6)                     RENT     LEASE
TENANT                        SF         % SF          PSF      EXP.
------                        --         ----          ---      ----
WebMethods                  61,450       35.9%      $24.72      2007
Idea Integration (Modis)    39,238       23.0%      $22.31      2011
Centex Construction         26,508       15.5%      $21.89      2010


OCCUPANCY:                      100.0% (as of 10/1/02)

HISTORICAL NOI:
            2001:               $3,038,603
            2002:               $3,487,127 (TTM as of 7/31/02)


UW NOI:                         $2,667,665

UW NET CASH FLOW:               $2,419,675

APPRAISED VALUE:                $29,800,000

APPRAISAL DATE:                 8/19/02

ADDITIONAL DEBT:                NAP

LOAN PURPOSE:                   Acquisition

--------------------------------------------------------------------------------
(1) Includes Broadview escrow ($530,940) and the Webmethods escrow ($168,183)

           [PICTURE OMITTED]               [PICTURE OMITTED]

                                    14 of 16

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE

                          THE VILLAGE SHOPPES OF SALEM

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                ORIGINAL            CUT-OFF
                                --------            -------
PRINCIPAL BALANCE:              $20,405,000         $20,405,000

% OF POOL BY IPB:               2.7%

SELLER:                         LaSalle Bank National
                                Association

ORIGINATION DATE:               11/19/02

INTEREST RATE:                  6.2000%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
The principal that handles the day-to-day operations is Joseph J. Au, who reports to have 20 years of experience in the acquisition, management and development of commercial real estate. He is the sole owner of Auxxi & Associates, Inc., a commercial real estate, and investment and management company. Auxxi & Associates, Inc. reports that it currently manages over 500,000 square feet of retail space and owns over 120 acres of commercial land.


MATURITY DATE:                  12/1/12

REMAINING AMORTIZATION:         360

CALL PROTECTION:                LO(35)/Def(82)/O(3)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Hard

ESCROWS / RESERVES:                    Upfront      Monthly
                                     ----------- ------------
                          Taxes         $26,516      $26,516
                          Insurance      18,597        2,657
                          TI/LC               0        6,390
                          CapEx               0        2,130
                                     ----------- ------------
                          TOTAL         $45,113      $37,693


CUT-OFF DATE LOAN/SF:           $ 120

CUT-OFF DATE LTV:                77.0%

MATURITY LTV:                   65.7%

UW DSCR:                        1.50x

--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE ASSET / PORTFOLIO:        Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Anchored Retail

SQUARE FEET:                     170,270

LOCATION:                        Salem, New Hampshire

YEAR BUILT:                      1999

COLLATERAL:
The Village Shoppes of Salem Property is an anchored retail shopping center located at 290 South Broadway Street in Salem, Rockingham County, New Hampshire. Broadway Street (State Route 28) bisects the town of Salem. As of March 19, 2002, the Village Shoppes of Salem Property was 100.0% leased.






MAJOR TENANTS (TOTAL TENANTS = 6):                    RENT    REPORTED    LEASE
TENANTS                          SF          % SF      PSF   SALES PSF   EXP. YR
-------                          --          ----      ---   ---------   -------
Best Buy (BBB-/Baa3)             43,310     25.4%    $16.43         NAV    2020
Linen's N' Things                35,008     20.6%    $15.50        $204    2015
MVP Sports                       29,860     17.5%    $15.51        $172    2019
CompUSA (AMXVF(1) BBB+/A3)       29,731     17.5%    $16.75         NAV    2014
Michael's                        23,683     13.9%    $16.00        $169    2009


OCCUPANCY:                       100.0% (as of  3/19/02)

HISTORICAL NOI:
      2000:                      $ 2,633,494
      2001:                      $ 2,611,523
      2002:                      $ 2,573,510 (TTM as of 8/31/02)

UW NOI:                          $2,357,154

UW NET CASH FLOW:                $2,254,924

APPRAISED VALUE:                 $26,500,000

APPRAISAL DATE:                  10/10/02

ADDITIONAL DEBT:                 NAP

LOAN PURPOSE:                    Refinance

--------------------------------------------------------------------------------
(1) American Movil SA de CV is the parent company of CompUSA

           [PICTURE OMITTED]               [PICTURE OMITTED]

                                    15 of 16

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE

                              78 CORPORATE CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                   ORIGINAL            CUT-OFF
                                   --------            -------
PRINCIPAL BALANCE:              $19,360,000         $19,342,155

% OF POOL BY IPB:               2.6%

SELLER:                         CIBC

ORIGINATION DATE:               10/31/02

INTEREST RATE:                  6.4000%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
Illva Saronno Corporation. Illva Saronno Corporation is a real estate holding company formed to own and operate all of Illva Saronno SPA. Illva Saronno SPA is a producer of Italian liquors and reported 2001-02 sales of $201 million, with net income of approximately $6.4 million. Illva Saronno Corporation has a portfolio of 460,000 square feet including office, industrial and single family developments. In addition, Ilva Saronno Corporation is currently developing a 500 acre property zoned commercial/residential. The development plans for the property include a 400,000 square foot office and 120 custom homes


ARD:                            11/1/12

MATURITY DATE                   11/1/32

REMAINING AMORTIZATION:         359

CALL PROTECTION:                LO(24),Def(91),O(4)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Springing

ESCROWS / RESERVES:                         Upfront      Monthly
                                           ----------- ------------
                                Taxes         $89,667      $44,833
                                Insurance       7,583        1,083
                                TI/LC          19,359       19,359
                                CapEx           3,098        3,098
                                Other         18,200(1)          0
                                           ----------- ------------
                                TOTAL         137,907      $68,373


CUT-OFF DATE LOAN/SF:            $104

CUT-OFF DATE LTV:               79.6%

ARD LTV:                        68.4%

UW DSCR:                        1.48x

--------------------------------------------------------------------------------
(1)  Includes Environmental Reserve and Insurance Reserve


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE ASSET / PORTFOLIO:       Single Asset

TITLE:                          Fee

PROPERTY TYPE:                  Suburban Office

SQUARE FEET:                    185,850

LOCATION:                       Lebanon, New Jersey

YEAR BUILT:                     1989

COLLATERAL:
The subject property consists of two three-story class A office buildings (100 & 200 Corporate Drive), each containing 92,925 square feet of net rentable area. 100 Corporate Drive was completed in 1989; 200 Corporate drive was completed in 1991. The loan proceeds were used to acquire the subject property. The borrower's equity in the subject property is $5 million. 200 Corporate Center is 100% occupied by Merck & Co. (Merck). 100 Corporate Drive is occupied by six tenants, with 51.4% of the GLA leased by the BOC Group, Inc. (BOC). Both Merck and BOC have been in occupancy since 1997. Merck has invested $25/sf and its headquarters are located 2.5 miles from the subject property. The subject is 49 miles west of New York City.

MAJOR TENANTS (TOTAL TENANTS = 7):                    RENT     LEASE
TENANT                         SF        % SF          PSF      EXP.
------                         --        ----          ---      ----
Merck & Company(AAA/Aaa)     92,925         50.0%   $15.00      2007
The BOC Group, Inc.          47,718         25.7%   $23.50      2007
Greenman-Pederson, Inc.      12,065          6.5%   $22.50      2003


OCCUPANCY:                      92.0% (as of 9/1/02)

HISTORICAL NOI:
      2000:                     $2,390,404
      2001:                     $2,396,650
      2002:                     $2,427,809 (TTM as of 7/31/02)




UW NOI:                         $2,480,758

UW NET CASH FLOW:               $2,149,315

APPRAISED VALUE:                $24,300,000

APPRAISAL DATE:                 8/30/02

ADDITIONAL DEBT:                NAP

LOAN PURPOSE:                   Acquisition


--------------------------------------------------------------------------------
(1) Includes Environmental and Insurance Reserve

                                [PICTURE OMITTED]


                                    16 of 16

                                                                                                                           ANNEX C
ABN AMRO                                                                                          Statement Date:
LaSalle Bank N.A.                                                                                 Payment Date:
135 S. LaSalle Street   Suite 1625      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    Prior Payment:
Chicago, IL   60603                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Next Payment:
                                                           SERIES 2001-C3                         Record Date:

                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                    Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
======================================  ====================================================  ======================================
                                                                                     Page(s)
Issue Id: JPMC02C3                      REMIC Certificate Report                              Closing Date:
Monthly Data:                           Bond Interest Reconciliation                          First Payment Date:
File Name: JPMC02C3_YYYYMM_3.zip        Cash Reconciliation Summary                           Assumed Final Payment Date:
                                        15 Month Historical Loan Status Summary
======================================  15 Month Historical Payoff/Loss Summary               ======================================
                                        Historical Collateral Level Prepayment Report
                                        Delinquent Loan Detail
                                        Loan Level Detail
                                        Specially Serviced Report
                                        Modified Loan Detail
                                        Realized Loss Detail
                                        Appraisal Reduction Detail

                                        ====================================================


                    =============================================================================================
                                                         CONTACT INFORMATION
                    ---------------------------------------------------------------------------------------------
                                       DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
                      UNDERWRITER: J.P. Morgan Securities Inc., CIBC World Markets Corp., ABN AMRO Incorporated
                                             MASTER SERVICER: GMAC Commercial Mortgage Corporation
                                                    SPECIAL SERVICER: Clarion Partners, LLC
                           RATING AGENCY: Moody's Investors Service, Inc., Standard & Poor's Ratings Services

                    =============================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                     LaSalle Web Site                          www.etrustee.net
                                     LaSalle Bulletin Board                      (714) 282-3990
                                     LaSalle Factor Line                         (800) 246-5761

                                 ==================================================================

====================================================================================================================================
12/05/2002 - 13:44 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C3                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST     PASS-THROUGH
CLASS    FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE      PAYMENT    ADJUSTMENT      RATE (2)
CUSIP       Per 1,000     Per 1,000   Per 1,000     Per 1,000     Per 1,000     Per 1,000    Per 1,000   Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
               0.00          0.00        0.00          0.00          0.00          0.00         0.00        0.00
====================================================================================================================================
                                                                      Total P&I Payment         0.00
                                                                      ==============================

Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated

12/05/2002 - 13:44 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C3                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                    BOND INTEREST RECONCILIATION

===============================================================================================================================
                                                 Deductions                               Additions
                                   -----------------------------------------  ---------------------------------
          Accrual       Accrued                 Add.    Deferred &               Prior     Prepay-     Other     Distributable
       -------------  Certificate  Allocable    Trust    Accretion  Interest  Int. Short-   ment     Interest     Certificate
Class  Method  Days    Interest      PPIS    Expense(1)  Interest    Losses    falls Due  Penalties Proceeds(2)    Interest
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                         0.00        0.00       0.00       0.00       0.00        0.00      0.00       0.00          0.00
===============================================================================================================================

======================  ======================

            Remaining
 Interest  Outstanding       Credit Support
 Payment    Interest      --------------------
  Amount   Shortfalls     Original  Current(3)
----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------
   0.00       0.00
======================  ======================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.
(3) Determined as follows:  (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

12/05/2002 - 13:44 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C3                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
       INTEREST SUMMARY                            SERVICING FEE SUMMARY                         PRINCIPAL SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------

Current Scheduled Interest                   Current Servicing Fees                       SCHEDULED PRINCIPAL:
Less Deferred Interest                       Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                      Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Unscheduled Servicing Fees              ------------------------------------------
PPIS Reducing Scheduled Interest             -------------------------------------------  Scheduled Principal Distribution
Less Total Fees Paid  To Servicer            Total Servicing Fees Paid                    ------------------------------------------
Plus Fees Advanced for PPIS                  -------------------------------------------  UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                                          Curtailments
Less Misc. Fees & Expenses                   -------------------------------------------  Prepayments in Full
Less Non Recoverable Advances                           PPIS SUMMARY                      Liquidation Proceeds
-------------------------------------------  -------------------------------------------  Repurchase Proceeds
Interest Due Trust                                                                        Other Principal Proceeds
-------------------------------------------  Gross PPIS                                   ------------------------------------------
Less Trustee Fee                             Reduced by PPIE                              Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                Reduced by Shortfalls in Fees                ------------------------------------------
Less Misc. Fees Paid by Trust                Reduced by Other Amounts                     Remittance Principal
-------------------------------------------  -------------------------------------------  ------------------------------------------
Remittance Interest                          PPIS Reducing Scheduled Interest
-------------------------------------------  -------------------------------------------  ------------------------------------------
                                             PPIS Reducing Servicing Fee                  Servicer Wire Amount
                                             -------------------------------------------  ------------------------------------------
                                             PPIS Due Certificate
                                             -------------------------------------------
                                     ----------------------------------------------------------
                                            POOL BALANCE SUMMARY
                                     ----------------------------------------------------------
                                                                           Balance      Count
                                     ----------------------------------------------------------
                                     Beginning Pool
                                     Scheduled Principal Distribution
                                     Unscheduled Principal Distribution
                                     Deferred Interest
                                     Liquidations
                                     Repurchases
                                     Ending Pool
                                     ----------------------------------------------------------

               -------------------------------------------------------------------------------------------------------
                                                               ADVANCES
                                                               --------
                 PRIOR OUTSTANDING            CURRENT PERIOD               RECOVERED              ENDING OUTSTANDING
               Principal     Interest     Principal     Interest     Principal     Interest     Principal     Interest
               -------------------------------------------------------------------------------------------------------



               -------------------------------------------------------------------------------------------------------

====================================================================================================================================
12/05/2002 - 13:44 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C3                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   =============================================================================   =====================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               -----------------------------------------------------------------------------   -------------------------------------
                                                                                                               Specially
               Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO       Modifications   Serviced   Bankruptcy
Distribution   -----------------------------------------------------------------------------   -------------------------------------
    Date       #      Balance  #      Balance   #       Balance  #      Balance  #   Balance   #     Balance  #  Balance  #  Balance
============   =============================================================================   =====================================
  01/00/00
------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

============   =============================================================================   =====================================

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

12/05/2002 - 13:44 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C3                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
               Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Losses (2)  Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------  ----------------------------------
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount   Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

12/05/2002 - 13:44 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C3                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

========================  ==============================  ====================  ===============  =============================
                                                                                                       Remaining Term
Disclosure  Distribution  Initial        Payoff  Penalty  Prepayment  Maturity  Property              ------------------  Note
 Control #     Date       Balance  Code  Amount   Amount     Date       Date      Type    State  DSCR   Life     Amort.   Rate
========================  ==============================  ====================  ===============  =============================
------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

========================  ==============================  ====================  ===============  =============================
                          CUMULATIVE        0       0
                                         ===============

12/05/2002 - 13:44 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C3                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                       DELINQUENT LOAN DETAIL

===============================================================================================================================
                  Paid               Outstanding  Out. Property                     Special
 Disclosure Doc   Thru  Current P&I      P&I        Protection       Advance       Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description (1) Transfer Date      Date        Date       Date
===============================================================================================================================




















===============================================================================================================================
A.  P&I Advance - Loan in Grace Period                                1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) one month delinq       2.  P&I Advance - Loan delinquent 2 months
                                                                      3.  P&I Advance - Loan delinquent 3 months or More
                                                                      4.  Matured Balloon/Assumed Scheduled Payment
===============================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance

12/05/2002 - 13:44 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C3                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                          LOAN LEVEL DETAIL

==============================================================================================================================
                                                   Operating               Ending                               Spec.
Disclosure         Property                        Statement   Maturity   Principal   Note   Scheduled   Mod.   Serv    ASER
 Control #   Grp     Type     State   DSCR   NOI     Date        Date      Balance    Rate      P&I      Flag   Flag    Flag
==============================================================================================================================










==============================================================================================================================
                              W/Avg  #REF!    0                               0                  0
==============================================================================================================================

====================================
  Loan             Prepayment
 Status    -------------------------
 Code(1)   Amount   Penalty   Date
====================================










====================================
              0         0
====================================

*   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1)   Legend:   A.  P&I Adv -  in Grace Period                   1. P&I Adv -  delinquent 1 month       7. Foreclosure
                B.  P&I Adv -  (less than) one month delinq      2. P&I Adv -  delinquent 2 months      8. Bankruptcy
                                                                 3. P&I Adv -  delinquent 3+ months     9. REO
                                                                 4. Mat. Balloon/Assumed  P&I          10. DPO
                                                                 5. Prepaid in Full                    11. Modification
                                                                 6. Specially  Serviced
====================================================================================================================================
12/05/2002 - 13:44 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C3                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=====================  ===================  =================================  ================================  ================
                             Balance                          Remaining Term
Disclosure  Transfer    -----------------    Note   Maturity  --------------           Property                              NOI
Control #     Date      Scheduled  Actual    Rate     Date     Life   Amort.             Type            State    NOI  DSCR  Date
=====================  ===================  =================================  ================================  ================




















=====================  ===================  =================================  ================================  ================
12/05/2002 - 13:44 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.


ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C3                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                              Comments
====================================================================================================================================





























====================================================================================================================================
12/05/2002 - 13:44 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C3                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================

 Disclosure   Modification      Modification                                          Modification
  Control #      Date               Code                                              Description
------------------------------------------------------------------------------------------------------------------------------------
























====================================================================================================================================
12/05/2002 - 13:44 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C3                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                       REALIZED LOSS DETAIL

====================================================================================================================================
                                                Beginning            Gross Proceeds  Aggregate       Net      Net Proceeds
Distribution  Disclosure  Appraisal  Appraisal  Scheduled  Gross      as a % of     Liquidation  Liquidation   as a % of    Realized
   Period     Control #     Date       Value     Balance  Proceeds  Sched Principal  Expenses *   Proceeds   Sched. Balance   Loss
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                      0.00     0.00                        0.00         0.00                     0.00
CUMULATIVE                                         0.00     0.00                        0.00         0.00                     0.00
====================================================================================================================================

     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

12/05/2002 - 13:44 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C3                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                     APPRAISAL REDUCTION DETAIL

======================  ========================  ======================================  ================  ======  ================
                                                                       Remaining Term                                   Appraisal
Disclosure  Appraisal   Scheduled    Reduction      Note    Maturity   ---------------    Property                   ---------------
 Control #  Red. Date    Balance      Amount        Rate      Date     Life      Amort.     Type    State    DSCR     Value    Date
----------------------  ------------------------  --------------------------------------  ----------------  ------  ----------------



























======================  ========================  ======================================  ================  ======  ================
12/05/2002 - 13:44 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)


         [LOGO] J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    DEPOSITOR


                              ------------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.


INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                November 13, 2002

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.


     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.


     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 109 in this prospectus.


     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.


     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9280.

                               TABLE OF CONTENTS




IMPORTANT NOTICE ABOUT INFORMATION
   PRESENTED IN THIS PROSPECTUS AND
   EACH ACCOMPANYING PROSPECTUS
   SUPPLEMENT ......................................   ii
SUMMARY OF PROSPECTUS ..............................    1
RISK FACTORS .......................................    9
   Your Ability to Resell Certificates may be
      Limited Because of Their Characteristics          9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ..........   10
   Prepayments of the Mortgage Assets will
      Affect the Timing of Your Cash Flow
      and May Affect Your Yield ....................   10
   Ratings Do Not Guarantee Payment and
      Do Not Address Prepayment Risks ..............   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that May Affect
      Payments on Your Certificates ................   12
   Borrowers May Be Unable to Make
      Balloon Payments .............................   14
   Credit Support May Not Cover Losses .............   15
   Assignment of Leases and Rents May Be
      Limited By State Law .........................   15
   Failure to Comply with Environmental
      Law May Result in Additional Losses ..........   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...................................   16
   Poor Property Management
      May Adversely Affect the Performance
      of the Related Mortgaged Property ............   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on a
      Mortgaged Property ...........................   17
   Rights Against Tenants may be Limited if
      Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ........................   17
   If Mortgaged Properties are not in
      Compliance with Current Zoning Laws
      Restoration Following a Casualty Loss
      may be Limited ...............................   17
   Inspections of the Mortgaged Properties
      will be Limited ..............................   17
   Compliance with Americans with
      Disabilities Act may result in Additional
      Losses .......................................   18
   Litigation Concerns .............................   18
   Property Insurance ..............................   18
   Some Certificates May Not be
      Appropriate for ERISA Plans ..................   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..............   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ............   19
   Bankruptcy Proceedings Could Adversely
      Affect Payments on Your Certificates .........   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ......................................   20
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely
      Affect Payments on Your Certificates .........   20
DESCRIPTION OF THE TRUST FUNDS .....................   21
   General .........................................   21
   Mortgage Loans ..................................   21
   MBS .............................................   25
   Certificate Accounts ............................   26
   Credit Support ..................................   26
   Cash Flow Agreements ............................   26
YIELD AND MATURITY CONSIDERATIONS ..................   27
   General .........................................   27
   Pass-Through Rate ...............................   27
   Payment Delays ..................................   27
   Certain Shortfalls in Collections of
      Interest .....................................   27
   Yield and Prepayment Considerations .............   28
   Weighted Average Life and Maturity ..............   30
   Controlled Amortization Classes and
      Companion Classes ............................   30
   Other Factors Affecting Yield, Weighted
      Average Life and Maturity ....................   31
THE DEPOSITOR ......................................   34
USE OF PROCEEDS ....................................   34
DESCRIPTION OF THE CERTIFICATES ....................   35
   General .........................................   35
   Distributions ...................................   35
   Distributions of Interest on the
      Certificates .................................   36
   Distributions of Principal on the
      Certificates .................................   37
   Distributions on the Certificates in
      Respect of Prepayment Premiums or in
      Respect of Equity Participations .............   38
   Allocation of Losses and Shortfalls .............   38
   Advances in Respect of Delinquencies ............   38

   Reports to Certificateholders ....................    39
   Voting Rights ....................................    40
   Termination ......................................    41
   Book-Entry Registration and Definitive
      Certificates ..................................    41
DESCRIPTION OF THE POOLING
 AGREEMENTS .........................................    43
   General ..........................................    43
   Assignment of Mortgage Loans;
      Repurchases ...................................    43
   Representations and Warranties;
      Repurchases ...................................    44
   Collection and Other Servicing
      Procedures ....................................    45
   Sub-Servicers ....................................    46
   Special Servicers ................................    46
   Certificate Account ..............................    46
   Modifications, Waivers and Amendments
      of Mortgage Loans .............................    49
   Realization Upon Defaulted Mortgage
      Loans .........................................    50
   Hazard Insurance Policies ........................    50
   Due-on-Sale and Due-on-Encumbrance
      Provisions ....................................    51
   Servicing Compensation and Payment of
      Expenses ......................................    51
   Evidence as to Compliance ........................    52
   Certain Matters Regarding the Master
      Servicer and the Depositor ....................    52
   Events of Default ................................    52
   Amendment ........................................    53
   List of Certificateholders .......................    53
   The Trustee ......................................    54
   Duties of the Trustee ............................    54
   Certain Matters Regarding the Trustee ............    54
   Resignation and Removal of the Trustee ...........    54
DESCRIPTION OF CREDIT SUPPORT .......................    56
   General ..........................................    56
   Subordinate Certificates .........................    56
   Cross-Support Provisions .........................    57
   Insurance or Guarantees with Respect to
      Mortgage Loans ................................    57
   Letter of Credit .................................    57
   Certificate Insurance and Surety Bonds ...........    57
   Reserve Funds ....................................    57
   Credit Support with Respect to MBS ...............    58
CERTAIN LEGAL ASPECTS OF MORTGAGE
 LOANS ..............................................    58
   General ..........................................    58
   Types of Mortgage Instruments ....................    59
   Leases and Rents .................................    59
   Personalty .......................................    59
   Foreclosure ......................................    59
   Bankruptcy Laws ..................................    63
   Environmental Risks ..............................    66
   Due-on-Sale and Due-on-Encumbrance ...............    67
   Subordinate Financing ............................    68
   Default Interest and Limitations on
      Prepayments ...................................    68
   Applicability of Usury Laws ......................    68
   Soldiers' and Sailors' Civil Relief Act of
      1940 ..........................................    69
   Type of Mortgaged Property .......................    69
   Americans with Disabilities Act ..................    70
   Forfeiture For Drug, RICO and Money
      Laundering Violations .........................    70
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES .....................................    71
   Federal Income Tax Consequences for
      REMIC Certificates ............................    71
      General .......................................    71
      Status of REMIC Certificates ..................    71
      Qualification as a REMIC ......................    72
      Taxation of Regular Certificates ..............    74
      Taxation of Residual Certificates .............    82
      Taxes That May Be Imposed on the
         REMIC Pool .................................    90
      Liquidation of the REMIC Pool .................    91
      Administrative Matters ........................    91
      Limitations on Deduction of Certain
         Expenses ...................................    91
      Taxation of Certain Foreign Investors .........    92
      Backup Withholding ............................    93
      Reporting Requirements ........................    93
   Federal Income Tax Consequences for
      Certificates as to Which No REMIC
      Election Is Made ..............................    95
      Standard Certificates .........................    95
      Stripped Certificates .........................    98
      Reporting Requirements and Backup
         Withholding ................................   101
      Taxation of Certain Foreign Investors .........   101
   STATE AND OTHER TAX CONSIDERATIONS                   102
   CERTAIN ERISA CONSIDERATIONS .....................   102
      General .......................................   102
      Plan Asset Regulations ........................   103
      Administrative Exemptions .....................   103

      Insurance Company General Accounts .........   103
      Unrelated Business Taxable Income;
         Residual Certificates ...................   104
   LEGAL INVESTMENT ..............................   104
   METHOD OF DISTRIBUTION ........................   106
   INCORPORATION OF CERTAIN
      INFORMATION BY REFERENCE ...................   107
   LEGAL MATTERS .................................   108
   FINANCIAL INFORMATION .........................   108
   RATING ........................................   108
   INDEX OF PRINCIPAL DEFINITIONS ................   109

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.


Title of Certificates.......   Mortgage pass-through certificates, issuable in
                               series.


Depositor...................   J.P. Morgan Chase Commercial Mortgage
                               Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.


Master Servicer.............   The master servicer, if any, for a series of
                               certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.


Special Servicer............   One or more special servicers, if any, for a
                               series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.


Trustee.....................   The trustee for each series of certificates
                               will be named in the related prospectus
                               supplement.


The Trust Assets............   Each series of certificates will represent in
                               the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:


A. Mortgage Assets..........   The mortgage assets with respect to each series
                               of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                o residential properties consisting of five or
                                  more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                o office buildings, shopping centers, retail
                                  stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                               If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                               As described in the related prospectus
                               supplement, a mortgage loan:

                                o may provide for no accrual of interest or for
                                  accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                o may provide for level payments to maturity or
                                  for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;


                                o may be fully amortizing or partially
                                  amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                                o may prohibit prepayments over its term or for
                                  a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                                o may provide for payments of principal,
                                  interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                               Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                               If specified in the related prospectus
                               supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                                o private mortgage participations, mortgage
                                  pass-through certificates or other
                                  mortgage-backed securities, or

                                o Certificates insured or guaranteed by any of
                                  the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                               Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.


B. Certificate Account......   Each trust fund will include one or more
                               certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts.
                               A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                               "Description of the Trust Funds--Certificate
                               Accounts" and "Description of the Pooling
                               Agreements--Certificate Account" in this prospectus.


C. Credit Support...........   If so provided in the related prospectus
                               supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                               Factors--Credit Support May Not Cover Losses,"
                               "Description of the Trust Funds--Credit Support" and "Description of Credit Support" in this prospectus.


D. Cash Flow Agreements.....   If so provided in the related prospectus
                               supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                               "Description of the Trust Funds--Cash Flow
                               Agreements" in this prospectus.


Description of
 Certificates................  We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                               As described in the related prospectus
                               supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                o are senior or subordinate to one or more
                                  other classes of certificates in entitlement to certain distributions on the certificates;


                                o are principal-only certificates entitled to
                                  distributions of principal, with
                                  disproportionately small, nominal or no
                                  distributions of interest;

                                o are interest-only certificates entitled to
                                  distributions of interest, with
                                  disproportionately small, nominal or no
                                  distributions of principal;

                                o provide for distributions of interest on, or
                                  principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                o provide for distributions of principal of the
                                  certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                o provide for controlled distributions of
                                  principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                o provide for distributions based on
                                  collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                               Each class of certificates, other than
                               interest-only certificates and residual
                               certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                               The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.


Distributions of Interest
 on the Certificates........   Interest on each class of offered certificates,
                               other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                               Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May
                               Affect Your Yield"; "Special Yield
                               Considerations," "Yield and Maturity
                               Considerations" and "Description of the
                               Certificates--Distributions of Interest on the
                               Certificates" in this prospectus.

Distributions of Principal
 of the Certificates........   Each class of certificates of each series,
                               other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                               Distributions of principal with respect to one or more classes of certificates may:

                                o be made at a rate that is faster, and, in
                                  some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                o or may be made at a rate that is slower, and,
                                  in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                o not commence until the occurrence of certain
                                  events, such as the retirement of one or more other classes of certificates of the same series;

                                o be made, subject to certain limitations,
                                  based on a specified principal payment
                                  schedule resulting in a controlled
                                  amortization class of certificates; or

                                o be contingent on the specified principal
                                  payment schedule for a controlled
                                  amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                               Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.


Advances....................   If provided in the related prospectus
                               supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus.


Termination.................   If so specified in the related prospectus
                               supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.


Registration of Book-Entry
 Certificates...............   If so provided in the related prospectus
                               supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                               Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk
                               Factors--Book-Entry System for Certain Classes
                               May Decrease Liquidity and Delay Payment" and
                               "Description of the Certificates--Book-Entry
                               Registration and Definitive Certificates" in this prospectus.


Certain Federal Income Tax
 Consequences...............   The federal income tax consequences to
                               certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "Certain Federal Income Tax
                               Consequences" in this prospectus.

Certain ERISA
 Considerations..............  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.


Legal Investment............   The applicable prospectus supplement will
                               specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See "Legal
                               Investment" in this prospectus and in the related prospectus supplement.


Rating......................   At their dates of issuance, each class of
                               offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                               "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.


YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS


     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.


     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.


     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:


     o    The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.


     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.


     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.


RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o    principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.


COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws and rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.


CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Gurantee Payment and Do Not Address Prepayment Risk," "Description of the Certificates" and "Description of Credit Support" in this prospectus.


ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.


HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.


POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o    operating the properties;

     o    providing building services;

     o    establishing and implementing the rental structure;

          o    managing operating expenses;

          o    responding to changes in the local market; and

          o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.


RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.


IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.



LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.


PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o    fire;

     o    lightning;

     o    explosion;

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC

Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.


BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;


     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of:

     1.   various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3.   a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.


MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.


     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of


     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to


     o    the Value of the related Mortgaged Property.


     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus


     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and


     (b) the greater the cushion provided to the lender against loss on liquidation following a default.


     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on


     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),


     o the cost replacement method which calculates the cost of replacing the property at that date,


     o the income capitalization method which projects value based upon the property's projected net cash flow, or


     o upon a selection from or interpolation of the values derived from those methods.


     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.


     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,


     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and


     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.


     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.


MBS


     MBS may include:


     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or



     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.


     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.


     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.


     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.


                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o    the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o    the quality of management of the Mortgaged Properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment,

     o    the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o    by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.


     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.


     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:


     1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,


     2.   Excess Funds, or


     3.   any other amounts described in the related prospectus supplement.


     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.


     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.


     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR


     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                                USE OF PROCEEDS


     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3. an amount or amounts specified in the applicable prospective supplement.


     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.


TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.


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

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.


                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.


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

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.   applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of)

Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.


SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.


CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;


     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;


     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and


     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.


     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:


     1. to make distributions to the certificateholders on each distribution date;


     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;


     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;


     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;


     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting a foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.


EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default. For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.


AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1.   to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose specified in the related prospectus supplement;

     provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.


     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.


     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.


GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.


PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in


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one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans


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current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.


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     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents


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and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the


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lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an


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automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o    may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the


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courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if full observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit


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the enforcement of due-on-sale clauses by providing among other matters, that
"due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be


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

construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.


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

AMERICANS WITH DISABILITIES ACT


     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS


     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.


     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.


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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES


GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming:

     1.   the making of an election,

     2.   compliance with the Pooling Agreement, and

     3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.


STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in


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the same proportion that the assets of the REMIC Pool would be treated as
"loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860(G)(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860(L)(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


QUALIFICATION AS A REMIC


     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.


     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:


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

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o    a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is


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

issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.


Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest,


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

in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity


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

of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.   the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.   the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.


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

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.


Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.


Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

          (a)  one or more "qualified floating rates,"

          (b)  a single fixed rate and one or more qualified floating rates,

          (c)  a single "objective rate," or

          (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is


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

subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage


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

loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.


Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.


Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the


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

Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.


Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.


Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any


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

original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss


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

with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES


Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.   all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest


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

and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by that Residual Certificateholder for those periods in accordance with generally accepted accounting principles. You should consult your own accountant concerning the accounting treatment of your investment in Residual Certificates.


Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible


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

acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and you should consult your own tax advisors in this regard.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.


Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated


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above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. Section 593 institutions ("thrift institutions") are not permitted to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.


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

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.


Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural


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

          areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
          Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not


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

continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,
(3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1),
(2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.


     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of


     (i) the present value of any consideration given to the transferee to acquire the interest;


     (ii) the present value of the expected future distributions on the interest; and


     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.


     For purposes of the these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.


     The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.


     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.


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

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL


Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.   the disposition of a qualified mortgage other than for:

          (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

          (b)  foreclosure, default or imminent default of a qualified mortgage,

          (c)  bankruptcy or insolvency of the REMIC Pool, or

          (d)  a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.


Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     1.   during the three months following the Startup Day,

     2.   made to a qualified reserve fund by a Residual Certificateholder,

     3.   in the nature of a guarantee,

     4.   made to facilitate a qualified liquidation or clean-up call, and

     5.   as otherwise permitted in Treasury regulations yet to be issued.


Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from


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

foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS


Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.


Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts


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distributed to Residual Certificateholders may qualify as "portfolio interest,"
subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.


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     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.


     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, See "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.


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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning


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          of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860(L)(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual


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methods described there will not apply and it is unclear whether a Prepayment
Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the


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sale of a Standard Certificate will be treated as ordinary income (1) if a
Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
          Certificates--Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--
Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage


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Pool containing variable-rate mortgage loans, in the opinion of Cadwalader,
Wickersham & Taft or Sidley Austin Brown & Wood LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.


     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.


Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable


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to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of


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     1.   one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.


                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                         CERTAIN ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is a sponsor maintaining or contributing to the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.


PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.


INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.


                             METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;


     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9280. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS




                                                  PAGE
                                                 -----
1998 Policy Statement ........................    106
401(c) Regulations ...........................    104
Accrual Certificates .........................     36
Accrued Certificate Interest .................     36
ADA ..........................................     70
Amendments ...................................    103
ARM Loans ....................................     24
Available Distribution Amount ................     36
Bankruptcy Code ..............................     61
Book-Entry Certificates ......................     35
Cash Flow Agreement ..........................     27
CERCLA .......................................     66
Certificate Owner ............................     42
certificateholder ............................     71
Code .........................................     40
Cooperatives .................................     21
CPR ..........................................     30
Debt Service Coverage Ratio ..................     22
defective obligation .........................     73
Definitive Certificates ......................     35
Depositor ....................................     21
Determination Date ...........................     27
Direct Participants ..........................     41
Disqualified Organization ....................     86
Distribution Date Statement ..................     39
DOL ..........................................    103
DTC ..........................................     35
Due Dates ....................................     24
Due Period ...................................     27
EDGAR ........................................    108
electing large partnership ...................     87
Equity Participation .........................     24
Excess Funds .................................     33
excess inclusion .............................     85
excess servicing .............................     97
Exemptions ...................................    103
FAMC .........................................     25
FHLMC ........................................     25
FNMA .........................................     25
foreclosure ..................................     63
Garn Act .....................................     67
GNMA .........................................     25
holder .......................................     71
Indirect Participants ........................     41
Insurance and Condemnation Proceeds ..........     47
L/C Bank .....................................     57
Liquidation Proceeds .........................     47
Loan-to-Value Ratio ..........................     23

                                           PAGE
                                          -----
Lock-out Date .........................     24
Lock-out Period .......................     24
market discount .......................     79
MBS ...................................     21
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
Mortgage Asset Seller .................     21
Mortgage Notes ........................     21
Mortgaged Properties ..................     21
Mortgages .............................     21
mortgages .............................     58
NCUA ..................................    105
Net Leases ............................     23
Net Operating Income ..................     22
Non-SMMEA Certificates ................    104
Non-U.S. Person .......................     92
Nonrecoverable Advance ................     38
OCC ...................................    105
OID Regulations .......................     75
OTS ...................................    106
Participants ..........................     41
Parties in Interest ...................    102
Pass-Through Entity ...................     87
Permitted Investments .................     46
Plans .................................    102
Pooling Agreement .....................     43
prepayment ............................     30
Prepayment Assumption .................     76
prepayment collar .....................     30
Prepayment Interest Shortfall .........     28
Prepayment Premium ....................     24
Random Lot Certificates ...............     75
Record Date ...........................     36
Reform Act ............................     74
Registration Statement ................    108
Regular Certificateholder .............     74
Regular Certificates ..................     71
Related Proceeds ......................     38
Relief Act ............................     69
REMIC .................................      7
REMIC Certificates ....................     71
REMIC Pool ............................     71
REMIC Regulations .....................     71
REO Property ..........................     46
Residual Certificateholders ...........     82
Residual Certificates .................     36
Securities Act ........................    107
Senior Certificates ...................     35

                                        PAGE
                                       -----
Servicing Standard .................     45
SMMEA ..............................    104
SPA ................................     30
Standard Certificateholder .........     95
Standard Certificates ..............     95
Startup Day ........................     72
Stripped Certificateholder .........    100
Stripped Certificates ..............     98
Sub-Servicing Agreement ............     46
Subordinate Certificates ...........     35
thrift institutions ................     85
Title V ............................     68
Treasury ...........................     71
U.S. Person ........................     89
Value ..............................     23
Warranting Party ...................     44

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

     The attached diskette contains a Microsoft Excel1, Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2002-C3.xls." It provides, in electronic format, (i) certain statistical information that appears under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A and Annex B to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from information under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

--------

(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

===============================================================================

     YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                       --------------------------------

                               TABLE OF CONTENTS



                              PROSPECTUS SUPPLEMENT
Summary of Certificates ................................................   S-6
Summary of Terms .......................................................   S-7
Risk Factors ...........................................................  S-24
Description of the Mortgage Pool .......................................  S-48
Description of the Certificates ........................................  S-89
Servicing of the Mortgage Loans ........................................ S-117
Yield and Maturity Considerations ...................................... S-135
Certain Federal Income Tax Consequences ................................ S-142
Method of Distribution ................................................. S-144
Legal Matters .......................................................... S-145
Ratings ................................................................ S-145
Legal Investment ....................................................... S-145
ERISA Considerations ................................................... S-146
Index of Principal Definitions ......................................... S-149

                                   PROSPECTUS

Summary of Prospectus ..................................................     1
Risk Factors ...........................................................     9
Description of the Trust Funds .........................................    21
Yield and Maturity Considerations ......................................    27
The Depositor ..........................................................    34
Use of Proceeds ........................................................    34
Description of the Certificates ........................................    35
Description of the Pooling Agreements ..................................    43
Description of Credit Support ..........................................    56
Certain Legal Aspects of Mortgage Loans ................................    58
Certain Federal Income TaxConsequences .................................    71
State and Other Tax Considerations .....................................   102
Certain ERISA Considerations ...........................................   102
Legal Investments ......................................................   104
Method of Distribution .................................................   106
Incorporation of Certain Information by Reference ......................   107
Legal Matters ..........................................................   108
Financial Information ..................................................   108
Rating .................................................................   108
Index of Principal Definitions .........................................   109

      DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT
AND PROSPECTUS UNTIL MARCH   , 2003.

===============================================================================



===============================================================================
                                   648,438,000
                                  (APPROXIMATE)


         [J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. LOGO]



                               J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                                SECURITIES CORP.




                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-C3




Class A-1 Certificates                                     $182,200,000
Class A-2 Certificates                                     $395,432,000
Class B Certificates                                       $ 27,950,000
Class C Certificates                                       $  9,316,000
Class D Certificates                                       $ 24,224,000
Class E Certificates                                       $  9,316,000




               ------------------------------------------------

                             PROSPECTUS SUPPLEMENT

               ------------------------------------------------




                                    JPMORGAN
                             ABN AMRO INCORPORATED
                               CIBC WORLD MARKETS
                              MERRILL LYNCH & CO.
                              WACHOVIA SECURITIES







                                DECEMBER 18, 2002

===============================================================================